Exhibit 4.1

STANDARD INDENTURE TERMS

with respect to

PROTECTIVE LIFE SECURED TRUSTS

Secured Medium-Term Notes and InterNotes®

Dated as of July 21, 2005

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EXHIBITS

Exhibit A-1	Form of Retail Global Note
Exhibit A-2	Form of Institutional Global Note
Exhibit A-3	Form of Definitive Note

Reconciliation and tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”)
and Indenture

Trust Indenture Act Section	Indenture Section

§310(a)	7.11
(b)	7.11
§311(a)	7.08
§312(a)	3.13
(b)	3.13
(c)	3.13
§313(a)	3.13
(b)	3.13
(c)	3.13
(d)	3.13
§314(a)	3.10
(b)	3.10
(c)	3.10
(d)	3.10
(e)	1.03, 3.10
§315(c)	7.01
§316(a)(1) (A)	6.02, 6.12
(a)(1)(B)	6.13
(b)	6.08
(c)	1.04
§317(a)(1)	6.03
(a)(2)	6.04
(b)	3.03
§318(a)	1.15
(c)	1.15

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained herein.

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STANDARD INDENTURE TERMS

This document constitutes the Standard Indenture Terms dated as of July 21, 2005, which are incorporated by reference in one or more Indentures (included in Section E of the Omnibus Instrument, as defined below), by and among a Protective Life Secured Trust and the Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent for such Trust, in connection with the Program (all as defined herein).

These Standard Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, an Indenture.

The following terms and provisions shall govern the Notes subject to contrary terms and provisions expressly adopted in any Indenture, any supplemental indenture or the Notes, which contrary terms shall be controlling.

ARTICLE 1

Definitions and Other Provisions of General Application

SECTION 1.01.  Definitions.  For all purposes of this Indenture, of all indentures supplemental hereto and of all Notes issued hereunder or thereunder, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the terms defined in this Indenture have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(b)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation in the United States;

(c)                                  the word “including” shall be construed to be followed by the words “without limitation”;

(d)                                 Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto; and

(e)                                  the words “hereby”, “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Exhibit or other subdivision.

(f)                                    References herein to Articles, Sections, Exhibits and Schedules shall, refer respectively to Articles, Sections, Exhibits and Schedules of these Standard Indenture Terms, unless otherwise expressly provided.

“Act”, with respect to any Holder, has the meaning set forth in Section 1.04.

“Additional Amounts”  means additional amounts which are required hereby to be paid by the Trust to Holders pursuant to Section 3.18 or additional amounts which are required pursuant to the Funding Agreement, under circumstances specified therein, to be paid by Protective Life to the Funding Agreement Holder, to compensate for any withholding or deduction for or on the account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such Note or Funding Agreement, as applicable, by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder or the Funding Agreement Holder, will equal the amount that would have been received under such Note or Funding Agreement, had no such deduction or withholding been required.

“Administrative Services Agreement” means that certain Administrative Services Agreement, dated as of the date specified in the Omnibus Instrument, by and between Wilmington, on behalf on the Trust and the Administrator, as the same may be amended, modified or supplemented from time to time.

“Administrator” means, unless otherwise specified in this Indenture, AMACAR Pacific Corp. in its capacity as Administrator pursuant to the Administrative Services Agreement, and shall also include its permitted successors and assigns as Administrator thereunder.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person and, in the case of an individual, any spouse or other member of that individual’s immediate family. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means any of the Registrar, Transfer Agent, Paying Agent or Calculation Agent.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a business day in the place of publication, whether or not published on days that are not business days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and, in each case, on any day that is a business day in the place of publication.

“Authorized Signatories” mean Responsible Officers authorized to execute documents on behalf of the Trust.

“Banking Day”  means a day (other than a Saturday or Sunday) on which commercial banks are generally open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the specified office of the Paying Agent or, as the case may be, the Registrar, is located.

“Business Day” means (i) for any Note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York, (ii) for purposes of interest determination dates for LIBOR Notes only, any day on which dealings in deposits in U.S. Dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, (iii) for Notes that have a Specified Currency other than U.S. Dollars only, and other than Notes denominated in euros, any day that, in the Principal Financial Center of the country of the Specified Currency, is not a day on which banking institutions generally are authorized or obligated by law to close, and (iv) for Notes that have euros as the Specified Currency, a day on which the TARGET System is open.

“Calculation Agent” means, in relation to the Notes, the institution appointed as calculation agent for the purposes of the Notes and named as such in the relevant Pricing Supplement.  For such purpose, the Paying Agent accepts its appointment as such pursuant to Section 7.16.

“Clearing System” means DTC and any other Clearing System specified in the relevant Pricing Supplement.

“Code” means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

“Collateral” means, with respect to the Notes, the right, title and interest of the Trust in and to (i) the Funding Agreements held in the Trust, (ii) all proceeds of the Funding Agreement and all amounts and instruments on deposit from time to time in the Trust’s Collection Account, (iii) all books and records pertaining to the Funding Agreement(s), and (iv) all rights of the Trust pertaining to the foregoing.

“Collection Account” means an account with the Indenture Trustee in the name of the Trust or such other account with a depositary institution that is rated at least  AA- or Aa3 by a nationally recognized statistical rating organization as may be designated by Wilmington or the Administrator, which account shall be segregated from other accounts held by the Indenture Trustee or such other depositary institution.

“Commission” means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

“Contingent Obligation” means, as applied to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) under any letter of credit issued for the account of or for which that Person is otherwise liable for reimbursement thereof, (iii) under agreements providing for the hedging or limitation of interest rate or currency risk, (iv) under any performance bond or other surety arrangement, (v) under any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, or (vi) for the obligations of another through any agreement (contingent or otherwise).

“Corporate Trust Office” means the office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee shall, at any particular time, be principally administered, which office at the date of this Indenture is located as indicated in Section 1.05.

“Dealer” means the dealers identified in the Distribution Agreement or the agents identified in the Selling Agent Agreement, as applicable.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.09.

“Definitive Note” means a Note in certificated and registered form.

“Depositary” means the Person designated as Depositary by the Trust pursuant to this Indenture, which Person, if required by any applicable law, regulation or exchange requirement, must be a clearing agency registered under the Securities Exchange Act and, if so provided with respect to any Note, any successor to such Person.  Initially, the “Depositary” shall be DTC.

“Distribution Agreement” means that certain Distribution Agreement, dated as of the date specified in the Omnibus Instrument, by and among the Trust, Protective Life and the dealers named therein relating to the issuance and sale of the Notes under the Trust’s Secured Medium-Term Note Program, as the same may be amended, modified or supplemented.

“Dollars”, “$”, “U.S. $” and “U.S. Dollars” mean such coin or currency of the United States as at the time shall be legal tender for the payment of public or private debts.

“DTC” means The Depository Trust Company, and its successors and assigns.

“Event of Default” has the meaning set forth in Section 6.01.

“Expense and Indemnity Agreement” means that certain Expense and Indemnity Agreement, dated as of the date specified in the Omnibus Instrument, by and among Protective Life and each of Wilmington, on behalf of the Trust and itself, the Indenture Trustee, and the Administrator and any service provider that may become a party to such agreement from time to time, as the same may be amended, modified or supplemented from time to time.

“European Union Directive” means any law, regulation, directive or any interpretation by the European Union or a member nation of the European Union which requires the withholding or deduction of any amounts payable under the Notes or the Funding Agreement.

“Funding Agreement” means that certain funding agreement (or funding agreements), entered into by and between Protective Life and the Trust and subsequently pledged and collaterally assigned to the Indenture Trustee for the benefit of the holders of the Notes, as it may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

“Funding Agreement Holder”  means the holder of the Funding Agreement specified as such in the Funding Agreement.

“Global Note” means a Note issued in book-entry and registered form.

“Holder” means the Person in whose name such Note is registered in the Register.

“Indebtedness” means, as applied to any Person, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingent or otherwise, or in respect of which such Person otherwise assures a creditor against loss (excluding trade accounts payable and accrued expenses arising in the ordinary course of business as determined in good faith by such Person), (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) obligations evidenced by bonds, notes, debentures or similar instruments of such Person, and notes payable by such Person and drafts accepted by such Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) the face amount of all drafts drawn thereunder, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

“Indenture” means that certain Indenture, dated as of the date specified in the Omnibus Instrument, by and between the Indenture Trustee and the Trust, as amended or supplemented from time to time which incorporates by reference these Standard Indenture Terms, and shall include the terms of the Notes established as contemplated hereunder and thereunder.

“Indenture Trustee” means, unless otherwise specified in this Indenture, The Bank of New York and, subject to the provisions of Article 7 hereof, shall also include its successors and assigns as Indenture Trustee hereunder.

“Interest Payment Date” means, with respect to the Notes, each date on which interest is paid to the Holders of the Notes as specified in this Indenture.

“Investment Company Act” means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Issuance Date” means the original date of issuance of the Notes.

“LIBOR Notes” means Notes that bear interest based on LIBOR (as defined in the Notes).

“License Agreement” means that certain License Agreement between Wilmington, on behalf of the Trust and Protective Life Corporation, dated as of the date specified in the Omnibus Instrument, as the same may be amended, modified or supplemented from time to time.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

“Maturity Date” means, with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity Date thereof or by declaration of acceleration or otherwise.

“Nonrecourse Parties” has the meaning set forth in Section 9.01.

“Note” means any note designated in this Indenture and authenticated and delivered under this Indenture, which is in registered form and may be represented by a Global Note or a Definitive Note, and which shall be substantially in the forms attached as Exhibit A-1, Exhibit A-2 and Exhibit A-3, or in such other form agreed to by the Trust and the Indenture Trustee, and “Notes” means the secured notes of the Trust represented by such Note.

“Notice of Default” has the meaning set forth in Section 6.01.

“Office or Agency” means with respect to the Notes, an office or agency of the Trust, the Indenture Trustee, the Paying Agent or the Registrar, as the case may be, maintained or designated as the Place of Payment for such Notes pursuant to Section 3.04 or any other office or agency of the Trust, Indenture Trustee, Paying Agent or Registrar, as the case may be, maintained or designated for such Notes pursuant to Section 3.04.

“Omnibus Instrument” means the omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

“Opinion of Counsel” means a written opinion addressed to the Indenture Trustee (among other addressees) by legal counsel, who may be internal legal counsel to Protective Life, who may, except as otherwise expressly provided in this Indenture, be counsel for the Trust or Protective Life or other counsel and who shall be reasonably satisfactory to the Indenture Trustee.

“Outstanding” means, with respect to the Notes, as of any date of determination, all of the Notes theretofore authenticated and delivered under this Indenture or in one or more indentures supplemental hereto or thereto, except:

(i)                                     Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii)                                  Notes or portions thereof for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made;

(iii)                               Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

(iv)                              Notes alleged to have been destroyed, lost, stolen or mutilated and surrendered to the Indenture Trustee for which either replacement Notes have been issued or payment has been made as provided for in Section 2.08 unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

(v)                                 Notes represented by Global Notes to the extent that they shall have been duly exchanged for Definitive Notes pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

provided further, however, that in determining whether the Holders of the requisite percentage of the principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Trust or any Affiliate of the Trust shall be disregarded and deemed not to be Outstanding, except that in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee that the pledgee is entitled so to act with respect to such Notes and that the pledgee is not the Trust or any Affiliate of the Trust.

“Paying Agent” means, unless otherwise specified in this Indenture or a supplemental indenture, the Indenture Trustee, in its capacity as paying agent under this Indenture or its successors or assigns.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

“Place of Payment” means the place where the principal of, premium, if any, and interest on the Notes are payable which, unless otherwise specified in this Indenture, shall be the address specified in Section 1.05 for the Indenture Trustee.

“Pricing Supplement” means the Pricing Supplement as defined in the recitals of the Omnibus Instrument.

“Principal Financial Center” means, as applicable, the capital city of the country issuing the Specified Currency; provided, however, that with respect to United States Dollars, Australian dollars, Canadian dollars, and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto and Zurich, respectively.

“Proceeds” means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding Agreement, including without limitation all claims of the Trust against third parties for loss of, damage to or destruction of, or for proceeds payable under, a Funding Agreement, in each case whether now existing or hereafter arising.

“Program” means, the Secured Note Programs of the Protective Life Secured Trusts.

“Program Documents” means this Indenture, each Note, the Omnibus Instrument, the Trust Agreement, the Funding Agreement, the Distribution Agreement, the Selling Agent Agreement, the Administrative Services Agreement, the License Agreement and the Expense and Indemnity Agreement and any other documents or instruments entered into by, with respect to, or on behalf of, the Trust.

“Protective Life” means Protective Life Insurance Company, a Tennessee insurance company, or any successor thereto.

“Rating Agency” means any rating agency that has rated either the Program for the issuance of Notes as set forth in the Registration Statement or the Notes.

“Redemption Price” means the price at which the Notes are to be redeemed pursuant to Section 2.04, as set forth in the applicable Pricing Supplement or a supplemental indenture.

“Register” has the meaning set forth in Section 2.06.

“Registrar” means, unless otherwise specified in this Indenture or a supplemental indenture, the Indenture Trustee, in its capacity as registrar under this Indenture, or its successors or assigns.

“Registration Statement” means (a) a registration statement on Form S-3 or other appropriate form, including the prospectus, prospectus supplements and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed subsequent thereto under rules promulgated under the Securities Act, relating to the registration under the Securities Act of the Notes of the Trust and the Funding Agreement, (b) any preliminary prospectus or prospectus supplements thereto relating to the Notes of the Trust required to be filed pursuant to the Securities Act and any documents or filings incorporated therein by reference, and (c) a registration statement and such other documents, forms or filings as may be required by the Securities Act or the Trust Indenture Act, or other securities laws in each case relating to the  Notes of the Trust.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose in such Note or this Indenture.

“Relevant Financial Center” means such financial center or centers as may be specified in the relevant Pricing Supplement in relation to the relevant currency for the purposes of the definition of “Specified Business Day.”

“Relevant Purchasing Agent” means the lead purchasing agent (in a firm commitment offering of Notes) or lead selling agent (in a best efforts offering of Notes) appointed pursuant to the Distribution Agreement or the Selling Agent Agreement, as the case may be.

“Responsible Officer” means, with respect to the Indenture Trustee or Wilmington, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Indenture Trustee or Wilmington, as the case may be, customarily performing functions similar to those performed by any of the above designated officers, in each case within its corporate trust department (or any successor unit, department or division of the Indenture Trustee or Wilmington, as the case may be) and having direct responsibility for the administration of the Trust, or with respect to the Indenture Trustee, having direct responsibility for the administration of this Indenture and, for purposes of Section 7.01(c)(iii) and the proviso of Section 7.05, any other officer performing similar functions to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Secured Obligations” means the obligations of the Trust secured under the Notes and this Indenture, including (i) all principal of, premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Trust, whether or not allowed or allowable as a claim in any such proceeding) on such Notes or pursuant to this Indenture, (ii) all other amounts payable by the Trust hereunder or under such Notes including all Additional Amounts (if applicable) and all costs and expenses (including without limitation attorneys’ fees) incurred by the Indenture Trustee (to the extent not paid pursuant to the Expense and Indemnity Agreement) and (iii) any renewals or extensions of the foregoing.

“Securities Act” means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Selling Agent Agreement” means that certain Selling Agent Agreement, dated as of the date specified in the Omnibus Instrument, by and among the Trust, Protective Life and the agents named therein relating to the issuance and sale of the Notes under the Trust’s InterNotes® Program, as the same may be amended, modified or supplemented.

“Series of Notes” means the series of Notes issued by the Trust; and a Series of Notes may comprise Notes in more than one denomination.

“Special Record Date” means a date fixed by the Indenture Trustee pursuant to Section 2.09 for the payment of any Defaulted Interest on any Note.

“Specified Business Day” means a day (other than a Saturday or Sunday or a legal holiday) on which commercial banks and foreign exchange markets are generally open for business and settle payments in the Relevant Financial Center in respect of the Notes or, in relation to Notes payable in euro, a day on which the TARGET System is operating and, in either case, a day (other than a Saturday or Sunday) on which commercial banks are generally open for business and foreign exchange markets settle payments in any place specified in the relevant Pricing Supplement.

“Specified Currency” means the currency in which the Notes are denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty on establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender).

“Standard Indenture Terms” means this document, the Standard Indenture Terms.

“Stated Maturity Date” means, with respect to any Note, any installment of principal thereof or interest thereon, any premium thereon or any Additional Amounts with respect thereto, the date established by or pursuant to this Indenture or an applicable Note or supplemental indenture as the date on which the principal of such Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable; provided that in no event shall the Stated Maturity Date of any Note exceed thirty years after the Issuance Date of such Note.

“Sterling” means such coin or currency of the United Kingdom as at the time shall be legal tender for the payment of public or private debts.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

“Transfer Agent” means, unless otherwise specified in this Indenture or a supplemental indenture, the Indenture Trustee, in its capacity as transfer agent under this Indenture or its successors or assigns.

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department pursuant to the Code.

“Trust” means the Protective Life Secured Trust specified in the Omnibus Instrument, which shall be a statutory trust or a common law trust (as indicated in the Pricing Supplement), formed under the laws of the State of Delaware, in the case of a common law trust, acting by and through Wilmington and/or the Administrator, as the case may be, together with its permitted successors and assigns.

“Trust Agreement” means that certain Statutory Trust Agreement or Common Law Trust Agreement, as applicable, included in the Omnibus Instrument, declaring and establishing the Trust, as may be amended, modified or supplemented from time to time.

“Trust Beneficial Interest” has the meaning set forth in the Trust Agreement.

“Trust Beneficial Owner” means the beneficial owner of the Trust Beneficial Interest.

“Trust Certificate” means a certificate signed by one or more Responsible Officers of Wilmington on behalf of the Trust and delivered to the Indenture Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Trust Order” or “Trust Request” means a written statement, request or order of the Trust signed in its name by Wilmington and delivered to the Indenture Trustee.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, “UCC” shall mean the Uniform Commercial Code, as from time to time in effect in the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Wilmington” means, unless otherwise specified in this Indenture, Wilmington Trust Company, not in its individual capacity, but solely as Trustee under the Trust Agreement, and shall also include its permitted successors and assigns hereunder.

SECTION 1.02.  Compliance Certificates and Opinions.  Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

SECTION 1.03.  Form of Documents Delivered to Indenture Trustee.

(a)                                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any certificate or opinion of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Trust knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Trust stating that the information with respect to such factual matters is in the possession of the Trust, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.  Any certificate or opinion of the Trust or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of Protective Life or the Trust, unless the Trust knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which its certificate, statement or opinion is based are erroneous.

(c)                                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d)                                 Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Trust shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Trust to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to limit the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01.

(e)                                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall substantially include:

(i)                                     a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04.  Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Holder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holder in person or by one or more agents duly appointed in writing.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Indenture Trustee.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any meeting.  Proof of execution of any such instrument or of writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee, and the Trust, if made in the manner provided in this Section 1.04.  The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 10.06.  Without limiting the generality of this Section 1.04, unless otherwise provided in or pursuant to this Indenture, a Clearing System that is or whose nominee is a Holder of a Global Note may allow its accountholders who have beneficial interests in such Global Note credited to accounts with such Clearing System to direct such Clearing System in taking such action through such Clearing System’s standing instructions and customary practices.  The Clearing System shall report only one result of its solicitation of proxies to the Indenture Trustee.

(b)                                 Subject to Section 7.01, the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any other manner that the Indenture Trustee deems sufficient.

(c)                                  The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  Except as provided in subsection (f) below, if the Trust shall solicit from the Holders of Notes any Act referred to in Section 1.04(a), the Trust may, at its option, fix in advance a record date for the determination of Holders entitled to vote or consent in  connection with any such Act, but the Trust shall have no obligation to do so.  If such record date is fixed, such Act may be given after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such Act by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.  Nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trust shall cause notice of such record date and the proposed action by Holders to be given to the Indenture Trustee in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

(f)                                    The Indenture Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (i) any notice delivered pursuant to Section 6.01(d), (ii) any declaration of acceleration referred to in Section 6.02, (iii) any request to institute proceedings referred to in Section 6.07(b) or (iv) any direction referred to in Section 6.12.  If such a record date is fixed pursuant to this paragraph, the relevant action may be taken or given after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such action, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such action by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the  provisions of this Indenture not later than six months  after the record date.  Nothing in this paragraph shall be construed to prevent the Indenture Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Indenture Trustee shall cause notice of such record date and the proposed action by Holders to be given to the Trust in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

SECTION 1.05.  Notices.  Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent, the Trust and the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by fax, telex, or mailed, first-class mail or overnight courier, in each case postage prepaid, at the address specified in this Section 1.05 or at any other address previously furnished in writing.

Such notices shall be addressed

if to the Indenture Trustee, to:

The Bank of New York
101 Barclay Street
8th Floor East
New York, New York 10286
Facsimile: (212) 815-2850
Attention: Dealing and Trading

if to the Registrar, Transfer Agent, Paying Agent and Calculation Agent, to:

The Bank of New York
101 Barclay Street
8th Floor East
New York, New York 10286
Facsimile: (212) 815-2850
Attention: Dealing and Trading

if to the Trust, to:

Protective Life Secured Trust (followed by the number of the Trust designated in the Omnibus Instrument)
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Facsimile: (302) 636-4140
Attention: Corporate Trust Administration

if to the Rating Agencies, to:

Standard & Poor’s Rating Services
55 Water Street
33rd Floor
New York, New York 10041
Facsimile: (212) 438-5215
Attention: Capital Markets Group

Moody’s Investors Service, Inc.
Life Insurance Group
99 Church Street
New York, New York 10007
Facsimile: (212) 553-4805
Attention: Protective Life Secured Trusts

or at such other address previously furnished in writing by one party to the other.

SECTION 1.06.  Notice to Holders; Waiver.

(a)                                  Except as otherwise expressly provided in or pursuant to this Indenture, notices to Holders required under the Notes shall be sufficiently given upon the mailing by overnight courier or first-class mail (or equivalent), or (if posted to an overseas address) by airmail, postage prepaid, of such notices to each Holder of the Notes at their registered addresses as recorded in the Register.

(b)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  In any case, neither the failure to give such notice, nor any defect in any notice to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

(c)                                  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07.  Severability.  In case any provision in or obligation under this Indenture or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby to the fullest extent permitted under applicable law.

SECTION 1.08.  Successors and Assigns.  All covenants, stipulations, promises and agreements in this Indenture by the Trust shall bind its successors and assigns, whether so expressed or not.

SECTION 1.09.  Benefits of Indenture.  Nothing in this Indenture or in any Note, expressed or implied, shall give to any Person other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.10.  Language of Notices.  Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Trust so elects, any published notice may be in an official language of the country of publication.

SECTION 1.11.  Governing Law.

(a)                                  This Indenture and the Notes (unless otherwise specified in the Pricing Supplement) shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the Trust’s ownership of the Funding Agreements, the perfection of the Indenture Trustee’s security interest therein, or remedies under this Indenture in respect thereof may be governed by laws of a jurisdiction other than the State of New York.

(b)                                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE TRUST, THE ASSETS OF THE TRUST, THE INDENTURE TRUSTEE, REGISTRAR, TRANSFER AGENT OR PAYING AGENT OR ANY OTHER AGENT, ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY NOTE OR ANY PORTION OF THE COLLATERAL MAY BE BROUGHT IN A UNITED STATES FEDERAL COURT LOCATED IN NEW YORK CITY, THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS INDENTURE EACH OF THE TRUST, THE INDENTURE TRUSTEE,  THE REGISTRAR, THE TRANSFER AGENT, THE PAYING AGENT, AND ANY OTHER AGENT, (IN SUCH CAPACITIES) ACCEPT  (AND WITH RESPECT TO THE TRUST, IN CONNECTION WITH ITS PROPERTY ACCEPTS), GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURT AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS INDENTURE, ANY NOTE OR ANY PORTION OF THE COLLATERAL.

SECTION 1.12.  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS INDENTURE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE NOTES OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.  The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into this Indenture, and that such party will continue to rely on the waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS

INDENTURE OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS INDENTURE.  In the event of litigation, this Indenture may be filed as a written consent to a trial by the court.

SECTION 1.13.  Counterparts.  This Indenture and any amendments, waivers, consents or supplements hereto or thereto, may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Indenture shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 1.14.  Third Party Beneficiaries.  This Indenture will inure to the benefit of and be binding upon the parties hereto, and Wilmington and their respective successors and permitted assigns.

SECTION 1.15.  Conflict with Trust Indenture Act.  If any provision of this Indenture limits, qualifies or conflicts with any duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

ARTICLE 2

The Notes

SECTION 2.01.  Forms Generally.

(a)                                  The Notes constitute direct, unconditional, unsubordinated and secured non-recourse obligations of the Trust and rank equally among themselves.  The Notes shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 attached hereto, as applicable, or in such other form as may be agreed to by the Trust and the Indenture Trustee, in each case with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture or as may in the Trust’s judgment be necessary, appropriate or convenient to permit such Notes to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which such Notes may be listed, or as may, consistently herewith, be determined by the Trust (based conclusively on the advice of counsel) as evidenced by its execution thereof.  Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

(b)                                 The terms and provisions contained in the Notes shall constitute, and are hereby expressly made a part of this Indenture, and, to the extent applicable, the Indenture Trustee, by its execution and delivery of this Indenture, and the Trust by its execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby.

(c)                                  Except as described in this Section 2.01(c), no Global Note evidencing any of the Notes and deposited with or on behalf of any Clearing System shall be exchangeable for Definitive Notes.  Subject to the foregoing sentence, if (i) such Clearing System notifies the Trust that it is unwilling or unable to continue as Depositary or the Trust becomes aware that the

Clearing System has ceased to be a clearing agency registered under the Securities Exchange Act and in any such case the Trust fails to appoint a successor depositary within ninety (90) days, (ii) an Event of Default shall have occurred and is continuing with respect to the Notes or (iii) the Trust shall have decided in its sole discretion that the Notes should no longer be evidenced solely by one or more Global Notes, then, pursuant to written instructions by the Trust to the Indenture Trustee (in the case of clause (i)), or upon written request of the Holder (or accountholder of such Clearing System with an interest in the Notes) (in the case of clause (ii)), or pursuant to written instructions by the Trust to the Indenture Trustee and Clearing System (in the case of clause (iii)):

(A)                              with respect to each Global Note evidencing such Notes, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver Definitive Notes in authorized denominations in exchange for the Global Note, in an aggregate principal amount equal to the Outstanding principal amount of the related Global Note.  Upon the exchange of the Global Note for the Definitive Notes, such Global Note shall be cancelled by the Registrar.  Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01(c) shall be registered in the Register in such names and in such denominations as the Clearing System for such Global Note, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee, serving as custodian, on behalf of the nominee of the Depositary, of the Global Note.  The Indenture Trustee shall immediately provide the information to the Registrar.  Immediately after the authentication of the Definitive Notes by the Indenture Trustee, the Indenture Trustee shall deliver such Definitive Notes to the Holders of such Notes;

(B)                                if Definitive Notes are issued in exchange for any portion of a Global Note after the close of business at the Office or Agency for such Note where such exchange occurs on (1) any Regular Record Date for such Notes and before the opening of business at such Office or Agency on the next Interest Payment Date, or (2) any Special Record Date for such Notes and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Definitive Notes, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Note shall be payable in accordance with the provisions of this Indenture; and

(C)                                if for any reason Definitive Notes are not issued, authenticated and delivered to the Holders in accordance with paragraph (A) of this Section 2.01(c), then:

(1)                                  the Clearing System or its successors may provide to each of its accountholders a statement of such accountholder’s interest in the Notes evidenced by each Global Note held by such Clearing System or its successors, together with a copy of such Global Note; and

(2)                                  subject to the limitations on individual Holder action contained in the Notes or this Indenture, each such accountholder or its successors and assigns (x) shall have a claim, directly against the Trust, for the payment of any amount due or to become due in respect of such accountholder’s interest in the Notes evidenced by such Global Note, and shall be empowered to bring any claim, to the extent of such accountholder’s interest in the Notes evidenced by such Global Note and to the exclusion of such Clearing System or its successors, that as a matter of law could be brought by the Holder of such Global Note and the Person in whose name the Notes are registered and (y) may, without the consent and to the exclusion of such Clearing System or its successors, file any claim, take any action or institute any proceeding, directly against the Trust, to compel the payment of such amount or enforce any such rights, as fully as though the interest of such accountholder in the Notes evidenced by such Global Note were evidenced by a Definitive Note in such accountholder’s actual possession and as if an amount of Notes equal to such accountholder’s stated interest were registered in such accountholder’s name and without the need to produce such Global Note in its original form.

Notwithstanding anything in this paragraph (C) to the contrary, the Indenture Trustee shall not be required to recognize any accountholder or any of its successors and assigns referred to in said paragraph as a Holder for any purpose of this Indenture or the Notes and shall be entitled to treat the Person in whose name the Global Note is registered as a Holder for all purposes of this Indenture and the Notes until Definitive Notes are issued to and registered in the names of such accountholders or their successors and assigns.

The account records of any Clearing System or its successor shall, in the absence of manifest error, be conclusive evidence of the identity of each accountholder that has any interest in the Notes evidenced by the Global Note held by such Clearing System or its successor and the amount of such interest. Definitive Notes shall be issued only in denominations as specified in the relevant Pricing Supplement.

(d)                                 Subject to the other provisions of this Indenture, if any Global Note is exchanged for Definitive Notes, then:

(i)                                     the Trust, the Indenture Trustee and any Paying Agent will have the right to treat each Holder of Definitive Notes as the Person exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Notes, and otherwise to exercise all the rights and powers with respect to any Note (subject to the record date provisions hereof and of the Notes); and

(ii)                                  the obligation of the Trust to make payments of principal, premium, if any, interest and other amounts with respect to the relevant Notes shall be discharged at the time payment in the appropriate amount is made in accordance with this Indenture to each Holder.

SECTION 2.02.  No Limitation on Aggregate Principal Amount of Notes.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  Unless otherwise specified in the applicable Pricing Supplement, Notes shall be issued in denominations of $1,000 and any larger amount that is a multiple of $1,000; the authorized denominations of Notes that have a Specified Currency other than U.S. Dollars will be the approximate equivalent in such Specified Currency.  The specific terms and conditions of each Series of Notes shall be set out in a Pricing Supplement and, if applicable, a supplemental indenture entered into pursuant to Section 8.01(h) of this Indenture.

SECTION 2.03.  Listing.  If specified in the Pricing Supplement, the Notes will be listed on the securities exchange set forth in such Pricing Supplement.

SECTION 2.04.  Redemption.

(a)                                  Except as otherwise provided in the Pricing Supplement or a supplemental indenture and the Notes or in Section 6.02, the Trust will redeem the Notes only if Protective Life redeems the Funding Agreement securing such Notes in an amount equal to the amount of the related Notes to be redeemed whether in accordance with the terms of this Indenture or the Pricing Supplement, and the Trust will not redeem the Notes if Protective Life does not redeem the Funding Agreement(s) securing such Notes in an amount equal to the amount of the Notes to be redeemed in accordance herewith.  Unless otherwise specified in the relevant Pricing Supplement or a supplemental indenture and the Notes, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date of the Notes.

(b)                                 If, but only if, specified in the Pricing Supplement or a supplemental indenture and the Notes, such Notes will be repayable at the option of the Holders thereof in accordance with the repayment provisions included in the Pricing Supplement or supplemental indenture and the Notes.

(c)                                  In connection with the redemption by the Trust of the Notes under Section 2.04(a) hereunder, the Trust will give written notice to the Holders in accordance with Section 1.06 hereunder not less than thirty (30) days and no more than seventy-five (75) days prior to the date set for such redemption.  All notices of redemption shall state:

(i)                                     the redemption date;

(ii)                                  the Redemption Price or, if not then ascertainable, the manner of calculation thereof;

(iii)                               that on the redemption date the Redemption Price will become due and payable on the Notes to be redeemed and that interest thereon will cease to accrue on and after said date; and

(iv)                              the place or places where the Notes to be redeemed are to be surrendered for payment of the Redemption Price.

(d)                                 Prior to any redemption date, the Trust shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price of and (except if the redemption date shall be an Interest Payment Date) accrued and unpaid interest on, all Notes which are to be redeemed on that date.

(e)                                  Upon notice of redemption having been given pursuant to Section 2.04(c) hereunder, the Notes to be so redeemed shall, on the redemption date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Trust shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear or accrue any interest.  Upon surrender of the Notes for redemption in accordance with said notice, such Notes shall be paid by the Trust at the Redemption Price, together with any accrued but unpaid interest to, but not including the redemption date provided that, installments of interest whose Stated Maturity Date is on or prior to the redemption date will be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.09.

(f)                                    The election of the Trust to redeem any Notes shall be evidenced by a Trust Certificate.  In case of any redemption at the election of the Trust, the Trust shall, at least forty-five (45) days prior to the redemption date fixed by the Trust (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee of such redemption date, and of the principal amount of Notes to be redeemed.  In the case of any redemption of Notes (a) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (b) pursuant to an election of the Trust which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Trust shall furnish the Indenture Trustee with a Trust Certificate evidencing compliance with such restriction or condition.

(g)                                 If less than all of the Notes are to be redeemed (unless such redemption affects only a single Note), the particular Notes to be redeemed shall be selected not more than seventy-five (75) days prior to the redemption date by the Indenture Trustee, from the Outstanding Notes not previously called for redemption, by lot or, if the particular Notes to be redeemed are not issued in book-entry form, in its discretion, on a pro rata basis, in accordance with the customary procedures of the Indenture Trustee; provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

The Indenture Trustee shall promptly notify the Trust in writing of the Notes selected for redemption as aforesaid and, in the case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

(h)                                 Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Trust or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trust and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Trust shall execute, and the Indenture Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 2.05.  Execution, Authentication and Delivery Generally.

(a)                                  Upon the execution of any Distribution Agreement or Selling Agent Agreement (if the Dealers agree to purchase the Notes on a principal basis), the acceptance of an offer to purchase Notes solicited by a Dealer on an agency basis, or the acceptance of a direct offer of Notes for sale by the Trust, the Trust shall, as soon as practicable but in any event (unless otherwise agreed by the parties), not later than 1:00 p.m. (New York time) on the second Banking Day prior to the proposed Issuance Date:

(i)                                     confirm by fax to the Indenture Trustee, the Paying Agent and the Registrar, all such information as the Indenture Trustee, the Paying Agent or the Registrar may reasonably require to carry out their respective functions under this Indenture, including, in particular, the settlement and payment procedures that will apply to the Notes and, if applicable, the account of the Trust to which payment should be made;

(ii)                                  deliver a copy, of the Pricing Supplement or duly executed supplemental indenture to the Indenture Trustee, the Paying Agent and the Registrar; and

(iii)                               unless a Global Note is to be used and the Trust shall have provided such document to the Registrar, ensure that there is delivered to the Registrar a stock of Definitive Notes (in unauthenticated form and with the names of the registered Holders left blank but executed on behalf of the Trust and otherwise complete) in relation to the Notes.

(b)                                 The Trust will deliver to the Indenture Trustee on the Issuance Date for the Series of Notes a duly executed original of the Funding Agreement and Trust Agreement (unless previously delivered) and all documentation relating to the foregoing for the Notes.

(c)                                  The Registrar shall, having been advised in accordance with Section 2.05(a) on behalf of the Trust, on which securities exchange, if any, the Notes are to be listed, deliver a copy of the Pricing Supplement or supplemental indenture in relation to the Notes to such exchange or the relevant listing agent for such exchange as soon as practicable but in any event no later than two (2) Specified Business Days prior to the proposed Issuance Date therefor.

(d)                                 Having received from the Trust the documents referred to in Section 2.05(a) and (b) (to the extent applicable) (such documents constituting for all purposes of this Indenture a Trust Order for the authentication and delivery of the Notes), on or before 10:00 a.m. (New York time) on the Issuance Date in relation to the Series of Notes (unless otherwise agreed by the parties), the Indenture Trustee shall authenticate and deliver the relevant Global Note to the relevant custodian for DTC and/or any other relevant Clearing System or otherwise in accordance with such Clearing System’s procedures.  The Registrar shall give instructions to DTC and/or any other relevant Clearing System to credit Notes represented by a Global Note registered in the name of a nominee for such Clearing System, to the Registrar’s distribution account and to hold each such Note to the order of the Trust pending delivery to the Relevant Purchasing Agent(s) on a delivery against payment basis (or on such other basis as shall have been agreed between the Trust and the Relevant Purchasing Agent(s) and notified to the Registrar) in accordance with the normal procedures of DTC or such other Clearing System, as the case may be and, following payment (unless otherwise agreed), to debit the Notes represented by such Global Note to such securities account(s) as shall have been notified in writing to the Registrar by the Trust.  The Indenture Trustee shall on the Issuance Date in respect of the Notes, and upon receipt of funds from the Relevant Purchasing Agent(s), transfer, or cause to be transferred, the proceeds of issue (net of any applicable commissions, fees or like amounts specified in writing by Protective Life) to or as directed by Protective Life on behalf of the Trust to satisfy the deposit requirement pursuant to the Funding Agreement (as specified by Protective Life in such direction).

If no such securities account(s) shall have been specified, or the Series of Notes not intended to be cleared through any Clearing System, the Registrar shall authenticate and make available at its specified office on the Issuance Date in respect of the Series of Notes the relevant Global Note or the relevant Definitive Notes, as the case may be, duly executed and made available to the Registrar by the Trust.

(e)                                  If the Indenture Trustee should pay an amount (an “advance”) to the Trust in the belief that a payment has been or will be received from a purchasing agent or selling agent, and if such payment is not received by the Indenture Trustee on the date that the Indenture Trustee pays the Trust, the Trust shall forthwith repay the advance (unless prior to such repayment the payment is received from such purchasing agent or selling agent) and shall pay interest on such amount which shall accrue (after as well as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an advance paid in Sterling) and the actual number of days elapsed from the date of payment of such advance until the earlier of (i) repayment of the advance or (ii) receipt by the Indenture Trustee of the payment from such purchasing agent or selling agent, and at the rate per annum which is the aggregate of one per cent per annum and the rate determined and certified by the Indenture Trustee and expressed as a rate per annum as reflecting its cost of funds for the time being in relation to the unpaid amount.

(f)                                    The Notes shall be executed on behalf of the Trust by a Responsible Officer of Wilmington.  The signature of any of these officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time Responsible Officers of Wilmington shall bind the Trust, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Indenture Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of Protective Life Secured Trust [  ] referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
As Indenture Trustee

By:
Authorized Signatory

Notes bearing the manual signatures of individuals who were at any time authorized officers of the Indenture Trustee shall bind the Trust, notwithstanding that any such individuals have ceased to hold such offices prior to the delivery of such Notes or did not hold such offices at the date of such Notes.

In authenticating Notes hereunder, the Indenture Trustee shall be entitled to conclusively assume that any Note authenticated by it has been duly executed on behalf of, and is a legal, valid, binding and enforceable obligation of, the Trust and is entitled to the benefits of this Indenture, and that the Trust Agreement and the Funding Agreement have been duly executed by, and are the legal, valid, binding and enforceable obligations of, the parties thereto.

(g)                                 The Trust undertakes to notify the Paying Agent, the Registrar and, if different, the Indenture Trustee, in writing, of any changes in the identity of the purchasing agents and selling agents appointed generally in respect of the Program.

SECTION 2.06.  Registration.  All Notes shall be registered and may be represented either as Global Notes or Definitive Notes.  Unless otherwise specified in the relevant Pricing Supplement, Global Notes will be registered in the name of a nominee for, and deposited with, a custodian for DTC.  The Registrar shall maintain a register (herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of the Notes and registration of transfer of the Notes.  The Register shall be in written form in English or in any other form capable of being converted into such form within a reasonable time.  The Indenture Trustee is hereby initially appointed as the Registrar.  In the event that the Indenture Trustee shall not be the Registrar, it shall have the right to examine the Register at all reasonable times.  The Trust, the Indenture Trustee, Registrar, Paying Agent or any other Agent or Protective Life may become the owner or pledgee of Notes and may deal with such Notes with the same rights of any other Holder of such Notes.

SECTION 2.07.  Transfer.

(a)                                  Subject to Section 2.01(c) and (d), (A) upon surrender for registration of transfer of any Note in accordance with its terms, Wilmington, on behalf of the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions and (B) at the option of the Holder, Notes may be exchanged, in accordance with their terms, for other Notes containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Office or Agency of the Indenture Trustee.  Whenever any Notes are surrendered for exchange as contemplated by this Section 2.07(a), the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.  Beneficial interests in Global Notes may be transferred or exchanged only through the Depositary.  No Global Note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.  With respect to any Global Note, the Depositary or its nominee is the Holder of such Global Note for the purposes of this Indenture.  Except as set forth in Section 2.01(c), the beneficial owners of any Global Note will not be entitled to receive Definitive Notes and shall not be considered “Holders” under this Indenture.

(b)                                 All Notes issued upon a registration of transfer or exchange of Notes shall be the valid obligations of the Trust evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c)                                  No service charge shall be made for any registration of transfer or exchange, of Notes, but the Indenture Trustee  may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

SECTION 2.08.  Mutilated, Destroyed, Lost and Stolen Notes.

(a)                                  If (i) any mutilated Note is surrendered to the Indenture Trustee directly or through any Paying Agent or (ii) in the case of an alleged destroyed, lost or stolen Note, the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of the Note and there is delivered to the Indenture Trustee, the Registrar and the Trust such security or indemnity as may be required by the Indenture Trustee, the Registrar and the Trust to save the

Indenture Trustee, the Registrar and the Trust harmless, then in either case the Trust shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Note, a new Note, of the same maturity, tenor and principal amount as such mutilated, destroyed, lost or stolen Note, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, instead of issuing a new Note, the Trust may pay such Note without surrender of such Note, except that any mutilated Note shall be surrendered.

(b)                                 Upon the issuance of any new Note, under this Section 2.08, the Indenture Trustee or the Trust may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, Registrar or any Paying Agent) connected therewith.

(c)                                  Every new Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Note shall constitute a separate obligation of the Trust, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09.  Payment of Interest; Rights To Interest Preserved.

(a)                                  The Notes shall bear interest at a rate and on terms stated on the Notes.

(b)                                 Any interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.

(c)                                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of their having been such Holder, and such Defaulted Interest shall be paid by the Trust to the Persons in whose names such Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Trust shall notify the Indenture Trustee within fifteen (15) days of the date interest became due and payable in writing of the amount of Defaulted Interest to be paid on each Note, which shall be equal to the amount of Defaulted Interest due on such Note and not any lesser amount, and the date of such payment (such date to be no more than forty-five (45) days following the date interest became due and payable).  Thereupon the Indenture Trustee shall fix a record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of such payment and not less than ten (10) days after the receipt by the Indenture Trustee of the notice of  such payment (the “Special Record Date”).  The Indenture Trustee shall promptly notify the Trust of such Special Record Date and, in the name of the Trust shall cause notice of the payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in accordance with Section 1.06.  The Trust may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Trust to the Indenture Trustee of the payment pursuant to this clause, such manner of payment shall be deemed practicable by the Indenture Trustee.  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.10.  Cancellation.  All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it.  Protective Life may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder that Protective Life, may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be disposed of by the Indenture Trustee in accordance with its customary procedures, unless the Trust shall otherwise direct by a Trust Order.

SECTION 2.11.  Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust, or the Indenture Trustee may treat the Person in whose name any Note is registered as the absolute and sole owner of such Note for the purpose of receiving payment of the principal of, any premium, or interest on or any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and, except as otherwise required by applicable law, none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.12.  Tax Treatment; Tax Returns and Reports.

(a)                                  The Trust and the Trust Beneficial Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the Trust as disregarded and (ii) such Note as representing debt of Protective Life.

(b)                                 Wilmington shall, or, so long as there is an Administrator, the Administrator shall, pursuant to the Administrative Services Agreement, prepare and file or cause to be prepared or filed all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust, and the Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them.  At the request of the Administrator, Wilmington shall sign and, in accordance with instructions provided by the Administrator, file any federal, state or local income tax and information returns and reports prepared by, or at the direction of, the Administrator pursuant to this Section 2.12(b).

SECTION 2.13.  No Partners.  Nothing set forth in this Indenture shall be construed to constitute the Holders of Notes, from time to time, as partners or members of an association.

ARTICLE 3

Covenants, Representations and Warranties

SECTION 3.01.  Payment of Principal and any Premium, Interest and Additional Amounts.  The Trust covenants and agrees, for the benefit of the Holders of Notes, that it will:

(a)                                  Pay or cause to be paid to the Paying Agent on or before the date on which any payment becomes due, an amount equal to the amount of principal (and premium, if any) and interest and any additional amount payable in respect of the Notes then becoming due in respect of such Notes.

(b)                                 Pay each amount payable to the Paying Agent under Section 3.01(a) by transfer of immediately available funds denominated in the Specified Currency not later than 10:00 a.m. (at the Place of Payment) on the date when such amounts are due and payable in respect of the Notes.

(c)                                  Confirm, before 10:00 a.m. (at the Place of Payment) on the second Business Day before the due date of each payment by it under Section 3.01(a) to the Paying Agent by confirmed facsimile, that irrevocable instructions have been given by it, for the transfer of the relevant funds to the Paying Agent and the name and the account of the bank through which such payment is being made.

An installment of principal, premium, if any, or interest and any other amount payable in respect of the Notes shall be considered paid on the date it is due if the Trust has deposited, or caused to be deposited, with the Paying Agent by such date money designated for, and capable of being applied towards, and sufficient to pay the installment.

SECTION 3.02.  Collection Account.  The Indenture Trustee shall, on or prior to each Issuance Date, establish an account with the Indenture Trustee or such other depository institution that is rated at least AA- or Aa3 by a nationally recognized statistical rating organization as may be designated by Wilmington or the Administrator, in the name of the Notes, which account shall be segregated from other accounts held by the Indenture Trustee or such other depositary institution.

SECTION 3.03.  Agreements of the Paying Agent.  The Paying Agent agrees that:

(a)                                  The Paying Agent shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers provided that:

(i)                                     the Paying Agent shall not, against the Trust or any Holder of a Note, exercise any lien, right of set-off or similar claim in respect thereof (except as otherwise provided or permitted under this Indenture);

(ii)                                  the Paying Agent shall not be liable to any person for interest thereon;

(iii)                               the Paying Agent need not segregate any money held by it except as required by law or as otherwise provided under this Indenture; and

(iv)                              the Paying Agent shall comply with the provisions of Sections 317(b) of the Trust Indenture Act and agrees that it will, during the continuance of any default by the Trust (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

(b)                                 The Paying Agent shall pay or cause to be paid by transfer of immediately available funds denominated in the Specified Currency to the Holders all moneys received by the Paying Agent for such purpose from the Trust pursuant to Section 3.01.  In the event a Note is issued between a Regular Record Date or Special Record Date and the related Interest Payment Date, interest for the period beginning on the original issue date for such Note or the previous Interest Payment Date, as the case may be, and ending on the subject Interest Payment Date will be paid on the immediately following Interest Payment Date to the Person who was the registered Holder of such Note as of the immediately preceding Regular Record Date.  With respect to Global Notes, the Paying Agent shall pay principal, premium, if any, interest and any other amounts due on such Global Notes in accordance with the arrangements established by and between the Indenture Trustee and the Depositary.  Notwithstanding anything herein to the contrary, payments of principal in respect of Definitive Notes shall be made as provided in or pursuant to this Indenture against presentation and surrender of the relevant Definitive Notes at the designated office of the Registrar in The City of New York, as provided herein or in the applicable Definitive Note.  Notwithstanding anything herein to the contrary, interest on Definitive Notes shall be paid to the person shown in the applicable Register at the close of business on the Regular Record Date or Special Record Date, as applicable, as provided in or pursuant to this Indenture before the due date for payment thereof.  Notwithstanding anything herein to the contrary, payments of interest on each Definitive Note shall be made in the currency in which such payments are due by check drawn on a bank in the Principal Financial Center of the country of the Specified Currency and mailed to the holder (or to the first named of joint holders) of such Definitive Note at its address appearing in the  applicable Register.  Upon application by a Holder of at least $250,000 in aggregate principal amount of Notes (or its equivalent in the Specified Currency other than U.S. Dollars) to the specified office of the Paying Agent at least five (5) Business Days before the Regular Record Date or Special Record Date, as applicable, such payment of interest may be made by transfer to an account in the Specified Currency maintained by the payee with a bank in the Principal Financial Center or, in the case of Definitive Notes denominated in euro, in a city in which banks have access to the TARGET System.  All  moneys paid to the Paying Agent by the Trust in respect of any Note shall be held by the Paying Agent from the moment when such moneys are received until the time of actual payment thereof, for the persons entitled thereto, and shall be applied in accordance with Section 3.03 (c) through (h); provided, that the obligation of the Paying Agent to hold such moneys shall be subject to the provisions of Section 3.08.

(c)                                  The Paying Agent acting through its specified office shall make payments of interest and Additional Amounts (if applicable) or, as the case may be, principal in respect of the Notes in accordance with the  terms thereof and of this Indenture, provided that such Paying Agent shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received (whether or not at the due time) the full amount of the relevant payment due to it under Section 3.01(a).  Payment of any Note redemption amount (together with accrued interest) due in respect of Notes will be made against presentation and surrender of the relevant Notes at the specified office of the Paying Agent, subject to Section 2.04(h).  Payment of amounts (whether principal, interest or otherwise) due in respect of Notes will be paid by the Paying Agent to the Holder thereof (or, in the case of joint Holders, the first named) which shall be the person appearing as Holder in the register kept by the Registrar as at the close of business (local time in the place of the specified office of the Registrar) on the Regular Record Date.

(d)                                 The Paying Agent shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under paragraph (c) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

(e)                                  If a Paying Agent makes any payment in accordance with paragraph (c), it shall be entitled to appropriate for its own account out of the funds received by it under Section  3.01(a) an amount equal to the amount so paid by it.

(f)                                    If a Paying Agent makes a payment in respect of Notes at a time at which it has not received the full amount of the relevant payment due to it under Section 3.01(a) and is not able to reimburse itself out of funds received by it under Section 3.01(a) therefor by appropriation under paragraph (e) the Trust shall from time to time on demand pay to the Paying Agent for its own account:

(i)                                     the amount so paid out by such Paying Agent and not so reimbursed to it; and

(ii)                                  interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;

provided that any payment made under paragraph (i) above shall satisfy pro tanto the Trust’s obligations under Section 3.01(a).

(g)                                 Interest shall accrue for the purpose of paragraph (2) of paragraph (f) (as well after as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an amount in Sterling) and the actual number of days elapsed and at the rate per annum which is the aggregate of one percent per annum and the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

(h)                                 If at any time and for any reason a Paying Agent makes a partial payment in respect of any Note surrendered for payment to it, such Paying Agent shall endorse thereon and in the register a statement indicating the amount and date of such payment.

SECTION 3.04.  Maintenance of Office or Agency.

(a)                                  The Trust will maintain in the Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served; provided, however, that if the Notes are listed on any stock exchange and the rules of such stock exchange shall so require, the Trust shall maintain an Office or Agency in any other required city so long as the Notes are listed on such exchange.  The Trust will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such Office or Agency.  If at any time the Trust shall fail to maintain any such required Office or Agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Trust hereby appoints the Indenture Trustee as its agent to receive such respective presentations, surrenders, notices and demands.  The Trust shall promptly notify the Indenture Trustee of the name and address of each Paying Agent appointed by it and will notify the Indenture Trustee of the resignation or termination of any Paying Agent.

(b)                                 The Trust may also from time to time designate one or more other Offices or Agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Trust of its obligation to maintain the Offices or Agencies for Notes in the Place of Payment for the foregoing purposes. The Trust shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such Office or Agency.

(c)                                  Unless otherwise provided in or pursuant to this Indenture, the Trust hereby appoints the Indenture Trustee as Paying Agent, Registrar and Transfer Agent.

SECTION 3.05.  Duties of the Agents.

(a)                                  The Trust shall provide to the Paying Agent sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the Pricing Supplement in respect of the Notes.

(b)                                 To the extent permitted by applicable law, the Paying Agent shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at the specified office of the Paying Agent in respect of the Notes, or as may be required by any stock exchange on which the Notes may be listed.

(c)                                  Notwithstanding anything to the contrary, the Trust shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority in connection with any Note and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

(d)                                 The Paying Agent shall collect all forms from Holders or, in the case of Notes held in a Clearing System, from the relevant Clearing System, that are required to exempt payments under the Notes and/or the related Funding Agreements, from United States federal income tax withholding.  The Paying Agent shall (i) withhold from each payment hereunder or under any Note any and all United States federal or state withholding taxes applicable thereto as required by law and (ii) file any information reports as it may be required to file under applicable law.

(e)                                  Each Agent shall be obligated to perform such duties and only such duties as are set out in this Indenture and no implied duties or obligations shall be read into this Indenture against such Agent.

(f)                                    Each Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Trust or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document (duly signed or which it believes in good faith to have been duly signed, where applicable) which it believes in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

(g)                                 Each Agent and any of its officers, directors, employees or controlling persons may become the owner of, or acquire any interest in any Note, with the same rights that it or he would have if it or he were not appointed under this Indenture, and may engage or be interested in, any financial or other transaction with the Trust or Protective Life, or may act as depositary, trustee or agent for any committee or body of Holders, as freely as if it or he were not appointed under this Indenture.

(h)                                 Each Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Indenture in good faith and in accordance with the opinion of the advisers.

(i)                                     Under no circumstances will the Paying Agent or any other Agent be liable to the Trust, or any other party to this Indenture for any consequential loss (being loss of business, goodwill, opportunity or profit), punitive damages or indirect loss even if advised of the possibility of such loss.

SECTION 3.06.  Duties of the Transfer Agent.  If and to the extent specified in the terms and conditions of the Notes or if otherwise requested by the Trust or Indenture Trustee, the Transfer Agent shall in compliance with the Notes and this Indenture:

(a)                                  Receive requests from Holders of Notes for the transfer of Definitive Notes, inform the Registrar in writing of the receipt of such requests, forward the deposited Definitive Note(s) to or to the order of the Registrar and assist in the issuance of a new Definitive Note and in particular, without limitation, notify the Registrar in writing of (i) the name and address of the Holder of the Definitive Note, (ii) the serial number and principal amount of the Definitive Note, (iii) in the case of a transfer of a portion of the Note only, the principal amount of the Definitive Note to be so transferred and (iv) the name and address of the transferee to be entered on the Register;

(b)                                 Make available for collection by each relevant Holder new Definitive Notes;

(c)                                  Accept surrender of Definitive Notes and assist in effecting final payment of the Notes on the due date for payment;

(d)                                 Keep the Registrar informed of all transfers; and

(e)                                  Carry out such other acts as may reasonably be necessary to give effect to the Notes and this Indenture.

SECTION 3.07.  Duties of the Registrar.

(a)                                  The Registrar shall maintain a Register which shall show the aggregate principal amount and date of issue of each Series of Notes, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof.

(b)                                 The Registrar shall by the issue of new Notes, the cancellation of old Notes and the making of entries in the Register give effect to transfers of Notes in accordance with this Indenture.

(c)                                  The Trust may from time to time deliver to the Registrar Notes of which it is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

(d)                                 As soon as reasonably practicable but in any event within ninety (90) days after each date on which Notes fall due for redemption, the Registrar shall notify the Trust of the serial numbers of any Notes against surrender of which payment has been made and of the serial numbers of any Notes (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

(e)                                  The Registrar shall, upon and in accordance with the instructions of the Trust but not otherwise, arrange for the delivery in accordance with this Indenture of any notice which is to be given to the Holders of Notes and shall supply a copy thereof to the Indenture Trustee and the Paying Agent.

(f)                                    The Trust shall ensure that each Registrar has available to it supplies of such Notes as shall be necessary in connection with the transfer of Notes and the exchange of Global Notes for Definitive Notes.

(g)                                 The Registrar shall make available, at the request of the Holder of any Note, forms of proxy in a form and manner which comply with the provisions of this Indenture and shall perform and comply with the provisions of this Indenture.

(h)                                 The Trust shall provide to the Registrar:

(i)                                     specimen Notes in definitive form; and

(ii)                                  sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the Pricing Supplement in respect of the Notes, as may be required by any securities exchange on which the Notes may be listed, or as may be required by applicable law.

(i)                                     The Registrar shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at the specified office of such Registrar, as may be required by any securities exchange on which the Notes may be listed, or as may be required by applicable law.

(j)                                     The Registrar shall provide the Paying Agent and/or Indenture Trustee with all such information in the Registrar’s possession with respect to the Notes as the Paying Agent or the Indenture Trustee, as the case may be, may reasonably require in order to perform the obligations set out in this Indenture.

(k)                                  The Registrar shall ensure that in no event shall Definitive Notes be exchanged for Global Notes.

SECTION 3.08.  Unclaimed Monies.  Any money deposited with the Indenture Trustee, Registrar or the Paying Agent for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal or any such premium or interest had become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to Protective Life pursuant to a Trust Request and pursuant to the applicable Funding Agreement; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Protective Life for payment thereof, and all liability of the Indenture Trustee, Registrar or the Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, Registrar or the Paying Agent, before being required to make any such repayment, may cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to Protective Life.

SECTION 3.09.  Protection of Collateral.

(a)                                  The Trust shall, from time to time, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and take such other action as may be necessary or advisable to:

(i)                                     create, perfect or maintain a perfected security interest in, grant, or make or maintain a valid and effective assignment for collateral purposes of, all or any portion of the Collateral (including without limitation the Funding Agreement included therein);

(ii)                                  maintain or preserve any Lien of this Indenture or the Funding Agreement or carry out more effectively the purposes hereof or thereof;

(iii)                               perfect, publish notice of, or protect the validity of, any security interest or assignment for collateral purposes made pursuant to this Indenture or the Funding Agreement;

(iv)                              enforce any portion, or obtain the full benefits, of the Collateral (including without limitation the Funding Agreement included therein); and

(v)                                 preserve and defend title to the Collateral and the rights of the Indenture Trustee and of the Holders in the Collateral held for the benefit and security of the Holders or other instrument against the claims of all Persons.

The Trust hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required or permitted pursuant to this Section 3.09; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Trust with the foregoing covenants; provided further, however, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 3.09 shall arise only if any Responsible Officer of the Indenture Trustee has actual knowledge of any failure of the Trust to comply with the provisions of this Section 3.09.

(b)                                 The Trust will pay or cause to be paid all taxes and fees incidental to such filing, registration and recording, and all expenses incidental to the preparation, execution and acknowledgment of any instrument of further assurance, and all Federal or state or jurisdiction of organization of the Trust stamp taxes or other similar taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any Lien affecting the Collateral to the extent such Lien is being contested in good faith by appropriate proceedings.  The Trust will at all times preserve, warrant and defend the Indenture Trustee’s title and right in and to the property included in the Collateral against the claims of all Persons.

(c)                                  The Trust will faithfully observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in the Funding Agreement in accordance with the terms thereof and will maintain the validity and effectiveness of the Funding Agreement and the security interest therein or the assignment for collateral purposes thereof to the Indenture Trustee.  The Trust will take no action, nor permit any action to be taken, which will release any party to the Funding Agreement from any of its obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will impair the validity, of the Funding Agreement except as expressly provided for herein and therein.  The Trust will give the Indenture Trustee written notice of any default by any party to the Funding Agreement promptly after it becomes known to the Trust.

(d)                                 At the written request of the Indenture Trustee and also following the occurrence of an “Event of Default” under the Funding Agreement, the Trust will, subject to the written direction and control of the Indenture Trustee, take such action, or at the Indenture Trustee’s written request furnish funds sufficient to enable the Indenture Trustee to take such action, as the Indenture Trustee may deem necessary or advisable for enforcing payment when due, subject to applicable notice and grace periods, under or pursuant to this Indenture or the Funding Agreement.

SECTION 3.10.  Opinions as to Collateral; Annual Statement as to Compliance.

(a)                                  On or before the seventh day of November of each calendar year, commencing November 7, 2005, Protective Life or the Trust shall furnish or cause to be furnished to the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to perfect and/or maintain the perfection of liens, security interests and assignments for collateral purposes created or effected pursuant to this Indenture with respect to each Funding Agreement that is part of any Collateral and reciting the details of such action or (ii) in the opinion of such counsel no such action is necessary to perfect and/or maintain the perfection of such lien, security interest and assignment for collateral purposes.

(b)                                 On or before the seventh day of November in each calendar year, commencing November 7, 2005, the Trust shall deliver to the Indenture Trustee a Trust Certificate stating, as to each signer thereof, that in the course of the performance by each signer of such Trust Certificate of his or her present duties as a Responsible Officer of Wilmington, such signer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute a Default or Event of Default and that to the best of such signer’s knowledge, based on such review:

(i)                                     a review of the fulfillment by the Trust and during such year of its obligations under this Indenture has been made under the supervision of such signer; and

(ii)                                  the Trust has fulfilled in all material respects its obligations under this Indenture throughout such year, or, if there has been a Default or Event of Default in the fulfillment of any such obligation, specifying each such Default or Event of Default known to such signer and the nature and status thereof.

(c)                                  The Trust, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(i)                                     file with the Indenture Trustee, within fifteen (15) days after the Trust is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act; or, if the Trust is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, the Trust would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then the Trust shall not be required to make such filings.

(ii)                                  file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Trust, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)                               transmit within thirty (30) days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Trust pursuant to paragraphs (i) and (ii) of this Section 3.10(c) as may be required by rules and regulations prescribed from time to time by the Commission.

(d)                                 The Trust shall comply with the provisions of Section 314(d) of the Trust Indenture Act.

SECTION 3.11.  Performance of Obligations.  The Trust may contract with other Persons for the performance of the Trust’s obligations hereunder (other than the execution and delivery of Trust Requests, Trust Orders and Trust Certificates) and the performance of such obligations by such other Persons shall be deemed to be the performance thereof by the Trust, as applicable.

SECTION 3.12.  Existence.

(a)                                  The Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises as a Delaware statutory or common law trust, as applicable, and, upon the advice of counsel, will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any portion of the Collateral.  The Trust will, promptly after any amendment or modification of the Trust Agreement, send copies thereof to the Indenture Trustee and the Rating Agencies.

(b)                                 The Trust will maintain books and records and bank accounts separate from those of any other Person and any other trust organized under the Program; will at all times hold itself out to the public as separate and distinct from any Affiliates and each other trust organized under the Program; and file or cause to be filed its own tax returns.

(c)                                  The Trust shall maintain its assets and transactions separately from those of any Affiliates and any other trust organized under the Program, reflect such assets and transactions in financial statements separate and distinct from those of any Affiliates and any trust organized under the Program and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any Affiliates (including any other trust organized under the Program).

SECTION 3.13.  Reports; Financial Information; Notices of Defaults.

(a)                                  The Trust shall promptly deliver to the Indenture Trustee copies of all reports, statements and information received by it pursuant to the Funding Agreement or otherwise in respect of the Collateral.

(b)                                 The Trust shall promptly inform the Indenture Trustee in writing of the occurrence of any Default or Event of Default which is continuing of which it has actual knowledge.  Each notice given pursuant to this Section 3.13(b) shall be accompanied by a Trust Certificate setting forth details of the occurrence referred to therein and stating what action, if any, the Trust has taken or proposes to take with respect thereto.

(c)                                  The Trust shall collect all forms (or, if applicable, copies of such forms), if any, from the Paying Agent or Registrar (or from such other persons as are relevant) that are required to exempt payments under the Notes or the Funding Agreement, from United States federal income tax withholding.  In addition, the Trust shall execute and file such forms and take such actions for United States federal income tax purposes as shall be reasonable and necessary to ensure that payments of interest, principal, premium and Additional Amounts, if applicable, in respect of the Notes or the Funding Agreement, are not subject to United States federal withholding or backup withholding tax.

(d)                                 In accordance with Section 312(a) of the Trust Indenture Act, the Trust shall furnish or cause to be furnished to the Indenture Trustee:

(i)                                     semi-annually with respect to the Series of Notes not later than the seventh day of May and the seventh day of November of each year or upon such other dates as are set forth in or pursuant to a Trust Order or indenture supplemental hereto a list, in each case in such form as the Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(ii)                                  at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Trust of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished, provided, however, that so long as the Indenture Trustee is the Registrar no such list shall be required to be furnished.

(e)                                  The Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder, by receiving and holding Notes, agrees with the Trust and the Indenture Trustee that neither the Trust, the Indenture Trustee, the Paying Agent or the Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

(f)                                                                                    (i)                                     On or before the seventh day of November of each calendar year commencing November 7, 2005, if required by Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report with respect to any of the events specified in Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding seventh day of November and the date of this Indenture.

(ii)                                  The Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, the reports required by Section 313(b) of the Trust Indenture Act at the time specified therein.

(iii)                               Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

SECTION 3.14.  Payment of Taxes and Other Claims.  The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Trust or upon the income, profits or property of the Trust, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Trust; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.  The Trust shall comply with the requirements of all other applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise) of the Trust or which would impair in any material respect the ability of the Trust to perform its obligations under the Notes or this Indenture.

SECTION 3.15.  Negative Covenants.  So long as any Notes are Outstanding, the Trust will not take any of the following actions, except as otherwise permitted hereunder:

(a)                                  sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by the Trust (owned as of the date of the Trust Agreement, or thereafter acquired), including, without limitation, any portion of the Collateral, except as expressly permitted hereby;

(b)                                 incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes issued pursuant to this Indenture and the transactions contemplated thereby;

(c)                                  engage in any business or activity other than in connection with, or relating to, the performance of the Trust Agreement and the execution, delivery and performance of any documents, including the Program Documents (other than the Trust Agreement), relating to the Notes issued under this Indenture and the transactions contemplated thereby, and the issuance of the Notes pursuant to this Indenture;

(d)                                 (i)                                     permit the validity or effectiveness of this Indenture or any grant of security interest in or assignment for collateral purposes of the Collateral to be impaired, or permit a Lien created under this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under any document or agreement assigned to the Indenture Trustee, except as may be expressly permitted hereby, (ii) create, incur, assume or permit any Lien or other encumbrance (other than a Lien created by this Indenture) on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof, or (iii) permit a Lien created under this Indenture not to constitute a valid first priority perfected security interest in the Collateral;

(e)                                  amend, modify or fail to comply with any material provision of the Trust Agreement, except for any amendment or modification of the Trust Agreement expressly permitted thereunder;

(f)                                    own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for an investment in Funding Agreements or the investment of any funds held by the Indenture Trustee, the Paying Agent, Wilmington or the Administrator as provided in this Indenture or the Trust Agreement;

(g)                                 directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interest of, the Trust Beneficial Owner if any amount under the Notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any Indebtedness or Contingent Obligation other than the Notes;

(h)                                 exercise any rights with respect to the Collateral except at the written direction of, or with the prior written approval of, the Indenture Trustee;

(i)                                     become an “investment company” under, or come under the “control” of an “investment company,” as such terms are defined in the Investment Company Act;

(j)                                     enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

(k)                                  take any action that would cause it not to be either disregarded or treated as a grantor trust (assuming the Trust was not disregarded) for United States federal income tax purposes;

(l)                                     have any subsidiaries, employees or agents other than Wilmington, the Administrator and other persons necessary to conduct its activities and enter into transactions contemplated under the Program Documents;

(m)                               have an interest in any bank account other than (i) those accounts required under the Program Documents, and (ii) those accounts expressly permitted by the Indenture Trustee; provided that any such further accounts or the Trust’s interest therein shall be charged or otherwise secured in favor of the Indenture Trustee;

(n)                                 issue Notes under this Indenture unless (i) the Trust has purchased or will simultaneously purchase one or more Funding Agreements from Protective Life to secure such Notes, (ii) Protective Life has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the Funding Agreements by the Trust to the Indenture Trustee and (iii) the Trust has taken such other steps as may be necessary to cause the Indenture Trustee’s grant of security interest in, and assignment for collateral purposes of, the Collateral to be perfected for purposes of the UCC or effective against the Trust’s creditors and subsequent purchasers of the Collateral pursuant to insurance or other applicable law;

(o)                                 permit any Affiliate, employee or officer of Protective Life or any purchasing agent or selling agent to be a trustee of the Trust;

(p)                                 commingle the assets of the Trust with assets of any Affiliates (including any other trust organized under the Program), or guarantee any obligation of any Affiliates (including any trust organized under the Program); or

(q)                                 maintain any joint account with any Person, become a party, whether as co-obligor or otherwise, to any agreement to which any Person is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Persons.

SECTION 3.16.  Non-Petition.  Each of the Indenture Trustee, the Administrator, each Holder of a Note, each Agent and Wilmington covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable under or in respect of this Indenture and the Notes, it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.  The immediately preceding sentence shall survive any termination of this Indenture.

Notwithstanding the foregoing, each of the Indenture Trustee and each Agent covenants and agrees that, it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, as a result of the failure to pay fees or expenses pursuant to Section 7.10 to any party entitled thereto.

Moreover, each of the Indenture Trustee, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar covenants and agrees that it will not cause an Event of

Default as a result of the Trust’s failure to pay any fees or expenses pursuant to Section 7.10 to any party entitled thereto.

SECTION 3.17.  Title to the Collateral.  The Trust covenants and agrees that the Trust owns or, prior to the issuance of the Notes will own, the Funding Agreement and all of the rest of the Collateral, free and clear of any Liens other than the security interests or assignments for collateral purposes made pursuant to Article 4 of this Indenture; and that the Trust is not and will not become a party to or otherwise be bound by any agreement, other than this Indenture, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto.

The Trust shall notify in writing the Indenture Trustee and any Rating Agencies as promptly as practicable upon becoming aware of any change in the law of the State of Tennessee following the date of this Indenture with respect to the priority status of any Funding Agreement in a liquidation of, or other delinquency proceeding against, Protective Life.

SECTION 3.18.  Withholding and Payment of Additional Amounts.

(a)                                  All payments due in respect of the Notes will be made free and  clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax, unless such withholding or deduction is required by law.  Unless otherwise specified in the applicable Pricing Supplement, if any such withholding or deduction is required by law, the Trust will not pay any Additional Amounts to Holders in respect of any such withholding or deduction and any such withholding or deduction will not give rise to a Default or an Event of Default or any independent right or obligation to redeem the Notes.  Unless the Funding Agreement specifies that Protective Life will pay Additional Amounts to the Trust in the event that any amount due with respect to the Funding Agreement is subject to withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax, and Protective Life is not obligated under the Funding Agreement to pay any Additional Amounts with respect to such withholding or deduction, the Trust will be deemed for all purposes of the Program Documents to have received cash in an amount equal to the amount of any such withholding or deduction, and each Holder will be deemed for all purposes of the Program Documents to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such Holder’s interest in the Notes as equitably determined by the Trust.

(b)                                    Subject to the final sentence of this Section 3.18(b), and to the extent specified in the applicable Pricing Supplement, the Trust shall pay to a Holder of any Note who is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, Additional Amounts to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied on payments in respect of such Note, by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder under that Note, after giving effect to such withholding or deduction, will equal the amount that would have been received under such Note were no such deduction or withholding required; provided that the Trust shall not, unless otherwise specified in the applicable Pricing Supplement or a supplemental indenture, be required to make any payment of any Additional Amount for or on account of: (i) any tax, duty, levy, assessment or other governmental charge imposed which would have not been imposed but for (A) the existence of any present or former connection between the Holder or beneficial owner (as determined for United States federal income tax purposes) of the Note or the Funding Agreement (any such Holder or beneficial owner, hereafter, the “Owner”) and such governmental authority, including without limitation, being or having been a citizen or resident thereof, or being or having been present therein, incorporated therein,  engaged in a trade or business therein or having (or having had) a permanent establishment or principal office therein, (B) such Owner being or having been a controlled foreign corporation within the meaning of Section 957(a) of the Code related within the meaning of Section 864(d)(4) of the Code to Protective Life, the Trust Beneficial Owner or a private foundation or other tax-exempt organization, (C) such Owner being or having been an actual or constructive owner of ten percent (10%) or more of the total combined voting power of all the outstanding stock of Protective Life or the Trust Beneficial Owner, (D) such Owner being a bank for United States federal income tax purposes whose receipt of interest on the Note or Funding Agreement is described in Section 881(c)(3)(A) of the Code or (E) such Owner being subject to backup withholding as of the date of becoming an Owner; (ii) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of the Note or other evidence of beneficial ownership thereof (where presentation is required) for payment on a date more than thirty (30) days after the date on which such payment becomes due and payable or the date on which payment is duly provided for whichever occurs later; except to the extent that the Owner would have been entitled to Additional Amounts had the Note been presented on the last day of such thirty (30) day period; (iii) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld by reason of the failure of an Owner to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of an Owner (including, without limitation, failure to provide IRS Forms W-8BEN or W-8ECI), if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;  (iv) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment or similar governmental charge; (v) any tax, duty, levy, assessment or  other governmental charge that is payable otherwise than by withholding from payments in respect of the Notes; (vi) any tax, duty, levy, assessment or other governmental charge that would not have been imposed or withheld but for the treatment of payments in respect of the Notes or the Funding Agreement as contingent interest described in Section 871(h)(4) of the Code; (vii) any tax, duty, levy, assessment or other governmental charge that would not have been imposed or withheld but for an election by the Owner the effect of which is to make payment in respect of the Notes subject to United States federal income tax; (viii) any tax, duty, levy, assessment or other governmental charge resulting from a European Union Directive; or (ix) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii).  The obligation to pay Additional Amounts shall not apply unless Protective Life is obligated to pay additional amounts under the Funding Agreement (1) to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied on payments in respect of the Funding Agreement by or on behalf of any governmental authority in the United States having the power to tax and (2) to reimburse the Trust for any Additional Amounts due to Holders.

(c)                                  If the applicable Pricing Supplement indicates that the Trust will pay any Additional Amounts to Holders as described in Section 3.18(b) and any such Additional Amounts actually become due and payable the Trust shall deliver to the Indenture Trustee a Trust Certificate that indicates the amount of such Additional Amounts and the dates of the payment of such Additional Amounts.  The Indenture Trustee may conclusively rely on such Trust Certificate in making the payment of such Additional Amounts.

(d)                                 Whenever in this Indenture or in any Note there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of Additional Amounts if so specified in the applicable Pricing Supplement.  Further, express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

SECTION 3.19.  Additional Representations and Warranties.

(a)                                  The Trust hereby represents and warrants that:

(i)                                     to the extent the creation of a security interest in the Funding Agreement is governed by the UCC, this Indenture will create a valid security interest (as defined in the UCC) in the Funding Agreement in favor of the Indenture Trustee for the benefit and security of the Holders, which security interest will be prior to all other Liens;

(ii)                                  the Funding Agreement will constitute a “general intangible,” within the meaning of the UCC;

(iii)                               subject to the grant of security interest, pledge and collateral assignment of the Trust’s right, title and interest in the Funding Agreement, the Trust will be a party to and will be the person entitled to payment under each of the documents included in the Funding Agreement on the date thereof free and clear of any Lien, claim or encumbrance of any Person, other then the Lien created hereunder or any Lien otherwise permitted under this Indenture;

(iv)                              to the extent the UCC applies, the Trust has caused or will have caused, within ten (10) days of the issuance of the Notes, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Funding Agreement granted to the Indenture Trustee for the benefit and security of the Holders hereunder;

(v)                                 other than the security interest granted to the Indenture Trustee for the benefit and security of the Holders pursuant to this Indenture, the

Trust will not pledge, assign, sell, grant a security interest in, or otherwise convey any interest in the Funding Agreement;

(vi)                              the Trust will not authorize the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Funding Agreement other than any financing statement relating to the security interest granted to the Indenture Trustee for the benefit and security of the Holders hereunder; and

(vii)                           the Trust is not aware of any judgment or tax lien filings against the Trust.

(b)                                    The foregoing representations and warranties will survive the execution and delivery of the Notes. No party will waive any of the foregoing representations and warranties. The Indenture Trustee and the Trust will maintain the perfection and priority of the security interest in the Funding Agreement.

SECTION 3.20.  Ancillary Documents.  The Trust hereby expressly authorizes and directs the Indenture Trustee to execute and deliver each of the documents, instruments and agreements attached as Exhibits or otherwise expressly contemplated by the terms of, this Indenture with respect to the Notes from time to time.

ARTICLE 4.

Granting of Security Interest and Assignment for Collateral Purposes

SECTION 4.01.  Creation.  To secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof and to secure the performance of the Trust’s obligations under the Notes and this Indenture, the Trust hereby assigns and pledges to and with the Indenture Trustee for the ratable benefit of each Holder and grants to the Indenture Trustee for the ratable benefit of each Holder security interests in the Collateral, and all of its rights and privileges with respect to the Collateral, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all Proceeds of the foregoing. Contemporaneously with the issuance of the Notes, the Trust will deliver the Funding Agreement to the Indenture Trustee or its agent in pledge hereunder and make such filings, cause Protective Life as the issuer of the Funding Agreement to register and acknowledge the Indenture Trustee or its agent or the Holders as having the rights of an assignee for collateral purposes of the Funding Agreement and take such other action as may be necessary to cause the Indenture Trustee for the ratable benefit of each Holder to have a perfected security interest in or be the recipient of a valid assignment for collateral purposes of the Funding Agreement and the rest of the Collateral that is effective against the Trust’s creditors and subsequent purchasers thereof.

SECTION 4.02.  Scope.

(a)                                  The security interest or assignment for collateral purposes granted or made pursuant to Section 4.01 is granted or made in trust to secure the full and punctual payment of the Secured Obligations equally and ratably among the Holders, without prejudice, priority or distinction, except as expressly provided in this Indenture, in the following order of priority:

first, to the payment of the amounts, for principal, premium, if any, and interest and all such other amounts, respectively, then due and unpaid in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes; and

second, any remaining balance shall be paid to the Trust and such remaining balance shall be distributed by Wilmington in accordance with the Trust Agreement, subject to Section 3.01(d) of the Trust Agreement.

(b)                                 The Trust does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Trust, with full power (in the name of the Trust or otherwise), for so long as the security interest or assignment for collateral purposes granted or made pursuant to Section 4.01 shall remain in effect, to exercise all rights of the Trust with respect to the Collateral (including as an owner or policyholder of the Funding Agreement) and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of any of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings that the Indenture Trustee may deem to be necessary or advisable in the circumstances.  The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Collateral held for the benefit and security of the Holders and shall not impose any duty upon the Indenture Trustee to exercise any power.  This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Notes.

(c)                                  This Indenture shall constitute a security agreement and an agreement to assign the Collateral for collateral purposes under the laws of the State of New York applicable to agreements made and to be performed therein.  Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under this Indenture and the Funding Agreement or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party or an assignee for collateral purposes on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply the Funding Agreement and any other rights and other interests assigned or pledged hereby in accordance with the terms of this Indenture at public or private sale.  All amounts received hereunder shall be applied first to all costs and expenses incurred by the Indenture Trustee in connection with such collection and enforcement and thereafter as provided in this Indenture.

(d)                                 It is expressly agreed that anything herein or therein contained to the contrary notwithstanding, the Trust shall remain liable under the Funding Agreement to perform all the obligations of it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee shall not have any obligations or liabilities with respect to the Funding Agreement by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Trust under or pursuant to the Funding Agreement or, other than as provided in this Indenture, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, or, prior to the occurrence and continuance of an Event of Default, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(e)                                  The Indenture Trustee acknowledges the granting of such security interests and the making of such assignments for collateral purposes, accepts the terms hereunder in accordance with the provisions hereof and agrees to perform its duties herein subject to and with the benefit of the provisions hereof, to the end that the interests of the Holders may be adequately and effectively protected.

SECTION 4.03.  Termination of Security Interest.  Upon the payment in full of all Secured Obligations relating to the Notes, the security interest shall terminate and all rights to the Collateral shall revert to the Trust.  Upon termination of the security interest, the Indenture Trustee will execute and deliver to the Trust such documents as the Trust shall reasonably request to evidence the termination of the security interest.

ARTICLE 5

Satisfaction  and Discharge; Subrogation

SECTION 5.01.  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Indenture Trustee, on written demand of the Trust, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(a)                                  either:

(i)                                     all Notes theretofore authenticated and delivered (other than Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) have been delivered to the Indenture Trustee for cancellation; or

(ii)                                  all Notes

(A)                              have become due and payable,

(B)                                will become due and payable at their Stated Maturity Date within one year, or

(C)                                are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Trust, and the Trust, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, or any interest on, the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity Date, as the case may be;

(b)                                 the Trust has paid or caused to be paid in full all other sums payable hereunder by the Trust with respect to the Secured Obligations; and

(c)                                  the Trust has delivered to the Indenture Trustee a Trust Certificate and an Opinion of Counsel each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Indenture Trustee under Section 5.02 shall survive.

SECTION 5.02.  Application of Trust Money.  All money deposited with the Indenture Trustee pursuant to this Indenture shall be held in trust in the Collection Account and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with or received by the Indenture Trustee.

If no Event of Default with respect to the Notes exists, the following priority of payments shall apply:

first, to the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes; and

second, any remaining balance shall be paid to the Trust and such remaining balance shall be distributed by Wilmington in accordance with the Trust Agreement, subject to Section 3.01(d) of the Trust Agreement.

ARTICLE 6

Defaults and Remedies

SECTION 6.01.  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  failure to pay the principal or premium, if any, of any Note and the continuance of such failure for a period of one (1) Business Day after such principal or premium, if any, becomes due and payable;

(b)                                 failure to pay any interest on any Note within five (5) Business Days after such interest becomes due and payable;

(c)                                  an “Event of Default” (as defined in the Funding Agreement) by Protective Life under the Funding Agreement securing the Notes;

(d)                                 failure to observe or perform in any material respect any one or more of the other covenants in this Indenture (other than a covenant or default or breach of which is specifically set forth in Section 6.01(a), (b) and, if applicable (h)) or the Notes, and continuance of such failure for a period of sixty (60) days after the date on which there shall have been given written notice by registered or certified mail, return receipt requested, specifying such failure, thereof to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by Holders of Notes representing at least twenty-five percent (25%) of the aggregate principal amount of the Outstanding Notes, which written notice shall be delivered by registered or certified mail, return receipt requested, and shall specify such failure and require such failure to be remedied and which notice shall state that it is a “Notice of Default” hereunder;

(e)                                  this Indenture for any reason shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void, or the Indenture Trustee fails to have or maintain a validly created and perfected security interest subject to no prior Liens or security interests in the Collateral and proceeds thereof except as expressly permitted hereby; or any Person shall successfully claim as finally determined by a court of competent jurisdiction that any of the Liens granted to the Indenture Trustee with respect to any of the Collateral are void or that the enforcement thereof or any other recourse by the Indenture Trustee against any of the Collateral is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

(f)                                    either (i)  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trust or the Collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the State of Delaware or any other applicable jurisdiction, which decree or order is not stayed; or any other similar relief shall be granted under any applicable law; or (ii) an involuntary case shall be commenced against the Trust or the Collateral under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Trust or the Collateral, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Trust or the Collateral for all or a substantial part of its property; or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the Trust; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Trust and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged;

(g)                                 either (i)  the Trust shall have an order for relief entered with respect to it or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Trust shall make any assignment for the benefit of creditors; or (ii) the Trust shall fail or be unable, or the Trust admits in writing its inability, to pay its debts as such debts become due; or the trustee of the Trust shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph (g); or

(h)                                 any other Event of Default provided in (i) the applicable Prospectus Supplement or the applicable Pricing Supplement and (ii) the Notes or any supplemental indenture.

SECTION 6.02.  Acceleration of Maturity Date; Rescission and Annulment.  If an Event of Default specified in any of Sections 6.01(a), (b), (c), (f) or (g) hereof occurs, the principal of and all accrued and unpaid interest and any other amounts payable on the Notes shall automatically be and become due and payable immediately, without any declaration or other act whatsoever on the part of the Trust, the Indenture Trustee or any Holder.  If any Event of Default other than those specified in Sections 6.01(a), (b), (c), (f) or (g) hereof occurs and is continuing, then in every such case the Indenture Trustee or the Holders of more than twenty-five percent (25%) in aggregate principal amount of the Outstanding Notes, by a notice in writing to the Trust (and to the Indenture Trustee if given by the Holders of the Notes), may (but are not required to) declare the sum of (a) the principal amount of all the Outstanding Notes and (b) any other amounts, including accrued and unpaid interest, payable to the Holders to the extent such amounts are permitted by law to be paid, to be due and payable immediately, and upon any such declaration such amount shall become due and payable on the date the written declaration is received by the Trust; provided, however, that with respect to any Note issued with original issue discount the amount of principal due and payable for such Note will be the amount determined as set forth in the Pricing Supplement or, if not so set forth, by multiplying (i) the then outstanding aggregate principal amount of such Note by (ii) the sum of (A) the original issue price of the Note (expressed as a percentage of the then outstanding aggregate principal amount of such Note) plus (B) the original issue discount (expressed as a percentage) amortized from the original issue date of such Note to the date of declaration of acceleration of maturity of such Note (calculated using the interest method in accordance with generally accepted accounting principles in effect on the date of determination).

At any time after such a declaration of acceleration of maturity of the Notes has been made pursuant to the second sentence of this Section 6.02 and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Holders of Notes representing at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Outstanding Notes, by written notice to the Trust and the Indenture Trustee, may rescind and annul such declaration and its consequences if

(a)                                  the Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay

(i)                                     all overdue installments of interest and Additional Amounts, if applicable, on all Notes,

(ii)                                  the principal and premium, if any, of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon with respect thereto at the rate borne by the Notes, and

(iii)                               all sums paid or advanced by the Indenture Trustee hereunder; and

(b)                                 all Events of Default, other than the nonpayment of the principal of or interest on the Notes which have become due solely as a result of such acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 6.03.  Collection of Indebtedness and Suits for Enforcement.  The Trust covenants that if

(a)                                  default is made in the payment of any installment of interest on any Note when such interest becomes due and payable (after the expiration of any applicable cure period), or

(b)                                 default is made in the payment of the principal or premium, if any, of any Note when such principal or premium, if any, becomes due and payable,

the Trust will upon demand of the Indenture Trustee (which the Indenture Trustee may make, but is not required to make) pay to the Indenture Trustee, for the benefit of all the Holders of the Notes, the whole amount then due and payable on the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

If the Trust fails to pay such amounts it is required to pay the Indenture Trustee pursuant to the preceding paragraph, then forthwith upon the demand of the Indenture Trustee, in its own name and as trustee of an express trust, the Indenture Trustee may (but is not required to) institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Trust or any other obligor upon any of the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Trust or any other obligor upon the Notes, including the Collateral, wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04.  Indenture Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial proceeding relative to the Trust or any other obligor upon the Notes or the property held in the Trust or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Trust for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                  to file and prove a claim for the whole amount of principal of, and any premium and interest owing and unpaid in respect of, the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Holders allowed in such proceeding; and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent, to make such payments directly to the Holders, and to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 7.10.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05.  Indenture Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee in accordance with the terms hereof shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

SECTION 6.06.  Application of Money Collected.  Notwithstanding anything herein to the contrary, any money collected by the Indenture Trustee following an Event of Default and during the continuance thereof pursuant to Article 6 or otherwise under this Indenture, any supplements hereto or the Funding Agreement, and any moneys that may then be held or thereafter received by the Indenture Trustee as security with respect to the Notes shall be held in the Collection Account and be applied in the following order, at the date or dates fixed by the

Indenture Trustee and, in case of the distribution on account of principal or interest, upon presentation of the Notes, or both, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

first, to the payment of the reasonable and customary expenses and counsel fees incurred by the Indenture Trustee and any other amounts due and unpaid to the Indenture Trustee by the Trust, in an aggregate amount of no more than $250,000 for all notes issued under the Program, to the extent not paid pursuant to the Expense and Indemnity Agreement;

second, to the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest and all other amounts in respect of which, or for the benefit of which, such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes; and

third, any remaining balance shall be paid to the Trust and such remaining balance shall be distributed by Wilmington in accordance with the Trust Agreement, subject to Section 3.01(d) of the Trust Agreement.

Except as expressly set forth herein, none of the Indenture Trustee, Paying Agent, Registrar or any other Agent or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the Collateral, whether as a result of set-off, banker’s lien or otherwise, and the Indenture Trustee hereby waives, and the Paying Agent and Registrar appointed hereunder shall be deemed to have waived, by its acceptance of the duties hereunder, on behalf of itself and each such other Person, any such claim or rights in or to the Collateral.

SECTION 6.07.  Limitation on Suits.  Except as otherwise provided in Section 6.08, no Holder shall have any right to institute any proceedings, judicial or otherwise, with respect to this Indenture or any agreement or instrument included in the Collateral for the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to the Notes;

(b)                                 the Holder or Holders of Notes representing not less than twenty-five percent (25%) of the aggregate principal amount of the Outstanding Notes shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Indenture Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holder or Holders of Notes representing at least a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of any Note or to obtain or to seek to obtain priority or preference over any other Holder of any Note or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes.

SECTION 6.08.  Unconditional Rights of Holders to Receive Payments.  Notwithstanding any other provision in this Indenture, each Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, any interest on, and premium, if any, on such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.09.  Restoration of Rights and Remedies.  If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Trust, the Indenture Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and each such Holder shall continue as though no such proceeding had been instituted.

SECTION 6.10.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to each and every Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.  Delay or Omission Not Waiver.  No delay or omission of the Indenture Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such right or remedy accruing upon any Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or to any Holder may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by such Holder, as the case may be.

SECTION 6.12.  Control by Holders.  Holders, representing at least a majority of the aggregate principal amount of the Outstanding Notes, who provide the Indenture Trustee with indemnification satisfactory to the Indenture Trustee, shall have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes, including with respect to the Collateral; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture and (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

SECTION 6.13.  Waiver of Past Defaults.  Notwithstanding anything herein to the contrary, only Holders representing a majority of the aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect thereto and its consequences, except a Default

(a)                                  in the payment of any principal of, any interest on, or premium, if any, on any Note, or

(b)                                 in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to the Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.14.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder, by acceptance of a Note, shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or any Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate Notes representing more than ten percent (10%) of the aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of any installment of interest on any Note on or after the Stated Maturity Date thereof expressed in such Note or for the enforcement of the payment of any principal of such Note at the Stated Maturity Date therefor.

SECTION 6.15.  Waiver of Stay or Extension Laws.  The Trust covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any law wherever enacted, now or at any time hereafter in force, providing for any appraisement, valuation, stay, extension or redemption, which may affect the covenants in, or the performance of, this Indenture; and the Trust hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

The Indenture Trustee and Other Agents

SECTION 7.01.  Duties of Indenture Trustee and Agents.

(a)                                  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default, the duties and liabilities of the Indenture Trustee are to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture.

(c)                                  No provision of this Indenture shall be construed to relieve the Indenture Trustee or any Agent from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:

(i)                                     this subsection does not limit the effect of subsection (b) of this Section 7.01;

(ii)                                  each of the Indenture Trustee and each Agent may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Indenture unless a Responsible Officer of the Indenture Trustee or such Agent, respectively, has actual knowledge that such statements or opinions are false; provided that the Indenture Trustee or Agent, as the case may be, must examine such certificates and opinions to determine whether they conform to the requirements of this Indenture;

(iii)                               each of the Indenture Trustee and each Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee or Agent, as the case may be, was negligent in ascertaining the pertinent facts;

(iv)                              the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of Holders representing at least a majority of the aggregate principal amount of the Outstanding Notes or pursuant to Section 6.07 for actions or omissions relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and

(v)                                 no provision of this Indenture shall require the Indenture Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.01.

(e)                                  The Indenture Trustee shall promptly upon its receipt thereof deliver to each Rating Agency copies of each of the following:

(i)                                     any notice of any Event of Default by any party under the Funding Agreement delivered by the Trust to the Indenture Trustee pursuant to paragraph (b) of Section 3.13;

(ii)                                  any amendment or modification of the Trust Agreement delivered by the Trust to the Indenture Trustee pursuant to paragraph (a) of Section 3.12;

(iii)                               any notice of any Default or Event of Default, together with any relevant Trust Certificate relating thereto, delivered by the Trust to the Indenture Trustee pursuant to paragraph (b) of Section 3.13;

(iv)                              any supplemental indenture referred to in Section 8.01 or 8.02;

(v)                                 any other information reasonably requested by any Rating Agency;

(vi)                              any notice of change in the identity of the Trust;

(vii)                           any notice of change in the identity of the Indenture Trustee;

(viii)                        any notice of adverse change in the priority status of the Funding Agreement as a matter of the laws of the State of Tennessee; and

(ix)                                any notice delivered to the Indenture Trustee under Section 3.12.

(f)                                    The Indenture Trustee shall, on behalf of the Trust, and to the extent that the relevant information shall be reasonably available to it, submit such reports or information as may be required from time to time in relation to the issue of the Notes by applicable law, regulations and guidelines by governmental regulatory authorities as may be subsequently requested by the Trust and agreed to in writing between the Trust and the Indenture Trustee.

SECTION 7.02.  No Liability to Invest.  None of the Agents shall be under any liability for interest on, or have any responsibility to invest, any monies received by it pursuant to any of the provisions of this Indenture or the Notes.

SECTION 7.03.  Performance Upon Default.  None of the Agents shall have any duty or responsibility in case of any default by the Trust in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Trust).

SECTION 7.04.  No Assumption by Paying Agent, Transfer Agent, Calculation Agent or Registrar.  In acting hereunder and in connection with the Notes, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar shall act solely as agents of the Trust and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Holders.

SECTION 7.05.  Notice of Default.  Within ninety (90) days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of any Default or Event of Default which is continuing hereunder, the Indenture Trustee shall transmit to Wilmington and all Holders of Notes notice of each such Default or Event of Default hereunder known to the Indenture Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default of the kind described in Section 6.01(a), (b), (c), (f) or (g) the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

SECTION 7.06.  Rights of Indenture Trustee.  Subject to the provisions of Section 7.01(c):

(a)                                  The Indenture Trustee may rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Indenture Trustee acts or refrains from acting it may require a Trust Certificate or an Opinion of Counsel (or may consult with financial or other advisors or consultants appointed with due care). The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Trust Order, Trust Request, Trust Certificate, Opinion of Counsel or advice from financial or other advisors or consultants appointed with due care.

(c)                                  The Indenture Trustee may act through agents or attorneys and shall not be responsible for monitoring or supervising the actions of, or for the misconduct or negligence of, any agent or attorney appointed with due care.

(d)                                 The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e)                                  (i)                                     The Indenture Trustee may employ or retain such counsel, accountants, appraisers, agents or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for misconduct on the part of any such person appointed with due care.

(ii)                                  The Indenture Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, agents or other expert or adviser, whether retained or employed by the Trust or by the Indenture Trustee, in relation to any matter arising in the administration of the trusts hereof.

(f)                                    The Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)                                 The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)                                 The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Trust, personally or by agent or attorney, with any reasonable costs related thereto to be paid by Protective Life pursuant to the Expense and Indemnity Agreement, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i)                                     The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture and states that a Default or Event of Default has occurred.

(j)                                     Permissive powers granted to the Indenture Trustee hereunder shall not be construed to be mandatory duties on its part.

(k)                                  The rights and protections afforded to the Indenture Trustee pursuant to this Article 7 shall also be afforded to the Paying Agent, Calculation Agent, Registrar or Transfer Agent, or any successor or agent thereof.

(l)                                     The Indenture Trustee shall have no liability for the actions or omissions of the Paying Agent, Registrar, Calculation Agent or Transfer Agent, provided that such action omission is not caused by the Indenture Trustee’s own negligence, bad faith or willful misconduct.

(m)                               The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through delegates, agents, attorneys, custodians, or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part, or the supervision, of any agent, attorney, custodian, or nominee appointed with due care hereunder except as otherwise agreed in writing with the Trust.

SECTION 7.07.  Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Trust and neither the Indenture Trustee nor any Agent assumes any responsibility for their correctness. Neither the Indenture Trustee nor any Agent makes any representations with respect to any Collateral or as to the validity, enforceability or sufficiency of this Indenture or of the Notes or of any security interest created hereunder. Neither the Indenture Trustee nor any Agent shall be accountable for the use or application by the Trust of the Notes or the proceeds thereof or any money paid to the Trust or upon Trust Order pursuant to the provisions hereof.

SECTION 7.08.  Indenture Trustee May Hold Notes.  The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.11 herein and Section 311(a) of the Trust Indenture Act, may otherwise deal with the Trust with the same rights it would have if it were not Indenture Trustee.

SECTION 7.09.  Money Held in Trust.  Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder and shall not invest such money, unless otherwise agreed to in writing and permitted by law.

SECTION 7.10.  Compensation and Reimbursement.  The Indenture Trustee and the Agents will be entitled to payment of fees, reimbursement for, and indemnification with respect to, costs and expenses for services rendered hereunder to the extent provided in the Expense and Indemnity Agreement and, with respect to only the Indenture Trustee, Section 6.06.  Except as provided in Section 6.06 with respect to the Indenture Trustee, none of the Indenture Trustee, Paying Agent, Registrar or Transfer Agent shall be entitled to seek any payment from the Trust with respect to its services hereunder.

SECTION 7.11.  Eligibility.  The Trust agrees, for the benefit of the Holders, that there shall at all times be an Indenture Trustee hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such law to exercise corporate trust powers, having a combined capital and surplus of at least $250,000,000 subject to supervision or examination by federal or state authority and having a credit rating of BBB- or better by Standard & Poor’s Ratings Service, a Division of the McGraw-Hill Companies or a credit rating of Baa3 or better by Moody’s Investors Service, Inc. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition as published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

In addition, the Indenture Trustee, each successor Indenture Trustee and each Person appointed to act as co-trustee pursuant to Section 7.15 hereof must be a “United States person” within the meaning of Section 7701(a)(30) of the Code.

SECTION 7.12.  Resignation and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.13.

(b)                                 The Indenture Trustee may resign at any time by giving not less than ninety (90) days’ prior written notice thereof to the Trust. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee and any and all amounts then due and owing to the retiring Indenture Trustee shall be paid in full.

(c)                                  The Indenture Trustee may be removed at any time by an Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes, delivered to the Indenture Trustee and to the Trust.

(d)                                 If at any time (i) the Indenture Trustee shall cease to be eligible under Section 7.11 and shall fail to resign after written request by the Trust or any Holder (who has been a bona fide Holder of a Note for at least six months), (ii) shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or (iii) the Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Trust or any Holder who has been a bona fide Holder of a Note for at least six months, then, (x) the Trust (except during the existence of an Event of Default) by a Trust Order may remove the Indenture Trustee, or (y) subject to Section 6.14, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)                                  If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Trust, by a Trust Order, shall promptly appoint a successor Indenture Trustee and shall comply with the applicable requirements of Section 7.13. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Indenture Trustee shall be appointed by Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes delivered to the Trust and the retiring Indenture Trustee, the successor

Trustee so appointed shall, upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.13, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Trust. If no successor Indenture Trustee shall have been so appointed by the Trust or Holders and shall have accepted appointment in the manner hereinafter provided, any Holder who has been a Holder for at least six months may (subject to Section 6.14), on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)                                    The Trust shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Notes, if any, as their names and addresses appear in the Register.  Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

(g)                                 Any successor Indenture Trustee shall satisfy all applicable requirements under this Indenture.

SECTION 7.13.  Acceptance of Appointment by Successor.

(a)                                  Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Trust and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Trust or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of all amounts owed to it, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder.  Upon request of any such successor Indenture Trustee, the Trust shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

(b)                                 Upon request of any such successor Indenture Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section, as the case may be.

(c)                                  No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

SECTION 7.14.  Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.  Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or national banking association shall be otherwise qualified and eligible under this Article. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

SECTION 7.15.  Co-Trustees.

(a)                                  At any time or times, for the purpose of meeting the legal or regulatory requirements of any jurisdiction in which any portion of any Collateral may at the time be located, the Trust and the Indenture Trustee shall have power to appoint, and, upon the written request of the Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes, the Trust shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Indenture Trustee to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Collateral, with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Trust does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment.

(b)                                 Should any written instrument from the Trust be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Trust.

(c)                                  Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(i)                                     the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee;

(ii)                                  the rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee, except to the extent that, under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee;

(iii)                               the Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Trust evidenced by a Trust Request, may accept the resignation of or remove any co-trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Trust. Upon the written request of the Indenture Trustee, the Trust shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section;

(iv)                              no co-trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder and the Indenture Trustee shall not be personally liable by reason of any act or omission of any co-trustee hereunder; and

(v)                                 any Act of Holders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee.

SECTION 7.16.  Appointment and Duties of the Calculation Agent.

(a)                                  Unless the Paying Agent advises the Trust that it is unable to act as Calculation Agent, the Trust appoints the Paying Agent at its specified office as Calculation Agent in relation to the Notes in respect of which it is named as such in the relevant Pricing Supplement for the purposes specified in this Indenture and all matters incidental thereto.

(b)                                 The Paying Agent accepts its appointment as Calculation Agent in relation to the Notes in respect of which it is named as such in the relevant Pricing Supplement and shall perform all matters expressly to be performed by it in, and otherwise comply with, the terms and conditions of the Notes and the provisions of this Indenture and, in connection therewith, shall take all such action as may be incidental thereto.  The Paying Agent acknowledges and agrees that it shall be named in the relevant Pricing Supplement as Calculation Agent in respect of the Notes unless the purchasing agents or selling agents (or one of the purchasing agents or selling agents) through whom the Notes are issued has agreed with the Trust to act as Calculation Agent (in which case the purchasing agents or selling agents shall be named as Calculation Agent in the related Pricing Supplement).  If the Calculation Agent is incapable or unwilling to perform its duties hereunder, the Indenture Trustee (or the Administrator if the Indenture Trustee is the Calculation Agent) will appoint the Paying Agent or another leading commercial bank to serve as Calculation Agent.  Any resignation by or termination of a Calculation Agent shall not be effective until a successor Calculation Agent has been appointed.

(c)                                  The Calculation Agent shall in respect of the Notes:

(i)                                     obtain such quotes and rates and/or make such determinations, calculations and adjustments as may be required under the Notes and provide notice of any applicable interest rate calculations or determinations or periods with respect to the Notes to the Holders of the Notes upon their request and to the Indenture Trustee, Paying Agent, the Trust and Protective Life, and if the Notes are listed on a stock exchange, and the rules of such exchange so require, such exchange as soon as possible after the Calculation Agent’s determination or calculation of such interest rates or interest rate periods, but in no event later than the fourth (4th) Banking Day thereafter or, earlier in the case of notification to a stock exchange, if the rules of such exchange so require; and

(ii)                                  maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times by the Trust, the Indenture Trustee, Protective Life and the Paying Agent.

(d)                                 The Calculation Agent shall have no liability to the Holders of Notes in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent.

SECTION 7.17.  Changes in Agents

(a)                                  Any Agent may resign its appointment hereunder upon the expiration of not less than thirty (30) days’ notice to that effect to the Trust (with a copy to the Indenture Trustee); provided, however, that any such notice which would otherwise expire within thirty (30) days before or after the Maturity Date or any interest or other payment date of the Notes shall be deemed to expire on the thirtieth (30th) day following the Maturity Date or, as the case may be, such interest or other payment date.

(b)                                 The Trust may revoke its appointment of any Agent hereunder not less than thirty (30) days’ notice to the applicable Agent and the Indenture Trustee to that effect.

(c)                                  The appointment of any Agent hereunder shall terminate forthwith if any of the following events or circumstances shall occur or arise, namely, such Agent becomes incapable of acting; is adjudged bankrupt or insolvent; files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; a resolution is passed or an order is made for the winding-up or dissolution of such Agent; a receiver, administrator or other similar official of such Agent or of all or any substantial part of its property is appointed; an order of any court is entered approving any petition filed by or against such Agent under the provisions of any applicable bankruptcy or insolvency law; or any public officer takes charge or control of such Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

(d)                                 The Trust may (and shall where necessary to comply with the terms and conditions of the Notes) appoint substitute or additional agents in relation to the Notes and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto and such substitute or additional agents shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.

(e)                                  If any Agent gives notice of its resignation in accordance with this Section 7.17, the provisions of paragraph (d) of Section 7.17 apply and by the tenth (10th) day before the expiration of such notice a successor to such Agent in relation to such Notes has not been appointed by the Trust, such Agent may itself, following such consultation with the Trust as may be practicable in the circumstances, appoint as its successor any reputable and experienced bank or financial institution (which will ensure compliance with the terms and conditions of the Notes) and give notice of such appointment in accordance with the terms and conditions of the Notes, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.

(f)                                    Upon any resignation or revocation becoming effective under this Section, the relevant Agent shall:

(i)                                     be released and discharged from its obligations under this Indenture;

(ii)                                  repay, in accordance with the Expense and Indemnity Agreement, to Protective Life such part of any fee paid to it as may be agreed between the relevant Agent and Protective Life;

(iii)                               in the case of the Paying Agent, deliver to the Trust and to the successor Paying Agent a copy, certified as true and up-to-date by an officer of the Paying Agent, of the records maintained by it in accordance with Section 3.04;

(iv)                              in the case of the Registrar, deliver to the Trust and to the successor Registrar a copy, certified as true and up-to-date by an officer of such Registrar, of each of the Registers and other records maintained by it in accordance with Section 2.06;

(v)                                 in the case of a Calculation Agent, deliver to the Trust and to the successor Calculation Agent a copy, certified as true and up-to-date by an officer of such Calculation Agent of the records maintained by it in accordance with Section 7.16; and

(vi)                              upon payment to it by Protective Life of all amounts owed to it, forthwith transfer all moneys and papers (including any unissued Global Notes or Definitive Notes) held by it hereunder to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to such successor for the discharge by it of its duties and responsibilities hereunder.

(g)                                 Any corporation into which any Agent may be merged or converted, any corporation with which any Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party or any corporation succeeding to all or substantially all the corporate agency business of such Agent, shall, to the extent permitted by applicable law, be the successor to such Agent hereunder and in relation to the Notes without any further formality, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.  Notice of any such merger, conversion, consolidation or asset transfer shall forthwith be given by such successor to the Trust and the other parties hereto.

(h)                                 If any Agent decides to change its specified office (which may only be effected within the same city) it shall give notice to the Trust (with a copy to the Indenture Trustee) of the address of the new specified office stating the date on which such change is to take effect, which date shall be not less than thirty (30) days after the date of such notice.  The relevant Agent shall at its own expense not less than fourteen (14) days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Section on or prior to the date of such change) publish or cause to be published notice thereof.

Upon the execution hereof and thereafter forthwith upon any change of the same, the Trust shall deliver to the Indenture Trustee (with a copy to the Paying Agent) a list of the Authorized Signatories of the Trust together with certified specimen signatures of the same.

SECTION 7.18.  Limitation of Wilmington Liability.  It is expressly understood and agreed by the parties that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Trust, (c) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company, be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Indenture or any other related documents.

SECTION 7.19. Trust Beneficial Owner Account.  The Indenture Trustee may establish an account with the Indenture Trustee in the name of the Trust Beneficial Owner or may use an existing account with the Indenture Trustee established in the name of the Trust Beneficial Owner for the purpose of facilitating payments between the Trust Beneficial Owner and the Trust, which account shall be segregated from other accounts held by the Indenture Trustee.

ARTICLE 8

Supplemental Indentures

SECTION 8.01.  Supplemental Indentures Without Consent of Holders.  Without notice to, or the consent of, any Holder, the Trust and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for the purpose of:

(a)                                  conveying, transferring, assigning, mortgaging or pledging to the Indenture Trustee, as security for the Notes, any property or assets in addition to the Collateral;

(b)                                 curing any ambiguity or correcting or supplementing any provision contained herein, in the Notes or in any supplemental agreement which may be defective or inconsistent with any other provision contained in this Indenture, the Notes, the Funding

Agreement or any other Program Documents, or making such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of any Holder of the Notes in any material respect;

(c)                                  evidencing and providing for the acceptance of appointment under this Indenture of a successor Indenture Trustee and to add or to change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust or of the Notes under this Indenture by more than one Indenture Trustee;

(d)                                 adding to the covenants of the Trust or the Indenture Trustee for the benefit of the Holders of the Notes or to surrender any right or power conferred in this Indenture on the Trust;

(e)                                  adding any additional Events of Default;

(f)                                    changing, eliminating or supplementing any of the provisions of this Indenture; provided, however, that any such change, elimination or supplementation shall become effective only when there is no Note Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of or bound by such provision;

(g)                                 securing all of the Notes;

(h)                                 providing for the issuance of and establishing the form and terms and conditions of Notes as provided in Section 2.02; or

(i)                                     establishing the form of any certifications required to be furnished pursuant to the terms of this Indenture or of the Notes.

Notwithstanding any other provision, the Trust will not enter into any supplemental indenture with the Indenture Trustee or permit this Indenture to be amended or modified if such supplemental indenture, amendment or modification would cause any Trust not to be either disregarded or treated as a grantor trust (assuming the Trust was not disregarded) for United States federal income tax purposes.

The Indenture Trustee shall be entitled to receive and rely on an Opinion of Counsel as to whether any such supplemental indenture complies with the requirements of Section 8.01(a) or (b), if applicable, and any such opinion shall be conclusive on the Holders.

SECTION 8.02.  Supplemental Indenture With Consent of Holders.

(a)                                  With the consent of the Holders of Notes representing at least a majority in aggregate principal amount of all Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Trust and the Indenture Trustee, the Trust and the Indenture Trustee may enter one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)                                     change the Stated Maturity Date of the principal of, or the time of payment of interest on, any Note;

(ii)                                  reduce the principal amount of, the interest on or any premium payable on, any Note;

(iii)                               change any Place of Payment where, or the coin or currency in which the principal of, premium, if any, or interest on, any Note is payable;

(iv)                              impair or affect the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes;

(v)                                 reduce the percentage of the aggregate principal amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or defaults thereunder and their consequences provided for in this Indenture;

(vi)                              modify any of the provisions of this Section or similar provisions, except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii)                           modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(viii)                        modify or affect in any manner adverse to the interest of any Holder the terms and conditions of the obligations of the Trust regarding the due and punctual payment of the principal of or interest on, or any other amounts due with respect to, the Notes; or

(ix)                                permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of any Collateral or terminate the Lien of this Indenture on any property held for the benefit and security of Holders at any time subject hereto or deprive any Holder of the security afforded by the Lien of this Indenture.

(b)                                 The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture (and may receive and conclusively rely upon an Opinion of Counsel in doing so) and any such determination shall be conclusive upon all the Holders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Trust and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes a notice setting forth in general terms the substance of such supplemental indenture.

Any failure of the Trust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(c)                                  Notwithstanding any other provision, the Trust will not enter into any supplemental indenture with the Indenture Trustee or permit this Indenture to be amended or modified if such supplemental indenture, amendment or modification would cause the Trust not to be either disregarded or treated as a grantor trust (assuming the Trust was not disregarded) for United States federal income tax purposes.

SECTION 8.03.  Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.

SECTION 8.04.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note which has theretofore been or thereafter authenticated and delivered hereunder shall be bound thereby.  Further, the Trust shall be bound by any such supplemental indenture.

SECTION 8.05.  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Trust shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Trust, to any such supplemental indenture may be prepared and executed by the Trust and authenticated by the Indenture Trustee and delivered by the Indenture Trustee in exchange for Outstanding Notes.

SECTION 8.06.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 9

Non-Recourse Provisions

SECTION 9.01.  Nonrecourse Enforcement.  Notwithstanding anything to the contrary contained in this Indenture or any Notes, none of Protective Life, its officers, directors, Affiliates, employees or agents, or the Trust or any of Wilmington, the Trust Beneficial Owner, the Agents or any of their respective officers, directors, Affiliates, employees or agents (the “Nonrecourse Parties”) will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of the Notes. If any Event of Default shall occur with respect to the Notes, the right of the Holders of the Notes and the Indenture Trustee on behalf of such Holders in connection with a claim on such Notes shall be limited solely to a proceeding against the Collateral.  Neither such Holders nor the Indenture Trustee on behalf of such Holders will have the right to proceed against the Nonrecourse Parties or the Collateral held in any other trust organized under the Program or otherwise, to enforce the Notes (except that to the extent they exercise their rights, if any, to seize the Funding Agreement, they may enforce the Funding Agreement against Protective Life, its successors or assigns) or for any deficiency judgment remaining after foreclosure of any property included in the Collateral.

It is expressly understood and agreed that nothing contained in this Section 9.01 shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Notes or otherwise affect or impair the enforceability against the Trust of the liens, assignments, rights and security interests created by this Indenture, the Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Notes. Nothing in this Section 9.01 shall preclude the Holders from foreclosing upon any property included in the Collateral.

Holders may not seek to enforce rights against the Trust (a) by commencing any recovery or enforcement proceedings against the Trust, (b) by applying to wind up the Trust, (c) otherwise than through the Indenture Trustee in its exercise of powers to petition a court to appoint a receiver or administrator to the Trust or for the Collateral, (d) by making any statutory demand upon the Trust under applicable corporation law, or (e) in any other manner except as may be provided in this Indenture or in the Notes.

ARTICLE 10

Meetings of Holders of Notes

SECTION 10.01.  Purposes for Which Meetings May be Called.  A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by the Holders of Notes.

SECTION 10.02.  Call, Notice and Place of Meetings.

(a)                                Unless otherwise provided in the Notes, the Indenture Trustee may at any time call a meeting of Holders of the Notes for any purpose specified in Section 10.01, to be held at such time and at such place in The City of New York or such other place as the Indenture Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

(b)                                 In case at any time the Trust or the Holders of at least ten percent (10%) in principal amount of the Outstanding Notes shall have requested the Indenture Trustee to call a meeting of Holders for any purpose specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the first publication or mailing of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Trust or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in The City of New York and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

SECTION 10.03.  Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Outstanding Notes; or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Trust and its counsel.

SECTION 10.04.  Quorum; Action.  The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes, the Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within thirty (30) minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a), except that such notice need be given only once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

Except as limited by Section 8.02(a) and Section 6.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as limited by Section 8.02(a) and Section 6.02, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Notes; and provided, further, that, except as limited by Section 8.02(a) and Section 6.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

Notwithstanding the preceding two paragraphs, any request, demand, authorization, direction, notice, consent, waiver or other action of Holders under this Indenture or the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, when it is expressly required, to the Trust. The percentage of principal amount of the Outstanding Notes held by the Holders delivering such instruments which is required to approve any such action shall be the same as the percentage required for approval at a duly convened meeting of Holders.

Any resolution passed or decision taken at any meeting of Holders duly held or by duly executed instrument in accordance with this Section shall be binding on all Holders of the Notes, whether or not such Holders were present or represented at the meeting.

SECTION 10.05.  Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)                                  Notwithstanding any other provisions of this Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b)                                 The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Trust or by Holders as provided in Section 10.02(b), in which case the Trust or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

(c)                                  At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 of principal amount of Notes held or represented by him, her or it, or if the Notes are not denominated in increments of $1,000, such other minimum authorized denomination applicable to such Series of Notes; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(d)                                 Notwithstanding any other provision herein to the contrary, any meeting of Holders duly called pursuant to Section 10.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding

Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 10.06.  Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 and, if applicable, Section 10.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Trust, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 11

Notes in Foreign Currencies

SECTION 11.01.  Notes in Foreign Currencies.  In the absence of any provision to the contrary in the form of Notes, whenever this Indenture provides for (a) any action by, or the determination of any of the rights of, the Holders of Notes if not all of the Notes are denominated in the same currency, or (b) any distribution to the Holders of Notes of any amount in respect of any Note denominated in a currency other than Dollars, then all foreign denominated Notes shall be treated for any such action, determination of rights or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the Regular Record Date with respect to such Notes for such action, determination of rights or distribution (or, if there shall be no applicable Regular Record Date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Trust may specify in a written notice to the Indenture Trustee or, in the absence of such written notice, as the Indenture Trustee may determine.

EXHIBIT A-1

TO STANDARD INDENTURE TERMS

FORM OF RETAIL GLOBAL NOTE

CUSIP NO.

PROTECTIVE LIFE SECURED TRUST [     ]-[   ]
[INTERNOTE®] [SECURED MEDIUM-TERM NOTE]

REGISTERED FACE AMOUNT:
No.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Principal Amount: $

Original Issue Date:

Price to Public:

Stated Maturity Date:

Settlement Date and Time:

Securities Exchange Listing:  ☐ Yes  ☐ No.  If yes,
indicate name(s) of Securities Exchange(s)
                                  .

Depositary:

Authorized Denominations (if other than $1,000):

Collateral held in the Trust:  Protective Life Insurance Company Funding Agreement No. •, all proceeds, rights and books and records related thereto.

Interest Rate or Formula:

Fixed Rate Note: ☐ Yes ☐ No.  If yes,

Interest Rate:

Interest Payment Frequency:

☐ Monthly               ☐ Quarterly

☐ Semi-annually      ☐ Annually

Interest Payment Dates, if other than as specified on the reverse hereof:

Additional/Other Terms:

Amortizing Note: ☐ Yes ☐ No.  If yes,

Amortization schedule or formula:

Additional/Other Terms:

Discount Note: ☐ Yes ☐ No.  If yes,

Registered Face Amount:

Total Amount of Discount:

Yield to Maturity:

Additional/Other Terms:

Redemption Provisions: ☐ Yes  ☐ No.  (If yes, the Trust will redeem the Note on the date and to the extent that the Funding Agreement (as defined in the Indenture) has been redeemed by Protective Life Insurance Company (“Protective Life”).  Protective Life has the right to redeem the Funding Agreement, in full or in part, on           (such date, the “Initial Redemption Date”) or on any other Interest Payment Date thereafter).

Initial Redemption Percentage:

Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:

Repayment Provisions: ☐ Yes  ☐ No.  (If yes, the Holder of this Note has the right to repayment of this Note on any Interest Payment Date after          ).

Additional/Other Terms:

Survivor’s Option:  ☐ Yes  ☐ No.  (If yes, the attached Survivor’s Option is incorporated into this Note).

Trust Put Limitation:

Floating Rate Note: ☐ Yes ☐ No.  If yes,

Interest Rate:

Interest Rate Basis(es) (or Base Rate):

CD Rate ☐

Commercial Paper Rate ☐

Federal Funds Rate ☐

LIBOR ☐

☐ LIBOR Reuters Page:

☐ LIBOR Telerate Page:

Designated LIBOR Currency:

Treasury Rate (other than Constant Maturity Treasury Rate) ☐

Constant Maturity Treasury Rate ☐

Designated CMT Telerate Page:

If Telerate Page 7052:

☐ Weekly Average

☐ Monthly Average

Designated CMT Maturity Index:

Prime Rate ☐

Other ☐

Other Base Rate:

Inflation Protected Note ☐ (See Annex A for terms)

Inverse Floating Rate Note ☐

Fixed Interest Rate:

Floating Rate/Fixed Rate ☐

Fixed Interest Rate:

Fixed Rate Commencement Date:

Index Maturity:

Spread and/or Spread Multiplier, if any:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Reset Dates:

Rate Determination Date(s):

Interest Payment Frequency:

☐ Monthly               ☐ Quarterly

☐ Semi-Annually    ☐ Annually

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Additional/Other Terms:

Regular Record Date(s):

Sinking Fund:

Day Count Convention:

☐ 30 over 360                ☐ Actual over Actual

☐ Actual over 360        ☐ Other (See attached)

Specified Currency:  U.S. Dollars

Calculation Agent:

Additional/Other Terms:

A-1-2

The Protective Life Secured Trust designated above (the “Trust”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount on the Stated Maturity Date and, if so specified above, to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified herein to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest as specified above.  The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as defined in Section 2(b) on the reverse hereof) at such time, (2) if this Note is an Amortizing Note (as defined in Section 2(c) on the reverse hereof), the Outstanding Face Amount (as defined in Section 2(c) on the reverse hereof) at such time and (3) in all other cases, the Registered Face Amount hereof.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture, dated as of the Original Issue Date specified in the Pricing Supplement (the “Indenture”), between The Bank of New York (the “Indenture Trustee”) and the Trust, or on the face hereof.

This Note will mature on the Stated Maturity Date, unless its principal (or, any installment of its principal) becomes due and payable prior to the Stated Maturity Date whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the direction of the Trust, notice of the Holder’s option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal amount of this Note becomes due and payable, as the case may be, are referred to as the “Maturity Date” with respect to principal of this Note repayable on such date).

A “Discount Note” is any Note that has a Price to Public that is less than 100% of the Registered Face Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

Except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified herein, commencing with the first (1st) Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day (or, if this Note is a LIBOR Note (as defined in Section 2(d)(v)(D) on the reverse hereof), a day that is also not a London Business Day (as hereinafter defined)) shall be made on the next succeeding Business Day (or, if this Note is a LIBOR Note, on the next succeeding Business Day that is also a London Business Day) with the same force and effect as if made on such Interest Payment Date or such Maturity Date, as the case may be, except that with respect to Interest Payment Dates, other than the Maturity Date, if this Note is a

A-1-3

LIBOR Note and such next succeeding Business Day that is also a London Business Day falls in the next calendar month, such payment shall be made on the Business Day that is also a London Business Day immediately preceding the Interest Payment Date; provided that, in connection with Floating Rate Notes, and except in the case of an Interest Payment Date that falls on a Maturity Date, interest will continue to accrue to but excluding the date the interest is paid.  The term “London Business Day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. Dollars are transacted, or with respect to any future date are expected to be transacted in the London interbank market.  Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

Unless otherwise specified above, the interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.  Any such interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the Corporate Trust Office of the Indenture Trustee (or any such Paying Agent).  Payments of principal, interest and other amounts hereon (other than on the Maturity Date) will be made in accordance with existing arrangements between the Indenture Trustee (or any such Paying Agent) and the Depositary.  Any principal, premium and/or interest payable hereon on the Maturity Date will be paid by wire transfer in immediately available funds to an account specified by the Depositary upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee (or any such Paying Agent), provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

A-1-4

Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust.  Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder thereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

A-1-5

IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

THE PROTECTIVE LIFE SECURED TRUST SPECIFIED ON THE FACE OF THIS NOTE

Dated: Original Issue Date	By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee.

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Protective Life Secured Trust specified on the face of this Note referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK As Indenture Trustee

Dated: Original Issue Date

By:
Authorized Signatory

A-1-6

[REVERSE OF NOTE]

Section 1.              General.  This Note is one of a duly authorized issue of Notes of the Protective Life Secured Trust designated on the face hereof (the “Trust”).  The Series of Notes are issued pursuant to the Indenture.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture.

Section 2.              Determination of Interest Rate and Certain Other Terms.

(a)           Fixed Rate Notes.

(i)            If this Note is specified on the face hereof as a “Fixed Rate Note,” for the period from the Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, the interest rate hereon shall be at the rate per annum stated on the face hereof until, but excluding the date on which the Principal Amount is paid or made available for payment.  Unless otherwise specified on the face hereof, the rate of interest payable on this Note will not be adjusted.

(ii)           Unless otherwise specified on the face hereof, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

(b)           Discount Notes.

(i)            If this Note is specified on the face hereof as a “Discount Note,” this Note shall bear interest at the rate set forth on the face hereof in the same manner as set forth in Section 2(a) above, and payments of principal and interest shall be made as set forth on the face hereof.

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(ii)           In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note on the Maturity Date will be equal to the sum of (1) the Price to Public (increased by any accruals of Discount) and, in the event of any redemption of Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the Maturity Date (such sum, the “Amortized Face Amount”).  For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of this Note occurs for Discount Notes, the Discount will be accrued using a Constant Yield Method.  The Constant Yield Method will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the Stated Maturity Date of such Discount Notes will not be accelerated.  If the period from the Original Issue Date to the first (1st) Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

(c)           Amortizing Notes.

(i)            If this Note is specified on the face hereof as an “Amortizing Note,” this Note shall bear interest at the rate set forth on the face hereof, in the same manner as set forth in Section 2(a) above and payments of principal, premium (if any) and interest shall be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto.

(ii)           If it is specified on the face hereof that this Note is an Amortizing Note, the Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table, or in accordance with the formula, appearing in Schedule I, attached to this Note.  If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount.  The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

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(d)           Floating Rate Notes.

(i)            If this Note is specified on the face hereof as a “Floating Rate Note,” interest on this Note shall accrue and be payable in accordance with this Section 2(d).  A Floating Rate Note may be a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, LIBOR Note, Treasury Rate Note, Constant Maturity Treasury Rate Note, a Prime Rate Note, an Inflation Protected Note, an Inverse Floating Rate Note, a Floating Rate/Fixed Rate Note or any other type of Floating Rate Note with the terms specified herein.  For the period from the Original Issue Date to, but not including, the first (1st) Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof.  Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date; provided, however, that the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding such Maturity Date.

(A)          Unless specified otherwise on the face hereof, Interest Reset Dates are as follows:  (1) in the case of Notes that reset daily, each Business Day, (2) in the case of Notes that reset weekly, other than Treasury Rate Notes, the Wednesday of each week, (3) in the case of Treasury Rate Notes that reset weekly and except as provided below under “Treasury Rate Notes,” the Tuesday of each week, (4) in the case of Notes that reset monthly, the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (5) in the case of Notes that reset quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (6) in the case of Notes that reset semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued and (7) in the case of Notes that reset annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.

(B)           If any Interest Reset Date would otherwise be a day that is not a Business Day (or, if this Note is a LIBOR Note, a day or Business Day that is not a London Business Day), such Interest Reset Date shall be postponed to the next day that is also a Business Day (or, if this Note is a LIBOR Note, to the next Business Day that is a London Business Day); provided, however, that if this Note is a LIBOR Note and such Business Day that is also a London Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Business Day that is also a London Business Day immediately preceding such Reset Date.  If this

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Note is a Treasury Rate Note (as defined below) and an auction date for direct obligations of United States securities shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first (1st) Business Day immediately following such auction date.

(C)           If this Note has more than one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by an Accrued Interest Factor.  The Accrued Interest Factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period for which accrued interest is being calculated.  The Interest Reset Period is the period from each Interest Reset Date to, but not including, the following Interest Reset Date.  Unless otherwise specified on the face hereof, the Interest Factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the Interest Factor for each such day will be computed by dividing the interest rate by the actual number of days in the year.  The Interest Rate Basis shall be set forth on the face hereof and shall be the Interest Rate Basis, as adjusted in accordance with any Spread or Spread Multiplier and subject to any Maximum Interest Rate or Minimum Interest Rate specified on the face hereof.  Notwithstanding Section 2(d)(i)(E) below, the Interest Factor will be expressed as a decimal calculated to seven decimal places without rounding.  For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date.  Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Rate Determination Date and calculated on the applicable Calculation Date.  Unless otherwise specified on the face hereof, the interest rate in effect for each day to and excluding the next Interest Reset Date will be the interest rate that was in effect on the preceding Interest Reset Date.  “Calculation Date” means the date by which the Calculation Agent specified on the face hereof, is to calculate the interest rate which will be the earlier of (1) the fifth (5th) Business Day after the related Rate Determination Date, or if any such day is not a Business Day, the next Business Day and (2) the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

(D)          If this Note has one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by the interest rate in effect during the period

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for which accrued interest is being calculated.  That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

(E)           Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the interest rate on this Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.  All currency amounts used in, or resulting from, the calculation on a Floating Rate Note will be rounded to the nearest one-hundredth of a unit.  For purposes of such rounding, .005 of a unit will be rounded upward.

(ii)           Unless otherwise specified on the face hereof and except as provided below, the Interest Payment Date for a Floating Rate Note shall be as follows: (1) if the Reset Date for a Note is daily, weekly or monthly, the Interest Payment Date shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (2) if the Reset Date for a Note is quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (3) if the Reset Date for a Note is semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued, (4) if the Reset Date for a Note is annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  In each of these cases, interest will also be payable on the Maturity Date.

(iii)          If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or Minimum Interest Rate.  If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Maximum Interest Rate.  If a Minimum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the

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interest rate on such Reset Date shall be the Minimum Interest Rate.  Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

(iv)          All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder of this Note and neither the Trust, the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of this Note in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent.  Upon request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note.  The Calculation Agent will notify the Indenture Trustee, Paying Agent, Registrar, the Trust and if this Note is listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, Initial Interest Period, Interest Reset Period, and interest amount payable applicable to this Note promptly after such determination is made.  If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint the Paying Agent or another leading commercial bank to act as such in its place.

(v)           Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first (1st) Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof, the base rate, multiplied by the Spread Multiplier, if any, specified on the face hereof and/or plus or minus the Spread, if any, specified on the face hereof.

(A)          CD Rate Notes.  If the Interest Rate Basis is the CD Rate, this Note shall be deemed to be a “CD Rate Note.” A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the CD Rate for each CD Rate Determination Date by the Calculation Date pertaining to such CD Rate Determination Date.  The CD Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “CD Rate” means the rate for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 3:00 p.m., New York City time, on the

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Calculation Date pertaining to such CD Rate Determination Date, the CD Rate for the Interest Reset Period will be the rate on such date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update under the heading “CDs (Secondary Market).”  If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on such date, of three (3) leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the CD Rate for the applicable Interest Reset Period will be the CD Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the CD Rate shall be the Initial Interest Rate.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published weekly by the Board of Governors of the Federal Reserve System; and “H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

(B)           Commercial Paper Rate Notes.  If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed to be a “Commercial Paper Rate Note.” A Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Commercial Paper Rate for each Commercial Paper Rate Determination Date by the Calculation Date pertaining to such Commercial Paper Rate Determination Date.  The Commercial Paper Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Commercial Paper Rate” means the Money Market Yield (calculated as described below) on the Calculation Date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate is published in H.15(519) under the heading “Commercial Paper — Nonfinancial.”  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial

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Paper Rate Determination Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the rate on such date for commercial paper having the applicable Index Maturity as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper — Nonfinancial.”  If such rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on such date, of three (3) leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Trust for commercial paper having the applicable Index Maturity placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate for the Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Commercial Paper Rate will be the Initial Interest Rate.  “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield	=	D X 360	x	100
360 - (D X M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable Index Maturity.

(C)           Federal Funds Rate Notes.  If the Interest Rate Basis is the Federal Funds Rate, this Note shall be deemed to be a “Federal Funds Rate Note.” A Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Federal Funds Rate for each Federal Funds Rate Determination Date by the Calculation Date pertaining to such Federal Funds Rate Determination Date.  The Federal Funds Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Federal Funds Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is

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displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page (“Telerate Page 120”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Rate Determination Date, the Federal Funds Rate for the Interest Reset Period will be the rate on such Calculation Date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Federal Funds (Effective).”  If such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds Rate for such Interest Reset Period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust.  If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds Rate for the Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Federal Funds Rate will be the Initial Interest Rate.

If this Note is a Federal Funds Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

(D)          LIBOR Notes.  If the Interest Rate Basis is LIBOR, this Note shall be deemed to be a “LIBOR Note.” A LIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine LIBOR for each LIBOR Determination Date by the Calculation Date pertaining to such LIBOR Determination Date.  The LIBOR Determination Date is the second (2nd) London Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)           Unless otherwise indicated on the face hereof, on a LIBOR Determination Date, the Calculation Agent will determine LIBOR for each Interest Reset Period as follows:

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The Calculation Agent will determine the offered rates for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, which appears on the “designated LIBOR page” as of 11:00 a.m., London time, on that LIBOR Determination Date.  If “LIBOR Telerate” is designated on the face hereof, “designated LIBOR page” means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If “LIBOR Reuters” is designated on the face hereof, “designated LIBOR page” means the arithmetic mean determined by the Calculation Agent of the two (2) or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such single rate shall be used) on the display on the Reuters Monitor Money Rates Service Page “LIBOR,” or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If neither “LIBOR Telerate” nor “LIBOR Reuters” is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

(2)           If LIBOR cannot be determined on a LIBOR Determination Date as described above, then the Calculation Agent will determine LIBOR as follows:

The Calculation Agent will select four (4) major banks in the London interbank market after consultation with the Trust.  The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR Determination Date.  These quotations will be for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If two (2) or more quotations are provided, LIBOR for the Interest Reset Period will be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust and then determine LIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR Determination

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Date.  The rates quoted will be for loans in U.S. Dollars, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If fewer than three (3) New York City banks selected by the Calculation Agent are quoting rates, LIBOR for the Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, LIBOR will be the Initial Interest Rate.

(E)           Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed to be a “Treasury Rate Note.” A Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Treasury Rate for each Treasury Rate Determination Date by the Calculation Date pertaining to such Treasury Rate Determination Date.  Unless “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise set forth on the face hereof, the Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for the Interest Reset Period of U.S. treasury securities having the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading “Investment Rate” or, if not so published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Treasury Rate Determination Date, then the Treasury Rate for the Interest Reset Period will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be the rate having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. Government Securities—Treasury bills (Secondary Market)” or, if

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not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Treasury Rate Determination Date of treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “U.S. Government Securities—Treasury Bills (Secondary Market).”  If none of the above rates is published by 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three (3) leading primary United States government securities dealers selected by the Calculation Agent for the issue of treasury securities with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned above, then the Treasury Rate for the Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Treasury Rate will be the Initial Interest Rate.

(2)           The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which treasury securities would normally be auctioned.  Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week.  If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

(F)           Constant Maturity Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Constant Maturity Treasury Rate, this Note shall be deemed to be a “Constant

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Maturity Treasury Rate Note.”  A Constant Maturity Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Constant Maturity Treasury Rate and the Spread or Spread Multiplier, if any.  If “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise specified on the face hereof, “Constant Maturity Treasury Rate” for each Interest Reset Period will be the rate displayed on the Designated Constant Maturity Treasury Page (as defined below) under the caption “Treasury Constant Maturities” under the column for the Designated CMT Maturity Index for either (1) that Constant Maturity Treasury Rate Determination Date (as hereinafter defined), if the Designated Constant Maturity Treasury Page is 7051 (or any other page that may replace this page on that service); or (2) the week, or the month, as set forth on the face hereof, ended immediately preceding the week in which the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date occurs, if the Designated Constant Maturity Treasury Page is 7052 (or any other page that may replace this page on that service).

If the Treasury Rate is no longer displayed on the Designated Constant Maturity Treasury Page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (as hereinafter defined) as published in H.15(519) for the Constant Maturity Treasury Rate Determination Date.  If the Constant Maturity Treasury Rate is no longer published, or if not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate Determination Date with respect to the Interest Reset Date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury Page and published in the relevant H.15(519).  If the information in the immediately preceding sentence is not available

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by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Calculation Agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date reported, according to their written records, by three (3) leading primary United States government securities dealers (each, a “CMT Reference Dealer”) in the City of New York selected by the Calculation Agent.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.  If the Calculation Agent cannot obtain three (3) Treasury Note quotations as described above, the Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date of three (3) CMT Reference Dealers in the City of New York.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.  If two (2) of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.  If fewer than five but more than two (2) CMT Reference Dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated; provided, however, that if fewer than three (3) CMT Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate for the

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Interest Reset Period will be the same as the Constant Maturity Treasury Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Constant Maturity Treasury Rate will be the Initial Interest Rate.

(2)           For purposes of Constant Maturity Treasury Rate Notes, the “Constant Maturity Treasury Rate Determination Date” will be the tenth (10th) Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.  “Designated Constant Maturity Treasury Page” means the display on Moneyline Telerate, Inc. on the page designated on the face hereof, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).  If that page is not specified on the face hereof, the Designated Constant Maturity Treasury Page shall be 7052, for the most recent week.  “Designated CMT Maturity Index” means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) designated on the face hereof with respect to which the Constant Maturity Treasury Rate will be calculated.  If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

(G)           Prime Rate Notes.  If the Interest Rate Basis is the Prime Rate, this Note shall be deemed to be a “Prime Rate Note.”  A Prime Rate Note will bear interest for each Interest Reset Period calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof.  The Calculation Agent will determine the Prime Rate for each Interest Reset Period on each Prime Rate Determination Date by the Calculation Date pertaining to such Prime Rate Determination Date.  The Prime Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Prime Rate” means the rate on the Calculation Date made available and subsequently published on the Calculation Date in H.15(519) under the heading “Bank Prime Loan” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan,” or if neither such rate is published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Prime Rate Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page

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(hereinafter defined) as each such bank’s prime rate or base lending rate as in effect for the Prime Rate Determination Date.  If fewer than four (4) such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust.  The Prime Rate will be the arithmetic mean of the prime rates quoted by those three (3) banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date; provided, however, that if fewer than three (3) banks in New York City are quoting as mentioned in this sentence, the Prime Rate for the Interest Reset Period will be the same as the Prime Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Prime Rate will be the Initial Interest Rate.  “Reuters Screen USPRIME1 Page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

(H)          Inflation Protected Notes.  If this Note is designated as an Inflation Protected Note on the face hereof, certain terms of this Note, including the means by which the interest rate will be calculated, will be set forth in Annex A hereto.

(I)            Inverse Floating Rate Notes.  If this Note is designated as an Inverse Floating Rate Note on the face hereof, the Inverse Floating Rate shall be equal to (1) in the case of the period, if any, commencing on the Original Issue Date (or such other date which may be specified on the face hereof as the date on which this Note shall begin to accrue interest), up to the first (1st) Interest Reset Date, a fixed rate of interest established by the Trust as specified on the face hereof, and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest as specified on the face hereof minus the interest rate determined based on the Interest Rate Basis as adjusted by the Spread or Spread Multiplier, if any; provided, however, that (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding the Maturity Date.

(J)            Floating Rate/Fixed Rate Notes.  If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, commencing on the Fixed Rate Commencement Date specified on the face hereof, in which event the

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interest rate on this Note will be determined as provided herein as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period.

Section 3.              Optional Redemption.  If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture.  If a Redemption Right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Initial Redemption Date set forth on the face hereof or on any other Interest Payment Date thereafter on which the Funding Agreement is to be redeemed in whole or in part by Protective Life Insurance Company (“Protective Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, in increments of the authorized denomination specified on the face hereof at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the applicable Redemption Date.  “Redemption Price” shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount of this Note to be redeemed.  The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Protective Life, by (B) the outstanding principal amount of the Funding Agreement.  The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the principal amount thereof to be redeemed.  Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed redemption date.  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.  If less than all of the Notes are redeemed, the Depositary will select by lot the amount of the interest of each direct participant in the Trust to be redeemed.  Unless otherwise specified herein, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date.

Section 4.              Sinking Funds and Amortizing Notes.  Unless this Note is specified as an Amortizing Note on the face hereof, this Note will not be subject to any sinking fund.

Section 5.              Optional Repayment.  If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date.  If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”).  On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of the authorized denomination specified on the face hereof at the option of the Holder hereof at

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a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment.  For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture Trustee, with the form entitled “Option to Elect Repayment,” below, duly completed.  Exercise of such repayment option by the Holder hereof shall be irrevocable.

Section 6.              Modification and Waivers.  The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to execute supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected thereby, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Note affected thereby.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

Section 7.              Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, such Note on the respective Stated Maturity Date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 8.              Events of Default.  If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture.  In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 2(b) hereof.

Section 9.              Additional Amounts; Tax Event.  No Additional Amounts will be paid with respect to any payment of principal of (or premium, if any, on) or interest, if any, on this Note to any Holder.

If (1) a Tax Event (defined below) as to the relevant Funding Agreement(s) occurs and (2) Protective Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the

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Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date.  “Tax Event” means that Protective Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable Funding Agreement is entered into, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.  “Tax Event Redemption Price” means an amount equal to the unpaid principal amount of this Note to be redeemed.  The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Protective Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

Section 10.            Listing.  Unless otherwise specified on the face hereof, this Series of Notes will not be listed on any securities exchange.

Section 11.            No Recourse Against Certain Persons.  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

Section 12.            Miscellaneous.

(a)           This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

(b)           As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Note, certain additional limitations), the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrator and the Registrar duly

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executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

(c)           As provided in the Indenture and subject to certain limitations (including, in the case of any Global Note, certain additional limitations) therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

(d)           Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided (subject to Section 2.09 of the Indenture) and for all other purposes, whether or not this Note be overdue, and, except as otherwise required by applicable law, none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

(e)           The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture.  The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants.  The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, as the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices and voting.  Transfer of principal, premium (if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any) and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners.  So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by DTC pursuant to rules and procedures established by DTC and its participants.  Neither the Trust nor the Indenture Trustee will be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

(f)            This Note or portion hereof may not be exchanged for Definitive Notes of this Series of Notes, except in the limited circumstances provided for in the Indenture.  The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture.  No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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Section 13.            GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                           Attorney to transfer said Note in the Register, with full power of substitution in the premises.

Dated:

(Signature Guaranteed)

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than sixty (60) nor less than thirty (30) days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of the authorized denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $       or an integral multiple of the authorized denomination in excess of $      ) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

DATE:

Registered Face Amount to be repaid, if amount to be repaid is less than the Registered Face Amount of this Note (Registered Face Amount remaining must be an authorized denomination)	Fill in for registration of Notes if to be issued otherwise than to the registered Holder:
Name:
$	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

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SURVIVOR’S OPTION RIDER

Unless the Notes have been declared due and payable prior to their maturity by reason of any Event of Default under the Indenture, or have been previously redeemed or otherwise repaid, the authorized Representative (as defined below) of a deceased Beneficial Owner (as defined below) of that Note shall have the option to elect repayment of such Notes following the death of the Beneficial Owner (a “Survivor’s Option”).  The Survivor’s Option may not be exercised unless the Notes to be repaid were held by the Beneficial Owner or the estate of that Beneficial Owner for a period beginning at least 6 months immediately prior to such election.  “Beneficial Owner” as used in this Survivor’s Option Rider means, with respect to a Note, the person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that Note, as well as the right to receive payments on that Note.

Upon (i) the valid exercise of the Survivor’s Option and the proper tender of the Notes for repayment by or on behalf of the person that has authority to act on behalf of the deceased Beneficial Owner of such Notes under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased Beneficial Owner or the surviving joint owner of the deceased Beneficial Owner) (the “Representative”) and (ii) the tender and acceptance of that portion of the Funding Agreement equal to the amount of the portion of the Note to be redeemed, the Trust shall repay the Notes (or portion thereof)  at a price equal to 100% of the principal amount of the deceased Beneficial Owner’s beneficial interest in such Note plus accrued and unpaid interest to the date of such repayment.  However, the Trust shall not be obligated to repay:

•                  beneficial ownership interests in Notes exceeding the greater of $2,000,000 or 2% (or such other amounts, as specified in the Pricing Supplement) in aggregate principal amount for all notes then outstanding and issued to retail investors under the Program as of the end of the most recent calendar year (the “Annual Put Limitation”);

•                  on behalf of an individual deceased Beneficial Owner, any beneficial ownership interest in all notes issued to retail investors under the Program that exceeds $250,000 (or such other amounts, as specified in the Pricing Supplement) in any calendar year (the “Individual Put Limitation”); or

•                  beneficial ownership interests in Notes of the Trust exceeding the amount specified on the face hereof for the Trust Put Limitation, if any (the “Trust Put Limitation”).

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The Trust shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than the authorized denomination specified on the face hereof, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the Principal Amount of such Note remaining Outstanding after repayment must be at least the authorized denomination of the Notes.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn.

Each Note (or portion thereof) that is elected for exercise of the Survivor’s Option will be accepted in the order that elections are received by the Indenture Trustee, except for any Notes (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, (ii) the Individual Put Limitation, if applied, or (iii) the Trust Put Limitation.  Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance.  If, as of the end of any calendar year, the aggregate principal amount of all notes (or portions thereof) issued under the Program that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded the Annual Put Limitation or the Individual Put Limitation, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year, because such acceptance would have contravened any such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such notes (or portions thereof) were originally tendered.  In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Indenture Trustee shall deliver a notice by first-class mail to the Depositary that states the reason such Note (or portion thereof) has not been accepted for payment.

In order to obtain repayment through exercise of the Survivor’s Option with respect to any Note (or portion thereof), the Representative must provide the following items to the broker or other entity through which the beneficial interest in the Notes is held by the deceased Beneficial Owner: (i) a written instruction to such broker or other entity to notify the Depositary of the Representative’s desire to obtain repayment through the exercise of the Survivor’s Option; (ii) appropriate evidence satisfactory to the Indenture Trustee that (A) the deceased was the Beneficial Owner of such Notes at the time of death and the interest in such Notes was owned by the deceased Beneficial Owner or his or her estate for a period beginning at least six months immediately prior to the request for repayment, (B) the death of such Beneficial Owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased Beneficial Owner; (iii) if the interest in such Notes is held by a nominee of the deceased Beneficial Owner, a certificate satisfactory to the Indenture Trustee from such nominee attesting to the deceased’s beneficial ownership of such Notes; (iv) a written request for

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repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.  or a commercial bank or trust company having an office or correspondent in the United States; (v) if applicable, a properly executed assignment or endorsement; (vi) tax waivers and such other instruments or documents that the Indenture Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment; and (vii) any additional information the Indenture Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Notes.  Such broker or other entity shall then deliver each of these items to the direct participant of the Depositary, such direct participant being the entity that holds the beneficial interest in the Notes on behalf of the deceased Beneficial Owner, together with evidence satisfactory to the Indenture Trustee from the broker or other entity stating that it represents the deceased Beneficial Owner.  Such direct participant shall then deliver such items to the Indenture Trustee.  Such direct participant shall be responsible for disbursing any payments it receives from the Depositary pursuant to exercise of the Survivor’s Option to the appropriate Representative.  All questions, other than with respect to the right to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year or as to the Notes or as to the eligibility or validity of any exercise of the Survivor’s Option, will be determined by the Indenture Trustee, in its sole discretion, which determination shall be final and binding on all parties.  The Indenture Trustee shall be entitled to rely and shall be fully protected in relying without further inquiry on, in the case of documentation believed by it in good faith to be genuine and to have been signed or presented by the proper Person and that is required to be provided pursuant to (i) clause (ii)(A) of the first sentence of this paragraph, a certificate of the Representative to the effect the deceased was the Beneficial Owner of such Notes at the time of death and the interest in such Notes was owned by the deceased Beneficial Owner or his or her estate for a period beginning at least six months immediately prior to the request for repayment to which is attached a copy of account statements in respect of the account in which such Notes were held demonstrating that such Notes were held for the requisite period, (ii) clause (ii)(B) of the first sentence of this paragraph, a government certified copy of the deceased’s death certificate, and (iii) clause (ii)(C) of the first sentence of this paragraph, a court certified copy of letters testamentary, letters of administration or analogous letters issued by the applicable court.

The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased owner’s spouse, will be deemed the death of the Beneficial Owner of that Note, and the entire principal amount of the Note so held shall be subject to repayment by the Trust upon request.  However, the death of a person holding a beneficial interest in a Note as tenant in common with a person other than such deceased owner’s spouse will be deemed the death of a Beneficial Owner only with respect to such deceased person’s ownership interest in the Note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the Beneficial Owner of such Note for purposes of the Survivor’s Option, regardless of whether that Beneficial Owner was the registered holder of the Note, if such beneficial ownership interest can be established to the satisfaction of the Indenture Trustee.  A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife.  In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the Note during his or her lifetime.

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PROTECTIVE LIFE SECURED TRUSTS
[INTERNOTES®] [SECURED MEDIUM-TERM NOTES]

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR’S OPTION

☐                                    By checking this box, the undersigned represents that: (1) he/she is the authorized representative of the deceased Beneficial Owner identified below; (2) (a) the deceased was the Beneficial Owner of the principal amount of Notes listed below at the date of his or her death and the interest in such Notes was owned by the deceased or his or her estate for a period beginning at least six months immediately prior to this request for repayment, (b) the death of the Beneficial Owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased Beneficial Owner; and (3) subject to the aggregate limitations on the amount of Notes that may be tendered in any calendar year, he/she hereby elects to tender the principal amount of Notes set forth below for repayment by the Trust for a price equal to 100% (or such lesser amount as may be accepted for repayment) of the principal amount of the beneficial interest of the deceased Beneficial Owner plus accrued interest to the date of repayment.

The deceased Beneficial Owner held the principal amount of Notes to be tendered as (check one):

☐                                    a sole Beneficial Owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

☐                                    a tenant in common with another (other than a spouse).  If applicable please provide the amount of interest held by the deceased Beneficial Owner. $

Full name of deceased Beneficial Owner (please attach death certificate):

If applicable, full name of the nominee of the deceased Beneficial Owner (please attach a certificate attesting to the deceased’s ownership of the beneficial interest in the notes):

Principal amount of Notes being tendered for repayment (amount must be no less than the authorized denomination specified on the face of the Note):

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The Bank of New York, as Indenture Trustee on behalf of the Trust, has the right to reject tenders of Notes if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

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THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND NOTES SUBJECT TO THIS NOTICE OF ELECTION MAY NOT BE TRANSFERRED PRIOR TO THE DATE OF REPAYMENT

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased Beneficial Owner.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title).

Signature(s) of Authorized Representative(s):

Dated:               , 20

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Must be signed by authorized representative of: (1) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm:

Authorized Signature:

Name:

(Please Print)

Title:

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Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated:                 , 20

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[Annex A

Terms of Inflation Protected Note

Insert terms of Inflation Protected Note if the Note is designated an Inflation Protected Note on the face hereof.]

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EXHIBIT A-2
TO STANDARD INDENTURE TERMS

FORM OF INSTITUTIONAL GLOBAL NOTE

CUSIP NO.

PROTECTIVE LIFE SECURED TRUST [     ]-[   ]
SECURED MEDIUM-TERM NOTE

REGISTERED FACE AMOUNT:
No.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Principal Amount: $

(or principal amount of foreign or composite currency)

Original Issue Date:

Price to Public:

Stated Maturity Date:

Settlement Date and Time:

Securities Exchange Listing:  ☐ Yes  ☐ No.  If yes, indicate name(s) of Securities Exchange(s)

                                                                           .

Depositary:

Authorized Denominations:

Collateral held in the Trust:  Protective Life Insurance Company Funding Agreement No. •, all proceeds, rights and books and records related thereto.

Additional Amounts to be Paid: ☐  Yes   ☐  No.

Interest Rate or Formula:

Fixed Rate Note: ☐  Yes   ☐  No.  If yes,

Interest Rate:

Interest Payment Frequency:

☐ Monthly            ☐ Quarterly

☐ Semi-annually  ☐ Annually

Additional/Other Terms:

Amortizing Note: ☐ Yes ☐ No.  If yes,

Amortization schedule or formula:

Additional/Other Terms:

Discount Note: ☐ Yes ☐ No.  If yes,

Registered Face Amount:

Total Amount of Discount:

Yield to Maturity:

Additional/Other Terms:

Redemption Provisions: ☐ Yes  ☐ No.  If yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:

Repayment Provisions: ☐ Yes  ☐ No.  If yes,

Optional Repayment Date(s):

Additional/Other Terms:

Floating Rate Note: ☐ Yes ☐ No.  If yes,

Interest Rate:

Interest Rate Basis(es) (or Base Rate):

CD Rate ☐

Commercial Paper Rate ☐

Federal Funds Rate ☐

LIBOR ☐

☐ LIBOR Reuters Page:

☐ LIBOR Telerate Page:

Designated LIBOR Currency:

Treasury Rate (other than Constant Maturity Treasury Rate) ☐

Constant Maturity Treasury Rate ☐

Designated CMT Telerate Page:

If Telerate Page 7052:

☐ Weekly Average

☐ Monthly Average

Designated CMT Maturity Index:

Prime Rate ☐

Other ☐

Other Base Rate:

Inflation Protected Note ☐ (See Annex A for terms)

Inverse Floating Rate Note ☐

Fixed Interest Rate:

Floating Rate/Fixed Rate ☐

Fixed Interest Rate:

Fixed Rate Commencement Date:

Index Maturity:

Spread and/or Spread Multiplier, if any:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Reset Dates:

Rate Determination Date(s):

Interest Payment Frequency:

☐ Monthly              ☐ Quarterly

☐ Semi-Annually   ☐ Annually

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Additional/Other Terms:

Regular Record Date(s):

Sinking Fund:

Day Count Convention:

☐ 30 over 360             ☐ Actual over Actual

☐ Actual over 360       ☐ Other (See attached)

Specified Currency:

Exchange Rate Agent:

Calculation Agent:

Additional/Other Terms:

The Protective Life Secured Trust designated above (the “Trust”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount on the Stated Maturity Date and, if so specified above, to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest as specified above.  Unless otherwise specified above, payments of principal, premium, if any, and interest hereon will be made in U.S. Dollars, as defined in the Indenture, dated as of the Original Issue Date specified in the Pricing Supplement (the “Indenture”), between The Bank of New York (the “Indenture Trustee”) and the Trust.  If the Specified Currency set forth above is a currency other than U.S. Dollars, the Holder shall receive such payments in such Foreign Currency (as hereinafter defined).  The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(b) on the reverse hereof) and (2) in all other cases, the Registered Face Amount hereof.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture or on the face hereof.

This Note will mature on the Stated Maturity Date, unless its principal (or, any installment of its principal) becomes due and payable prior to the Stated Maturity Date whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the direction of the Trust, notice of the Holder’s option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal amount of this Note becomes due and payable, as the case may be, are referred to as the “Maturity Date”) with respect to principal of this Note repayable on such date).

A “Discount Note” is any Note that has an Issue Price that is less than 100% of the Registered Face Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

Except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified above, commencing with the first (1st) Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day (or, if this Note is a LIBOR Note (as defined in Section 3(d)(v)(D) on the reverse hereof), a day that is also not a London Business Day (as hereinafter defined)) shall be made on the next succeeding Business Day (or, if this Note is a LIBOR Note, on the next succeeding Business Day that is also a London Business Day) with the same force and effect as if made on such Interest Payment Date or such Maturity Date, as the case may be, except that with respect to Interest Payment Dates, other than the Maturity Date, if this Note is a LIBOR Note and such next succeeding Business Day that is also a London Business Day falls in the next calendar month, such payment shall be made on the Business Day that is also a London Business Day immediately preceding the Interest Payment Date; provided that, in connection with Floating Rate Notes, and except in the case of an Interest Payment Date that falls on a Maturity Date, interest will continue to accrue to but excluding the date the interest is paid.  The term “London Business Day” means a day other than a Saturday or Sunday on which dealings

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in deposits in U.S. Dollars are transacted, or with respect to any future date are expected to be transacted in the London interbank market.  Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Payments of interest hereon (other than on the Maturity Date) will be made in accordance with existing arrangements between the Indenture Trustee and the Depositary.  Any principal, premium and/or interest payable hereon on the Maturity Date will be paid by wire transfer in immediately available funds to an account specified by the Depositary (which account, unless otherwise provided above, will be at a bank located outside the United States if payable in a Foreign Currency) upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee, provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust.  Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder thereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

THE PROTECTIVE LIFE SECURED TRUST SPECIFIED ON THE FACE OF THIS NOTE

Dated: Original Issue Date	By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee.

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Protective Life Secured Trust specified on the face of this Note referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
As Indenture Trustee

Dated: Original Issue Date

By:
Authorized Signatory

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[REVERSE OF NOTE]

Section 1.   General.  This Note is one of a duly authorized issue of Notes of the Protective Life Secured Trust designated on the face hereof (the “Trust”).  The Series of Notes are issued pursuant to the Indenture.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture.

Section 2.   Currency.

(a)           Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars.  If specified as the Specified Currency on the face hereof this Series of Notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a currency other than U.S. Dollars (a “Foreign Currency”).  If this Note is denominated in a Foreign Currency, the Holder of this Note is required to pay for this Note in the Specified Currency indicated on the face hereof.

(b)           Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Trust for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Trust’s control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Trust will be entitled to make payments with respect hereto in U.S. Dollars until such Foreign Currency is again available or so used.  The amount so payable on any date in such Foreign Currency shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Foreign Currency on the second (2nd) Business Day prior to such payment date, or on such other basis as may be specified on the face hereof.  In the event such Market Exchange Rate is not then available, the Trust will be entitled to make payments in U.S. Dollars (1) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (2) if such Foreign Currency is a composite currency, including, without limitation, euros, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second (2nd) Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified on the face hereof).  Any payment in respect hereof made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

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(c)           If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion.  If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency.  If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

(d)           In the event of an official redenomination of the Specified Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Trust to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.  In no event shall any adjustment be made to any amount payable hereunder as a result of (1) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (2) any change in the value of the specified currency relative to any other currency due solely to fluctuations in exchange rates.

(e)           All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Trust or the Administrator) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

(f)            All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

Section 3.   Determination of Interest Rate and Certain Other Terms.

(a)           Fixed Rate Notes.

(i)                            If this Note is specified on the face hereof as a “Fixed Rate Note,” for the period from the Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, the interest rate hereon shall be at the rate per annum stated on the face hereof until, but excluding the date on which the Principal Amount is paid or made available for payment.  Unless otherwise specified on the face hereof, the rate of interest payable on this Note will not be adjusted.

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(ii)                           Unless otherwise specified on the face hereof, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

(b)           Discount Notes.

(i)            If this Note is specified on the face hereof as a “Discount Note,” this Note shall bear interest at the rate set forth on the face hereof in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof.

(ii)           In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note on the Maturity Date will be equal to the sum of (1) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the Maturity Date (the “Amortized Face Amount”).  For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of this Note occurs for Discount Notes, the Discount will be accrued using a Constant Yield Method.  The Constant Yield Method will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the Stated Maturity Date of such Discount Notes will not be accelerated.  If the period from the Original Issue Date to the first (1st) Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

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(c)           Amortizing Notes.

(i)            If this Note is specified on the face hereof as an “Amortizing Note,” this Note shall bear interest at the rate set forth on the face hereof, in the same manner as set forth in Section 3(a) above and payments of principal, premium (if any) and interest shall be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto.

(ii)           If it is specified on the face hereof that this Note is an Amortizing Note, the Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table, or in accordance with the formula, appearing in Schedule I, attached to this Note.  If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount.  The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

(d)           Floating Rate Notes.

(i)            If this Note is specified on the face hereof as a “Floating Rate Note,” interest on this Note shall accrue and be payable in accordance with this Section 3(d).  A Floating Rate Note may be a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, LIBOR Note, Treasury Rate Note, Constant Maturity Treasury Rate Note, a Prime Rate Note, an Inverse Floating Rate Note or a Floating Rate/Fixed Rate Note.  For the period from the Original Issue Date to, but not including, the first (1st) Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof.  Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date; provided, however, that the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding such Maturity Date.

(A)          Unless specified otherwise on the face hereof, Interest Reset Dates are as follows:  (1) in the case of Notes that reset daily, each Business Day, (2) in the case of Notes that reset weekly, other than Treasury Rate Notes, the Wednesday of each week, (3) in the case of Treasury Rate Notes that reset weekly and except as provided below under “Treasury Rate Notes,” the Tuesday of each week, (4) in the case of Notes that reset monthly, the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (5) in the case of Notes that reset quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (6) in the case of Notes that reset semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued and (7)

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in the case of Notes that reset annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.

(B)           If any Interest Reset Date would otherwise be a day that is not a Business Day (or, if this Note is a LIBOR Note, a day or Business Day that is not a London Business Day), such Interest Reset Date shall be postponed to the next day that is also a Business Day (or, if this Note is a LIBOR Note, to the next Business Day that is a London Business Day); provided, however, that if this Note is a LIBOR Note and such Business Day that is also a London Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Business Day that is also a London Business Day immediately preceding such Reset Date.  If this Note is a Treasury Rate Note (as defined below) and an auction date for direct obligations of United States securities shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first (1st) Business Day immediately following such auction date.

(C)           If this Note has more than one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by an Accrued Interest Factor.  The Accrued Interest Factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period for which accrued interest is being calculated.  The Interest Reset Period is the period from each Interest Reset Date to, but not including, the following Interest Reset Date.  Unless otherwise specified on the face hereof, the Interest Factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the Interest Factor for each such day will be computed by dividing the interest rate by the actual number of days in the year.  The Interest Rate Basis shall be set forth on the face hereof and shall be the Interest Rate Basis, as adjusted in accordance with any Spread or Spread Multiplier and subject to any Maximum Interest Rate or Minimum Interest Rate specified on the face hereof.  Notwithstanding Section 3(d)(i)(E) below, the Interest Factor will be expressed as a decimal calculated to seven decimal places without rounding.  For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date.  Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Rate Determination Date and calculated on the applicable Calculation Date.  Unless otherwise specified on the face hereof, the interest rate in effect for each day to and excluding the next Interest Reset Date will be the interest rate that was in effect on the preceding Interest Reset Date.  “Calculation Date” means the date by which the Calculation Agent specified on the face hereof, is to calculate

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the interest rate which will be the earlier of (1) the fifth (5th) Business Day after the related Rate Determination Date, or if any such day is not a Business Day, the next Business Day and (2) the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

(D)          If this Note has one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by the interest rate in effect during the period for which accrued interest is being calculated.  That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

(E)           Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the interest rate on this Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.  All currency amounts used in, or resulting from, the calculation on a Floating Rate Note will be rounded to the nearest one-hundredth of a unit.  For purposes of such rounding, .005 of a unit will be rounded upward.

(ii)           Unless otherwise specified on the face hereof and except as provided below, interest will be payable as follows: (1) if the Reset Date for a Note is daily, weekly or monthly, interest will be payable on the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (2) if the Reset Date for a Note is quarterly, interest will be payable on the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (3) if the Reset Date for a Note is semiannually, interest will be payable on the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued, (4) if the Reset Date for a Note is annually, interest will be payable on the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  In each of these cases, interest will also be payable on the Maturity Date.

(iii)          If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or Minimum Interest Rate.  If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Maximum Interest Rate.  If a Minimum Interest Rate is so designated, the interest rate for a

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Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Minimum Interest Rate.  Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

(iv)          All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder of this Note and neither the Trust, the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of this Note in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent.  Upon request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note.  The Calculation Agent will notify the Indenture Trustee, Paying Agent, Registrar, the Trust and if this Note is listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, Initial Interest Period, Interest Reset Period, and interest amount payable applicable to this Note promptly after such determination is made.  If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint the Paying Agent or another leading commercial bank to act as such in its place.

(v)           Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first (1st) Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof, the base rate, multiplied by the Spread Multiplier, if any, specified on the face hereof and/or plus or minus the Spread, if any, specified on the face hereof.

(A)          CD Rate Notes.  If the Interest Rate Basis is the CD Rate, this Note shall be deemed to be a “CD Rate Note.” A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the CD Rate for each CD Rate Determination Date by the Calculation Date pertaining to such CD Rate Determination Date.  The CD Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “CD Rate” means the rate for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, the CD

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Rate for the Interest Reset Period will be the rate on such date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update under the heading “CDs (Secondary Market).”  If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on such date, of three (3) leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the CD Rate for the applicable Interest Reset Period will be the CD Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the CD Rate shall be the Initial Interest Rate.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published weekly by the Board of Governors of the Federal Reserve System; and “H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

(B)           Commercial Paper Rate Notes.  If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed to be a “Commercial Paper Rate Note.” A Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Commercial Paper Rate for each Commercial Paper Rate Determination Date by the Calculation Date pertaining to such Commercial Paper Rate Determination Date.  The Commercial Paper Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Commercial Paper Rate” means the Money Market Yield (calculated as described below) on the Calculation Date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate is published in H.15(519) under the heading “Commercial Paper — Nonfinancial.”  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the rate on such date for commercial paper having the applicable Index Maturity as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper —

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Nonfinancial.”  If such rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on such date, of three (3) leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Trust for commercial paper having the applicable Index Maturity placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate for the Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Commercial Paper Rate will be the Initial Interest Rate.  “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =          D X 360           x          100
                                         360 - (D X M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable Index Maturity.

(C)           Federal Funds Rate Notes.  If the Interest Rate Basis is the Federal Funds Rate, this Note shall be deemed to be a “Federal Funds Rate Note.” A Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Federal Funds Rate for each Federal Funds Rate Determination Date by the Calculation Date pertaining to such Federal Funds Rate Determination Date.  The Federal Funds Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Federal Funds Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page (“Telerate Page 120”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Rate Determination Date, the Federal Funds Rate for the Interest Reset Period will be the rate on such Calculation Date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Federal Funds (Effective).”  If such rate is not yet published in either H.15(519), H.15

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Daily Update or another recognized electronic source used for the purpose of displaying this rate by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds Rate for such Interest Reset Period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust.  If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds Rate for the Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Federal Funds Rate will be the Initial Interest Rate.

If this Note is a Federal Funds Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

(D)          LIBOR Notes.  If the Interest Rate Basis is LIBOR, this Note shall be deemed to be a “LIBOR Note.” A LIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine LIBOR for each LIBOR Determination Date by the Calculation Date pertaining to such LIBOR Determination Date.  The LIBOR Determination Date is the second (2nd) London Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)           Unless otherwise indicated on the face hereof, on a LIBOR Determination Date, the Calculation Agent will determine LIBOR for each Interest Reset Period as follows:

The Calculation Agent will determine the offered rates for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, which appears on the “designated LIBOR page” as of 11:00 a.m., London time, on that LIBOR Determination Date.  If “LIBOR Telerate” is designated on the face hereof, “designated LIBOR page” means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If “LIBOR Reuters” is designated on the face hereof, “designated LIBOR page” means the arithmetic mean determined by the Calculation Agent of the two (2) or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such

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single rate shall be used) on the display on the Reuters Monitor Money Rates Service Page “LIBOR,” or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If neither “LIBOR Telerate” nor “LIBOR Reuters” is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

(2)           If LIBOR cannot be determined on a LIBOR Determination Date as described above, then the Calculation Agent will determine LIBOR as follows:

The Calculation Agent will select four (4) major banks in the London interbank market after consultation with the Trust.  The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR Determination Date.  These quotations will be for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If two (2) or more quotations are provided, LIBOR for the Interest Reset Period will be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust and then determine LIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR Determination Date.  The rates quoted will be for loans in U.S. Dollars, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If fewer than three (3) New York City banks selected by the Calculation Agent are quoting rates, LIBOR for the Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, LIBOR will be the Initial Interest Rate.

(E)           Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed to be a “Treasury Rate Note.” A Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread

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or Spread Multiplier, if any.  The Calculation Agent will determine the Treasury Rate for each Treasury Rate Determination Date by the Calculation Date pertaining to such Treasury Rate Determination Date.  Unless “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise set forth on the face hereof, the Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for the Interest Reset Period of U.S. treasury securities having the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading “Investment Rate” or, if not so published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Treasury Rate Determination Date, then the Treasury Rate for the Interest Reset Period will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be the rate having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. Government Securities—Treasury bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Treasury Rate Determination Date of treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “U.S. Government Securities—Treasury Bills (Secondary Market).”  If none of the above rates is published by 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three (3) leading primary United States government securities dealers selected by the Calculation Agent for the issue of treasury securities with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned above, then the Treasury Rate for the Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest

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Reset Period.  If there was no such Interest Reset Period, the Treasury Rate will be the Initial Interest Rate.

(2)           The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which treasury securities would normally be auctioned.  Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week.  If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

(F)           Constant Maturity Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Constant Maturity Treasury Rate, this Note shall be deemed to be a “Constant Maturity Treasury Rate Note.”  A Constant Maturity Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Constant Maturity Treasury Rate and the Spread or Spread Multiplier, if any.  If “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise specified on the face hereof, “Constant Maturity Treasury Rate” for each Interest Reset Period will be the rate displayed on the Designated Constant Maturity Treasury Page (as defined below) under the caption “Treasury Constant Maturities” under the column for the Designated CMT Maturity Index for either (1) that Constant Maturity Treasury Rate Determination Date (as hereinafter defined), if the Designated Constant Maturity Treasury Page is 7051 (or any other page that may replace this page on that service); or (2) the week, or the month, as set forth on the face hereof, ended immediately preceding the week in which the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date occurs, if the Designated Constant Maturity Treasury Page is 7052 (or any other page that may replace this page on that service).

If the Treasury Rate is no longer displayed on the Designated Constant Maturity Treasury Page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate will be the Treasury Constant

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Maturity rate for the Designated CMT Maturity Index (as hereinafter defined) as published in H.15(519) for the Constant Maturity Treasury Rate Determination Date.  If the Constant Maturity Treasury Rate is no longer published, or if not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate Determination Date with respect to the Interest Reset Date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury Page and published in the relevant H.15(519).  If the information in the immediately preceding sentence is not available by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Calculation Agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date reported, according to their written records, by three (3) leading primary United States government securities dealers (each, a “CMT Reference Dealer”) in the City of New York selected by the Calculation Agent.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.  If the Calculation Agent cannot obtain three (3) Treasury Note quotations as described above, the Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date of three (3) CMT Reference Dealers in the City of New York.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the

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event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.  If two (2) of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.  If fewer than five but more than two (2) CMT Reference Dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated; provided, however, that if fewer than three (3) CMT Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate for the Interest Reset Period will be the same as the Constant Maturity Treasury Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Constant Maturity Treasury Rate will be the Initial Interest Rate.

(2)           For purposes of Constant Maturity Treasury Rate Notes, the “Constant Maturity Treasury Rate Determination Date” will be the tenth (10th) Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.  “Designated Constant Maturity Treasury Page” means the display on Moneyline Telerate, Inc. on the page designated on the face hereof, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).  If that page is not specified on the face hereof, the Designated Constant Maturity Treasury Page shall be 7052, for the most recent week.  “Designated CMT Maturity Index” means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) designated on the face hereof with respect to which the Constant Maturity Treasury Rate will be calculated.  If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

(G)           Prime Rate Notes.  If the Interest Rate Basis is the Prime Rate, this Note shall be deemed to be a “Prime Rate Note.”  A Prime Rate Note will bear interest for each Interest Reset Period calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof.  The Calculation Agent will determine the Prime Rate for each Interest Reset Period on each Prime Rate Determination Date by the Calculation Date pertaining to such Prime Rate Determination Date.  The Prime Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Prime Rate” means the rate on the

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Calculation Date made available and subsequently published on the Calculation Date in H.15(519) under the heading “Bank Prime Loan” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan,” or if neither such rate is published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Prime Rate Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (hereinafter defined) as each such bank’s prime rate or base lending rate as in effect for the Prime Rate Determination Date.  If fewer than four (4) such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust.  The Prime Rate will be the arithmetic mean of the prime rates quoted by those three (3) banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date; provided, however, that if fewer than three (3) banks in New York City are quoting as mentioned in this sentence, the Prime Rate for the Interest Reset Period will be the same as the Prime Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Prime Rate will be the Initial Interest Rate.  “Reuters Screen USPRIME1 Page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

(H)          Inflation Protected Notes.  If this Note is designated as an Inflation Protected Note on the face hereof, certain terms of this Note, including the means by which the interest rate will be calculated, will be set forth in Annex A hereto.

(I)          Inverse Floating Rate Notes.  If this Note is designated as an Inverse Floating Rate Note on the face hereof, the Inverse Floating Rate shall be equal to (1) in the case of the period, if any, commencing on the Original Issue Date (or such other date which may be specified on the face hereof as the date on which this Note shall begin to accrue interest), up to the first (1st) Interest Reset Date, a fixed rate of interest established by the Trust as specified on the face hereof, and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest as specified on the face hereof minus the interest rate determined based on the Interest Rate Basis as adjusted by the Spread or Spread Multiplier, if any; provided, however, that (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding the Maturity Date.

(J)            Floating Rate/Fixed Rate Notes.  If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, commencing on the Fixed Rate

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Commencement Date specified on the face hereof, in which event the interest rate on this Note will be determined as provided herein as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period.

Section 4.   Optional Redemption.  If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture.  If a Redemption Right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Initial Redemption Date set forth on the face hereof or on any other Interest Payment Date thereafter on which the Funding Agreement is to be redeemed in whole or in part by Protective Life Insurance Company (“Protective Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, in increments of the authorized denomination specified on the face hereof at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the applicable Redemption Date.  “Redemption Price” shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed.  The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Protective Life, by (B) the outstanding principal amount of the Funding Agreement.  The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the Principal Amount thereof to be redeemed.  Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed redemption date.  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.  If less than all of the Notes are redeemed, the Depositary will select by lot the amount of the interest of each direct participant in the Trust to be redeemed.  Unless otherwise specified herein, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date.

Section 5.   Sinking Funds and Amortizing Notes.  Unless this Note is specified as an Amortizing Note on the face hereof, this Note will not be subject to any sinking fund.

Section 6.   Optional Repayment.  If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date.  If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”).  On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of the authorized denomination specified on the face hereof at the option of the Holder hereof at a repayment price equal to 100% of the Principal Amount to be repaid, together with interest thereon payable to the date of repayment.  For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture Trustee, with the form entitled “Option to Elect Repayment,” below, duly completed by the Indenture Trustee.  Exercise of such repayment option by the Holder hereof shall be irrevocable.

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Section 7.   Modification and Waivers.  The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to execute supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected thereby, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Note affected thereby.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

Section 8.   Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, such Note on the respective Stated Maturity Date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 9.   Events of Default.  If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture.  In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(b) hereof.

Section 10.   Withholding; Additional Amounts; Tax Event.  All amounts due on this Note will be made net of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law.  Unless otherwise specified on the face hereof, the Trust will not pay any Additional Amounts to the Holders of this Series of Notes in respect of any such withholding or deduction and any such withholding or deduction will not give rise to an Event of Default or any independent right or obligation to redeem the Notes of the Series.  If set forth on the face hereof, in the event the Trust is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that the Trust will be required to pay additional amounts in respect of such withholding or deduction, Protective Life will have the right to redeem the Funding Agreement and, if Protective Life redeems the Funding Agreement, the Trust will redeem this Note at the Redemption Price set forth on the face hereof with no less than thirty (30) days and no more than seventy-five (75) days notice.

If (1) a Tax Event (defined below) as to the relevant Funding Agreement(s) occurs and (2) Protective Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date.  “Tax Event” means that Protective Life shall have received an opinion of

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independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable Funding Agreement is entered into, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.  “Tax Event Redemption Price” means an amount equal to the unpaid principal amount of this Note to be redeemed.  The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Protective Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

Section 11.   Listing.  Unless otherwise specified on the face hereof, this Series of Notes will not be listed on any securities exchange.

Section 12.    No Recourse Against Certain Persons.  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

Section 13.   Miscellaneous.

(a)           This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

(b)           Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided (subject to Section 2.09 of the Indenture) and for all other purposes, whether or not this Note be overdue, and none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

(c)           The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture.  The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to

A-2-24

rules and procedures established by DTC and its participants.  The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, as the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices and voting.  Transfer of principal, premium (if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any) and interest to beneficial holders of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial holders.  So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by DTC pursuant to rules and procedures established by DTC and its participants.  Neither the Trust nor the Indenture Trustee will be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

(d)           This Note or portion hereof may not be exchanged for Definitive Notes of this Series of Notes, except in the limited circumstances provided for in the Indenture.  The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture.  No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 14.   GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other
Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                       Attorney to transfer said Note in the Register, with full power of substitution in the premises.

Dated:

(Signature Guaranteed)

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than sixty (60) nor less than thirty (30) days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of the authorized denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $             or an integral multiple of the authorized denomination in excess of $            ) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

DATE:

Registered Face Amount to be repaid, if amount to be repaid is less than the Registered Face Amount of this Note (Registered Face Amount remaining must be an authorized denomination)	Fill in for registration of Notes if to be issued otherwise than to the registered Holder:
Name:
$	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

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SCHEDULE I TO FORM OF INSTITUTIONAL GLOBAL NOTE

Amortization Table or Formula

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[Annex A

Terms of Inflation Protected Note

Insert terms of Inflation Protected Note if the Note is designated an Inflation Protected Note on the face hereof.]

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EXHIBIT A-3

TO STANDARD INDENTURE TERMS

FORM OF DEFINITIVE NOTE

CUSIP NO.

PROTECTIVE LIFE SECURED TRUST [     ]-[   ]
SECURED MEDIUM-TERM NOTE

REGISTERED FACE AMOUNT:
No.

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE HOLDER (AS DEFINED IN THE INDENTURE) THEREOF.  THIS NOTE IS NOT EXCHANGEABLE FOR A GLOBAL NOTE (AS DEFINED IN THE INDENTURE).

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE HOLDER TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF HAS AN INTEREST HEREIN.

Principal Amount: $

(or principal amount of foreign or composite currency)

Original Issue Date:

Price to Public:

Stated Maturity Date:

Settlement Date and Time:

Securities Exchange Listing:  ☐ Yes  ☐ No.  If yes, indicate name(s) of Securities Exchange(s)

                                                               .

Authorized Denominations

Collateral held in the Trust:  Protective Life Insurance Company Funding Agreement No. •, all proceeds, rights and books and records related thereto.

Additional Amounts to be Paid: ☐  Yes   ☐  No.

Interest Rate or Formula:

Fixed Rate Note: ☐  Yes   ☐  No.  If yes,

Interest Rate:

Interest Payment Frequency:

☐ Monthly            ☐ Quarterly

☐ Semi-annually  ☐ Annually

Additional/Other Terms:

Amortizing Note: ☐ Yes ☐ No.  If yes,

Amortization schedule or formula:

Additional/Other Terms:

Discount Note: ☐ Yes ☐ No.  If yes,

Registered Face Amount:

Total Amount of Discount:

Yield to Maturity:

Additional/Other Terms:

Redemption Provisions: ☐ Yes  ☐ No.  If yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:

Repayment Provisions: ☐ Yes  ☐ No.  If yes,

Optional Repayment Date(s):

Additional/Other Terms:

Survivor’s Option:  ☐ Yes  ☐ No.  (If yes, the attached Survivor’s Option is incorporated into this Note).

Trust Put Limitation:

Floating Rate Note: ☐ Yes ☐ No.  If yes,

Interest Rate:

Interest Rate Basis(es) (or Base Rate):

CD Rate ☐

Commercial Paper Rate ☐

Federal Funds Rate ☐

LIBOR ☐

☐ LIBOR Reuters Page:

☐ LIBOR Telerate Page:

Designated LIBOR Currency:

Treasury Rate (other than Constant Maturity Treasury Rate) ☐

Constant Maturity Treasury Rate ☐

Designated CMT Telerate Page:

If Telerate Page 7052:

☐ Weekly Average

☐ Monthly Average

Designated CMT Maturity Index:

Prime Rate ☐

Other ☐

Other Base Rate:

Inflation Protected Note ☐ (See Annex A for terms)

Inverse Floating Rate Note ☐

Fixed Interest Rate:

Floating Rate/Fixed Rate ☐

Fixed Interest Rate:

Fixed Rate Commencement Date:

Index Maturity:

Spread and/or Spread Multiplier, if any:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Reset Dates:

Rate Determination Date(s):

Interest Payment Frequency:

☐ Monthly              ☐ Quarterly

☐ Semi-Annually   ☐ Annually

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Additional/Other Terms:

Regular Record Date(s):

Sinking Fund:

Day Count Convention:

☐ 30 over 360              ☐ Actual over Actual

☐ Actual over 360       ☐ Other (See attached)

Specified Currency:

Exchange Rate Agent:

Calculation Agent:

Additional/Other Terms:

The Protective Life Secured Trust designated above (the “Trust”), for value received, hereby promises to pay to the Holder hereof, or its registered assigns, the Principal Amount on the Stated Maturity Date and, if so specified above, to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest as specified above.  Unless otherwise specified above, payments of principal, premium, if any, and interest hereon will be made in U.S. Dollars, as defined in the Indenture, dated as of the Original Issue Date specified in the Pricing Supplement (the “Indenture”), between The Bank of New York (the “Indenture Trustee”) and the Trust.  If the Specified Currency set forth above is a currency other than U.S. Dollars, the Holder shall receive such payments in such Foreign Currency (as hereinafter defined).  The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(b) on the reverse hereof) and (2) in all other cases, the Registered Face Amount hereof.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture or on the face hereof.

This Note will mature on the Stated Maturity Date, unless its principal (or, any installment of its principal) becomes due and payable prior to the Stated Maturity Date whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the direction of the Trust, notice of the Holder’s option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal amount of this Note becomes due and payable, as the case may be, are referred to as the “Maturity Date” with respect to principal of this Note repayable on such date).

A “Discount Note” is any Note that has an Issue Price that is less than 100% of the Registered Face Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

Except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified above, commencing with the first (1st) Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day (or, if this Note is a LIBOR Note (as defined in Section 3(d)(v)(D) on the reverse hereof), a day that is also not a London Business Day (as hereinafter defined)) shall be made on the next succeeding Business Day (or, if this Note is a LIBOR Note, on the next succeeding Business Day that is also a London Business Day) with the same force and effect as if made on such Interest Payment Date or such Maturity Date, as the case may be, except that with respect to Interest Payment Dates, other than the Maturity Date, if this Note is a LIBOR Note and such next succeeding Business Day that is also a London Business Day falls in the next calendar month, such payment shall be made on the Business Day that is also a London Business Day immediately preceding the Interest Payment Date; provided that, in connection with Floating Rate Notes, and except in the case of an Interest Payment Date that falls on a Maturity Date, interest will continue to accrue to but excluding the date the interest is paid.  The term “London Business Day” means a day other than a Saturday or Sunday on which dealings

A-3-3

in deposits in U.S. Dollars are transacted, or with respect to any future date are expected to be transacted in the London interbank market.  Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Payments of interest hereon (other than on the Maturity Date) will be made by wire transfer of by check mailed to the registered Holder of this Note.  A Holder of $10,000,000, or its equivalent in a Specified Currency other than U.S. Dollars, or more in aggregate principal amount of Definitive Notes will be entitled to receive payments by wire transfer in immediately available funds, provided that the Indenture Trustee has received from the Holder written, appropriate wire transfer instructions not later than five (5) Business Days prior to the applicable Interest Payment Date. Unless otherwise specified on the face hereof, any principal, premium and/or interest payable hereon on the Maturity Date will be paid in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee, provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or the Paying Agent) to make such payments in such funds in accordance with its normal procedures.

Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust.  Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder thereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

THE PROTECTIVE LIFE SECURED TRUST SPECIFIED ON THE FACE OF THIS NOTE

Dated: Original Issue Date	By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee.

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Protective Life Secured Trust specified on the face of this Note referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
As Indenture Trustee

Dated: Original Issue Date

By:
Authorized Signatory

A-3-5

[REVERSE OF NOTE]

Section 1.   General.  This Note is one of a duly authorized issue of Notes of the Protective Life Secured Trust designated on the face hereof (the “Trust”).  The Series of Notes are issued pursuant to the Indenture.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture.

Section 2.   Currency.

(a)           Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars.  If specified as the Specified Currency on the face hereof this Series of Notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a currency other than U.S. Dollars (a “Foreign Currency”).  If this Note is denominated in a Foreign Currency, the Holder of this Note is required to pay for this Note in the Specified Currency indicated on the face hereof.

(b)           Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Trust for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Trust’s control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Trust will be entitled to make payments with respect hereto in U.S. Dollars until such Foreign Currency is again available or so used.  The amount so payable on any date in such Foreign Currency shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Foreign Currency on the second (2nd) Business Day prior to such payment date, or on such other basis as may be specified on the face hereof.  In the event such Market Exchange Rate is not then available, the Trust will be entitled to make payments in U.S. Dollars (1) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (2) if such Foreign Currency is a composite currency, including, without limitation, euros, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second (2nd) Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified on the face hereof).  Any payment in respect hereof made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

A-3-6

(c)           If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion.  If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency.  If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

(d)           In the event of an official redenomination of the Specified Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Trust to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.  In no event shall any adjustment be made to any amount payable hereunder as a result of (1) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (2) any change in the value of the specified currency relative to any other currency due solely to fluctuations in exchange rates.

(e)           All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Trust or the Administrator) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

(f)            All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

Section 3.   Determination of Interest Rate and Certain Other Terms.

(a)           Fixed Rate Notes.

(i)                            If this Note is specified on the face hereof as a “Fixed Rate Note,” for the period from the Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, the interest rate hereon shall be at the rate per annum stated on the face hereof until, but excluding the date on which the Principal Amount is paid or made available for payment.  Unless otherwise specified on the face hereof, the rate of interest payable on this Note will not be adjusted.

A-3-7

(ii)                           Unless otherwise specified on the face hereof, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

(b)           Discount Notes.

(i)            If this Note is specified on the face hereof as a “Discount Note,” this Note shall bear interest at the rate set forth on the face hereof in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof.

(ii)           In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note on the Maturity Date will be equal to the sum of (1) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the Maturity Date (the “Amortized Face Amount”).  For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of this Note occurs for Discount Notes, the Discount will be accrued using a Constant Yield Method.  The Constant Yield Method will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the Stated Maturity Date of such Discount Notes will not be accelerated.  If the period from the Original Issue Date to the first (1st) Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

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(c)           Amortizing Notes.

(i)            If this Note is specified on the face hereof as an “Amortizing Note,” this Note shall bear interest at the rate set forth on the face hereof, in the same manner as set forth in Section 3(a) above and payments of principal, premium (if any) and interest shall be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto.

(ii)           If it is specified on the face hereof that this Note is an Amortizing Note, the Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table, or in accordance with the formula, appearing in Schedule I, attached to this Note.  If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount.  The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

(d)           Floating Rate Notes.

(i)            If this Note is specified on the face hereof as a “Floating Rate Note,” interest on this Note shall accrue and be payable in accordance with this Section 3(d).  A Floating Rate Note may be a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, LIBOR Note, Treasury Rate Note, Constant Maturity Treasury Rate Note, a Prime Rate Note, an Inverse Floating Rate Note or a Floating Rate/Fixed Rate Note.  For the period from the Original Issue Date to, but not including, the first (1st) Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof.  Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date; provided, however, that the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding such Maturity Date.

(A)          Unless specified otherwise on the face hereof, Interest Reset Dates are as follows:  (1) in the case of Notes that reset daily, each Business Day, (2) in the case of Notes that reset weekly, other than Treasury Rate Notes, the Wednesday of each week, (3) in the case of Treasury Rate Notes that reset weekly and except as provided below under “Treasury Rate Notes,” the Tuesday of each week, (4) in the case of Notes that reset monthly, the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (5) in the case of Notes that reset quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (6) in the case of Notes that reset semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued and (7)

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in the case of Notes that reset annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.

(B)           If any Interest Reset Date would otherwise be a day that is not a Business Day (or, if this Note is a LIBOR Note, a day or Business Day that is not a London Business Day), such Interest Reset Date shall be postponed to the next day that is also a Business Day (or, if this Note is a LIBOR Note, to the next Business Day that is a London Business Day); provided, however, that if this Note is a LIBOR Note and such Business Day that is also a London Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Business Day that is also a London Business Day immediately preceding such Reset Date.  If this Note is a Treasury Rate Note (as defined below) and an auction date for direct obligations of United States securities shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first (1st) Business Day immediately following such auction date.

(C)           If this Note has more than one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by an Accrued Interest Factor.  The Accrued Interest Factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period for which accrued interest is being calculated.  The Interest Reset Period is the period from each Interest Reset Date to, but not including, the following Interest Reset Date.  Unless otherwise specified on the face hereof, the Interest Factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the Interest Factor for each such day will be computed by dividing the interest rate by the actual number of days in the year.  The Interest Rate Basis shall be set forth on the face hereof and shall be the Interest Rate Basis, as adjusted in accordance with any Spread or Spread Multiplier and subject to any Maximum Interest Rate or Minimum Interest Rate specified on the face hereof.  Notwithstanding Section 3(d)(i)(E) below, the Interest Factor will be expressed as a decimal calculated to seven decimal places without rounding.  For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date.  Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Rate Determination Date and calculated on the applicable Calculation Date.  Unless otherwise specified on the face hereof, the interest rate in effect for each day to and excluding the next Interest Reset Date will be the interest rate that was in effect on the preceding Interest Reset Date.  “Calculation Date” means the date by which the Calculation Agent specified on the face hereof, is to calculate

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the interest rate which will be the earlier of (1) the fifth (5th) Business Day after the related Rate Determination Date, or if any such day is not a Business Day, the next Business Day and (2) the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

(D)          If this Note has one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by the interest rate in effect during the period for which accrued interest is being calculated.  That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

(E)           Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the interest rate on this Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.  All currency amounts used in, or resulting from, the calculation on a Floating Rate Note will be rounded to the nearest one-hundredth of a unit.  For purposes of such rounding, .005 of a unit will be rounded upward.

(ii)           Unless otherwise specified on the face hereof and except as provided below, interest will be payable as follows: (1) if the Reset Date for a Note is daily, weekly or monthly, interest will be payable on the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (2) if the Reset Date for a Note is quarterly, interest will be payable on the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (3) if the Reset Date for a Note is semiannually, interest will be payable on the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued, (4) if the Reset Date for a Note is annually, interest will be payable on the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  In each of these cases, interest will also be payable on the Maturity Date.

(iii)          If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or Minimum Interest Rate.  If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Maximum Interest Rate.  If a Minimum Interest Rate is so designated, the interest rate for a

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Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Minimum Interest Rate.  Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

(iv)          All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder of this Note and neither the Trust, the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of this Note in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent.  Upon request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note.  The Calculation Agent will notify the Indenture Trustee, Paying Agent, Registrar, the Trust and if this Note is listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, Initial Interest Period, Interest Reset Period, and interest amount payable applicable to this Note promptly after such determination is made.  If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint the Paying Agent or another leading commercial bank to act as such in its place.

(v)           Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first (1st) Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof, the base rate, multiplied by the Spread Multiplier, if any, specified on the face hereof and/or plus or minus the Spread, if any, specified on the face hereof.

(A)          CD Rate Notes.  If the Interest Rate Basis is the CD Rate, this Note shall be deemed to be a “CD Rate Note.” A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the CD Rate for each CD Rate Determination Date by the Calculation Date pertaining to such CD Rate Determination Date.  The CD Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “CD Rate” means the rate for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, the CD

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Rate for the Interest Reset Period will be the rate on such date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update under the heading “CDs (Secondary Market).”  If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on such date, of three (3) leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the CD Rate for the applicable Interest Reset Period will be the CD Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the CD Rate shall be the Initial Interest Rate.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published weekly by the Board of Governors of the Federal Reserve System; and “H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

(B)           Commercial Paper Rate Notes.  If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed to be a “Commercial Paper Rate Note.” A Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Commercial Paper Rate for each Commercial Paper Rate Determination Date by the Calculation Date pertaining to such Commercial Paper Rate Determination Date.  The Commercial Paper Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Commercial Paper Rate” means the Money Market Yield (calculated as described below) on the Calculation Date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate is published in H.15(519) under the heading “Commercial Paper — Nonfinancial.”  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the rate on such date for commercial paper having the applicable Index Maturity as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper —

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Nonfinancial.”  If such rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on such date, of three (3) leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Trust for commercial paper having the applicable Index Maturity placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate for the Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Commercial Paper Rate will be the Initial Interest Rate.  “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =         D X 360           x          100
                                         360 - (D X M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable Index Maturity.

(C)           Federal Funds Rate Notes.  If the Interest Rate Basis is the Federal Funds Rate, this Note shall be deemed to be a “Federal Funds Rate Note.” A Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Federal Funds Rate for each Federal Funds Rate Determination Date by the Calculation Date pertaining to such Federal Funds Rate Determination Date.  The Federal Funds Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Federal Funds Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page (“Telerate Page 120”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Rate Determination Date, the Federal Funds Rate for the Interest Reset Period will be the rate on such Calculation Date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Federal Funds (Effective).”  If such rate is not yet published in either H.15(519), H.15

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Daily Update or another recognized electronic source used for the purpose of displaying this rate by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds Rate for such Interest Reset Period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust.  If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds Rate for the Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Federal Funds Rate will be the Initial Interest Rate.

If this Note is a Federal Funds Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

(D)          LIBOR Notes.  If the Interest Rate Basis is LIBOR, this Note shall be deemed to be a “LIBOR Note.” A LIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine LIBOR for each LIBOR Determination Date by the Calculation Date pertaining to such LIBOR Determination Date.  The LIBOR Determination Date is the second (2nd) London Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)           Unless otherwise indicated on the face hereof, on a LIBOR Determination Date, the Calculation Agent will determine LIBOR for each Interest Reset Period as follows:

The Calculation Agent will determine the offered rates for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, which appears on the “designated LIBOR page” as of 11:00 a.m., London time, on that LIBOR Determination Date.  If “LIBOR Telerate” is designated on the face hereof, “designated LIBOR page” means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If “LIBOR Reuters” is designated on the face hereof, “designated LIBOR page” means the arithmetic mean determined by the Calculation Agent of the two (2) or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such

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single rate shall be used) on the display on the Reuters Monitor Money Rates Service Page “LIBOR,” or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If neither “LIBOR Telerate” nor “LIBOR Reuters” is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

(2)           If LIBOR cannot be determined on a LIBOR Determination Date as described above, then the Calculation Agent will determine LIBOR as follows:

The Calculation Agent will select four (4) major banks in the London interbank market after consultation with the Trust.  The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR Determination Date.  These quotations will be for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If two (2) or more quotations are provided, LIBOR for the Interest Reset Period will be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust and then determine LIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR Determination Date.  The rates quoted will be for loans in U.S. Dollars, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If fewer than three (3) New York City banks selected by the Calculation Agent are quoting rates, LIBOR for the Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, LIBOR will be the Initial Interest Rate.

(E)           Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed to be a “Treasury Rate Note.” A Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread

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or Spread Multiplier, if any.  The Calculation Agent will determine the Treasury Rate for each Treasury Rate Determination Date by the Calculation Date pertaining to such Treasury Rate Determination Date.  Unless “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise set forth on the face hereof, the Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for the Interest Reset Period of U.S. treasury securities having the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading “Investment Rate” or, if not so published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Treasury Rate Determination Date, then the Treasury Rate for the Interest Reset Period will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be the rate having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. Government Securities—Treasury bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Treasury Rate Determination Date of treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “U.S. Government Securities—Treasury Bills (Secondary Market).”  If none of the above rates is published by 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three (3) leading primary United States government securities dealers selected by the Calculation Agent for the issue of treasury securities with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned above, then the Treasury Rate for the Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest

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Reset Period.  If there was no such Interest Reset Period, the Treasury Rate will be the Initial Interest Rate.

(2)           The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which treasury securities would normally be auctioned.  Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week.  If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

(F)           Constant Maturity Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Constant Maturity Treasury Rate, this Note shall be deemed to be a “Constant Maturity Treasury Rate Note.”  A Constant Maturity Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Constant Maturity Treasury Rate and the Spread or Spread Multiplier, if any.  If “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise specified on the face hereof, “Constant Maturity Treasury Rate” for each Interest Reset Period will be the rate displayed on the Designated Constant Maturity Treasury Page (as defined below) under the caption “Treasury Constant Maturities” under the column for the Designated CMT Maturity Index for either (1) that Constant Maturity Treasury Rate Determination Date (as hereinafter defined), if the Designated Constant Maturity Treasury Page is 7051 (or any other page that may replace this page on that service); or (2) the week, or the month, as set forth on the face hereof, ended immediately preceding the week in which the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date occurs, if the Designated Constant Maturity Treasury Page is 7052 (or any other page that may replace this page on that service).

If the Treasury Rate is no longer displayed on the Designated Constant Maturity Treasury Page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate will be the Treasury Constant

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Maturity rate for the Designated CMT Maturity Index (as hereinafter defined) as published in H.15(519) for the Constant Maturity Treasury Rate Determination Date.  If the Constant Maturity Treasury Rate is no longer published, or if not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate Determination Date with respect to the Interest Reset Date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury Page and published in the relevant H.15(519).  If the information in the immediately preceding sentence is not available by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Calculation Agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date reported, according to their written records, by three (3) leading primary United States government securities dealers (each, a “CMT Reference Dealer”) in the City of New York selected by the Calculation Agent.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.  If the Calculation Agent cannot obtain three (3) Treasury Note quotations as described above, the Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date of three (3) CMT Reference Dealers in the City of New York.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the

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event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.  If two (2) of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.  If fewer than five but more than two (2) CMT Reference Dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated; provided, however, that if fewer than three (3) CMT Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate for the Interest Reset Period will be the same as the Constant Maturity Treasury Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Constant Maturity Treasury Rate will be the Initial Interest Rate.

(2)           For purposes of Constant Maturity Treasury Rate Notes, the “Constant Maturity Treasury Rate Determination Date” will be the tenth (10th) Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.  “Designated Constant Maturity Treasury Page” means the display on Moneyline Telerate, Inc. on the page designated on the face hereof, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).  If that page is not specified on the face hereof, the Designated Constant Maturity Treasury Page shall be 7052, for the most recent week.  “Designated CMT Maturity Index” means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) designated on the face hereof with respect to which the Constant Maturity Treasury Rate will be calculated.  If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

(G)           Prime Rate Notes.  If the Interest Rate Basis is the Prime Rate, this Note shall be deemed to be a “Prime Rate Note.”  A Prime Rate Note will bear interest for each Interest Reset Period calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof.  The Calculation Agent will determine the Prime Rate for each Interest Reset Period on each Prime Rate Determination Date by the Calculation Date pertaining to such Prime Rate Determination Date.  The Prime Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Prime Rate” means the rate on the

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Calculation Date made available and subsequently published on the Calculation Date in H.15(519) under the heading “Bank Prime Loan” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan,” or if neither such rate is published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Prime Rate Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (hereinafter defined) as each such bank’s prime rate or base lending rate as in effect for the Prime Rate Determination Date.  If fewer than four (4) such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust.  The Prime Rate will be the arithmetic mean of the prime rates quoted by those three (3) banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date; provided, however, that if fewer than three (3) banks in New York City are quoting as mentioned in this sentence, the Prime Rate for the Interest Reset Period will be the same as the Prime Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Prime Rate will be the Initial Interest Rate.  “Reuters Screen USPRIME1 Page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

(H)          Inflation Protected Notes.  If this Note is designated as an Inflation Protected Note on the face hereof, certain terms of this Note, including the means by which the interest rate will be calculated, will be set forth in Annex A hereto.

(I)          Inverse Floating Rate Notes.  If this Note is designated as an Inverse Floating Rate Note on the face hereof, the Inverse Floating Rate shall be equal to (1) in the case of the period, if any, commencing on the Original Issue Date (or such other date which may be specified on the face hereof as the date on which this Note shall begin to accrue interest), up to the first (1st) Interest Reset Date, a fixed rate of interest established by the Trust as specified on the face hereof, and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest as specified on the face hereof minus the interest rate determined based on the Interest Rate Basis as adjusted by the Spread or Spread Multiplier, if any; provided, however, that (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding the Maturity Date.

(J)            Floating Rate/Fixed Rate Notes.  If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, commencing on the Fixed Rate

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Commencement Date specified on the face hereof, in which event the interest rate on this Note will be determined as provided herein as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period.

Section 4.   Optional Redemption.  If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture.  If a Redemption Right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Initial Redemption Date set forth on the face hereof or on any other Interest Payment Date thereafter on which the Funding Agreement is to be redeemed in whole or in part by Protective Life Insurance Company (“Protective Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable,  in increments of the authorized denomination specified on the face hereof at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the applicable Redemption Date.  “Redemption Price” shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed.  The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Protective Life, by (B) the outstanding principal amount of the Funding Agreement.  The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the Principal Amount thereof to be redeemed.  Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed redemption date.  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.  If less than all of the Notes are redeemed, the Indenture Trustee will select by lot or in its discretion, on a pro rata basis, the amount of the interest of each direct participant in the Trust to be redeemed.  Unless otherwise specified herein, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date.

Section 5.   Sinking Funds and Amortizing Notes.  Unless this Note is specified as an Amortizing Note on the face hereof, this Note will not be subject to any sinking fund.

Section 6.   Optional Repayment.  If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date.  If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”).  On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of the authorized denomination specified on the face hereof at the option of the Holder hereof at a repayment price equal to 100% of the Principal Amount to be repaid, together with interest thereon payable to the date of repayment.  For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture Trustee, with the form entitled “Option to Elect Repayment,” below, duly completed by the Indenture Trustee.  Exercise of such repayment option by the Holder hereof shall be irrevocable.

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Section 7.   Modification and Waivers.  The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to execute supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected thereby, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Note affected thereby.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

Section 8.   Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, such Note on the respective Stated Maturity Date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 9.   Events of Default.  If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture.  In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(b) hereof.

Section 10.   Withholding; Additional Amounts; Tax Event.  All amounts due on this Note will be made net of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law.  Unless otherwise specified on the face hereof, the Trust will not pay any Additional Amounts to the Holders of this Series of Notes in respect of any such withholding or deduction and any such withholding or deduction will not give rise to an Event of Default or any independent right or obligation to redeem the Notes of the Series.  If set forth on the face hereof, in the event the Trust is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that the Trust will be required to pay additional amounts in respect of such withholding or deduction, Protective Life will have the right to redeem the Funding Agreement and, if Protective Life redeems the Funding Agreement, the Trust will redeem this Note at the Redemption Price set forth on the face hereof with no less than thirty (30) days and no more than seventy-five (75) days notice.

If (1) a Tax Event (defined below) as to the relevant Funding Agreement(s) occurs and (2) Protective Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date.  “Tax Event” means that Protective Life shall have received an opinion of

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independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable Funding Agreement is entered into, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.  “Tax Event Redemption Price” means an amount equal to the unpaid principal amount of this Note to be redeemed.  The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Protective Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

Section 11.   Listing.  Unless otherwise specified on the face hereof, this Series of Notes will not be listed on any securities exchange.

Section 12.    No Recourse Against Certain Persons.  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

Section 13.   Miscellaneous.

(a)           This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

(b)           Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided (subject to Section 2.09 of the Indenture) and for all other purposes, whether or not this Note be overdue, and none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

(c)           The Notes are being issued by means of a physical distribution of notes to be made as provided in the Indenture.  The Register maintained by the Registrar will evidence ownership of the Notes, with transfers of ownership effected on the Register and through the Transfer Agent.  Transfer of principal, premium (if any) and interest to

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the Holder will be the responsibility of the Paying Agent.  The selection of any Notes to be redeemed or repaid will be determined by the Indenture Trustee pursuant to the Indenture.

(d)           This Note or portion hereof may not be exchanged for Global Notes of this Series of Notes.  No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 14.   GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other
Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                             Attorney to transfer said Note in the Register, with full power of substitution in the premises.

Dated:

(Signature Guaranteed)

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than sixty (60) nor less than thirty (30) days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of the authorized denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $              or an integral multiple of the authorized denomination in excess of $             ) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

DATE:

Registered Face Amount to be repaid, if amount to be repaid is less than the Registered Face Amount of this Note (Registered Face Amount remaining must be an authorized denomination)	Fill in for registration of Notes if to be issued otherwise than to the registered Holder:
Name:
$	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

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SURVIVOR’S OPTION RIDER

Unless the Notes have been declared due and payable prior to their maturity by reason of any Event of Default under the Indenture, or have been previously redeemed or otherwise repaid, the authorized Representative (as defined below) of a deceased Beneficial Owner (as defined below) of that Note shall have the option to elect repayment of such Notes following the death of the Beneficial Owner (a “Survivor’s Option”).  The Survivor’s Option may not be exercised unless the Notes to be repaid were held by the Beneficial Owner or the estate of that Beneficial Owner for a period beginning at least 6 months immediately prior to such election.  “Beneficial Owner” as used in this Survivor’s Option Rider means, with respect to a Note, the person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that Note, as well as the right to receive payments on that Note.

Upon (i) the valid exercise of the Survivor’s Option and the proper tender of the Notes for repayment by or on behalf of the person that has authority to act on behalf of the deceased Beneficial Owner of such Notes under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased Beneficial Owner or the surviving joint owner of the deceased Beneficial Owner) (the “Representative”) and (ii) the tender and acceptance of that portion of the Funding Agreement equal to the amount of the portion of the Note to be redeemed, the Trust shall repay the Notes (or portion thereof)  at a price equal to 100% of the principal amount of the deceased Beneficial Owner’s beneficial interest in such Note plus accrued and unpaid interest to the date of such repayment.  However, the Trust shall not be obligated to repay:

•                                          beneficial ownership interests in Notes exceeding the greater of $2,000,000 or 2% (or such other amounts, as specified in the Pricing Supplement) in aggregate principal amount for all notes then outstanding and issued to retail investors under the Program as of the end of the most recent calendar year (the “Annual Put Limitation”);

•                                          on behalf of an individual deceased Beneficial Owner, any beneficial ownership interest in all notes issued to retail investors under the Program that exceeds $250,000 (or such other amounts, as specified in the Pricing Supplement) in any calendar year (the “Individual Put Limitation”); or

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•                                          beneficial ownership interests in Notes of the Trust exceeding the amount specified on the face hereof for the Trust Put Limitation, if any (the “Trust Put Limitation”).

The Trust shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than the authorized denomination specified on the face hereof, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the Principal Amount of such Note remaining Outstanding after repayment must be at least the authorized denomination of the Notes).

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn.

Each Note (or portion thereof) that is elected for exercise of the Survivor’s Option will be accepted in the order that elections are received by the Indenture Trustee, except for any Notes (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, (ii) the Individual Put Limitation, if applied, or (iii) the Trust Put Limitation.  Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance.  If, as of the end of any calendar year, the aggregate principal amount of all notes (or portions thereof) issued under the Program that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded the Annual Put Limitation or the Individual Put Limitation, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year, because such acceptance would have contravened any such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such notes (or portions thereof) were originally tendered.  In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Indenture Trustee shall deliver a notice by first-class mail to the Depositary that states the reason such Note (or portion thereof) has not been accepted for payment.

In order to obtain repayment through exercise of the Survivor’s Option with respect to any Note (or portion thereof), the Representative must provide the following items to the broker or other entity through which the beneficial interest in the Notes is held by the deceased Beneficial Owner: (i) a written instruction to such broker or other entity to notify the Depositary of the Representative’s desire to obtain repayment through the exercise of the Survivor’s Option; (ii) appropriate evidence satisfactory to the Indenture Trustee that (A) the deceased was the Beneficial Owner of such Notes at the time of death and the interest in such Notes was owned by the deceased Beneficial Owner or his or her estate for a period beginning at least six months immediately prior to the request for repayment, (B) the death of such Beneficial Owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased

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Beneficial Owner; (iii) if the interest in such Notes is held by a nominee of the deceased Beneficial Owner, a certificate satisfactory to the Indenture Trustee from such nominee attesting to the deceased’s beneficial ownership of such Notes; (iv) a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.  or a commercial bank or trust company having an office or correspondent in the United States; (v) if applicable, a properly executed assignment or endorsement; (vi) tax waivers and such other instruments or documents that the Indenture Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment; and (vii) any additional information the Indenture Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Notes.  Such broker or other entity shall then deliver each of these items to the direct participant of the Depositary, such direct participant being the entity that holds the beneficial interest in the Notes on behalf of the deceased Beneficial Owner, together with evidence satisfactory to the Indenture Trustee from the broker or other entity stating that it represents the deceased Beneficial Owner.  Such direct participant shall then deliver such items to the Indenture Trustee.  Such direct participant shall be responsible for disbursing any payments it receives from the Depositary pursuant to exercise of the Survivor’s Option to the appropriate Representative.  All questions, other than with respect to the right to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year or as to the Notes or as to the eligibility or validity of any exercise of the Survivor’s Option, will be determined by the Indenture Trustee, in its sole discretion, which determination shall be final and binding on all parties.  The Indenture Trustee shall be entitled to rely and shall be fully protected in relying without further inquiry on, in the case of documentation believed by it in good faith to be genuine and to have been signed or presented by the proper Person and that is required to be provided pursuant to (i) clause (ii)(A) of the first sentence of this paragraph, a certificate of the Representative to the effect the deceased was the Beneficial Owner of such Notes at the time of death and the interest in such Notes was owned by the deceased Beneficial Owner or his or her estate for a period beginning at least six months immediately prior to the request for repayment to which is attached a copy of account statements in respect of the account in which such Notes were held demonstrating that such Notes were held for the requisite period, (ii) clause (ii)(B) of the first sentence of this paragraph, a government certified copy of the deceased’s death certificate, and (iii) clause (ii)(C) of the first sentence of this paragraph, a court certified copy of letters testamentary, letters of administration or analogous letters issued by the applicable court.

The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased owner’s spouse, will be deemed the death of the Beneficial Owner of that Note, and the entire principal amount of the Note so held shall be subject to repayment by the Trust

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upon request.  However, the death of a person holding a beneficial interest in a Note as tenant in common with a person other than such deceased owner’s spouse will be deemed the death of a Beneficial Owner only with respect to such deceased person’s ownership interest in the Note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the Beneficial Owner of such Note for purposes of the Survivor’s Option, regardless of whether that Beneficial Owner was the registered holder of the Note, if such beneficial ownership interest can be established to the satisfaction of the Indenture Trustee.  A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife.  In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the Note during his or her lifetime.

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PROTECTIVE LIFE SECURED TRUSTS
[INTERNOTES®][SECURED MEDIUM-TERM NOTES]

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR’S OPTION

☐                                    By checking this box, the undersigned represents that: (1) he/she is the authorized representative of the deceased Beneficial Owner identified below; (2) (a) the deceased was the Beneficial Owner of the principal amount of Notes listed below at the date of his or her death and the interest in such Notes was owned by the deceased or his or her estate for a period beginning at least six months immediately prior to this request for repayment, (b) the death of the Beneficial Owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased Beneficial Owner; and (3) subject to the aggregate limitations on the amount of Notes that may be tendered in any calendar year, he/she hereby elects to tender the principal amount of Notes set forth below for repayment by the Trust for a price equal to 100% (or such lesser amount as may be accepted for repayment) of the principal amount of the beneficial interest of the deceased Beneficial Owner plus accrued interest to the date of repayment.

The deceased Beneficial Owner held the principal amount of Notes to be tendered as (check one):

☐                                    a sole Beneficial Owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

☐                                    a tenant in common with another (other than a spouse).  If applicable please provide the amount of interest held by the deceased Beneficial Owner. $

Full name of deceased Beneficial Owner (please attach death certificate):

If applicable, full name of the nominee of the deceased Beneficial Owner (please attach a certificate attesting to the deceased’s ownership of the beneficial interest in the notes):

Principal amount of Notes being tendered for repayment (amount must be no less than the authorized denomination specified on the face of the Note):

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The Bank of New York, as Indenture Trustee on behalf of the Trust, has the right to reject tenders of Notes if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

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THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND NOTES SUBJECT TO THIS NOTICE OF ELECTION MAY NOT BE TRANSFERRED PRIOR TO THE DATE OF REPAYMENT

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased Beneficial Owner.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title).

Signature(s) of Authorized Representative(s):

Dated: , 20

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Must be signed by authorized representative of: (1) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm:

Authorized Signature:

Name:

(Please Print)

Title:

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Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated: , 20

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SCHEDULE I TO FORM OF DEFINITIVE NOTE

Amortization Table or Formula

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[Annex A

Terms of Inflation Protected Note

                Insert terms of Inflation Protected Note if the Note is designated an Inflation Protected Note on the face hereof.]

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